As filed with the Securities and Exchange Commission on March 23, 2023

Registration No. 333-265178

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

AMENDMENT NO. 10

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

ParaZero Technologies Ltd.
(Exact name of registrant as specified in its charter)

________________________

State of Israel	3728	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
30 Dov Hoz Kiryat Ono, 5555626, Israel Tel: +972-3-688-5252 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: 302.738.6680 (Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:
David Huberman, Esq. Greenberg Traurig, P.A One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: +972 (0) 3.636.6000	Shy Baranov, Adv. Gornitzky & Co. Vitania Tel Aviv Tower 20 HaHarash Street Tel Aviv, 6761310 Israel Tel: +972 (3) 710.9191	Anthony W. Basch, Esq. Alexander W. Powell, Esq. Chenxi Lu, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary St. Richmond, Virginia 23219 Telephone: 804.771.5700

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus. A prospectus to be used for the initial public offering of up to 1,950,000 ordinary shares, or Ordinary Shares of the registrant (the “Public Offering Prospectus”) through the underwriters named in the Underwriting section of the Public Offering Prospectus.

•        Resale Prospectus. A prospectus to be used for the potential resale by the Selling Shareholders of up to 4,102,418 Ordinary Shares of the registrant held by them and/or issuable to them, collectively, that are not being sold pursuant to the Public Offering Prospectus (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different front covers;

•        all references in the Public Offering Prospectus to “this offering” will be changed to “the IPO,” defined as the underwritten initial public offering of our Ordinary Shares, in the Resale Prospectus;

•        all references in the Public Offering Prospectus to “underwriters” will be changed to “underwriters of the IPO” in the Resale Prospectus;

•        they contain different “Use of Proceeds” sections;

•        the section “Principal Shareholders” from the Public Offering Prospectus is deleted from the Resale Prospectus and the section “Selling Shareholders” is inserted in its place;

•        they contain different “Summary — The Offering” sections;

•        the section “Shares Eligible For Future Sale — Selling Shareholders Resale Prospectus” from the Public Offering Prospectus is deleted from the Resale Prospectus;

•        the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” section is inserted in its place;

•        the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriters; and

•        they contain different back covers.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders of the balance of their Ordinary Shares that are not being sold pursuant to the Public Offering Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 23, 2023

1,950,000 Ordinary Shares

ParaZero Technologies Ltd.

ParaZero Technologies Ltd., or ParaZero is offering 1,950,000 ordinary share, par value NIS 0.02 per share, or each, an Ordinary Share. This is our initial public offering and no public market currently exists for our Ordinary Shares. We anticipate that the initial public offering price per Ordinary Share will be between $4.00 and $6.00 per Ordinary Share.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “PRZO”. It is a condition to the closing of this offering that our Ordinary Shares shall have been approved for listing on the Nasdaq Capital Market.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer,” as defined under the U.S. federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

In addition, we have registered an aggregate of 4,001,423 Ordinary Shares for resale by certain shareholders, or the Selling Shareholders, assuming conversion of the SAFEs (as defined below) held by them and based on an assumed public offering price of $5.00 per Ordinary Share, the midpoint of the price range of the Ordinary Shares, by means of a separate prospectus. The Selling Shareholders are not subject to any lock-up or leakage agreements and have the right to sell the shares being registered hereby at any time. We will pay the expenses associated with the sale of the Ordinary Shares by the Selling Shareholders pursuant to this prospectus. Our registration of the Ordinary Shares by the Selling Shareholders covered by this prospectus does not mean that the Selling Shareholders will issue, offer or sell, as applicable, any of the Ordinary Shares. The Selling Shareholders may offer and sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution” in the Resale Prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission (or the SEC), nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Shares		Total
Public offering price	$		$
Underwriting discounts(1)	$		$
Proceeds to us (before expenses)(2)	$		$
Proceeds to the Selling Shareholders		$—		$—

____________

(1)      See the section titled “Underwriting” beginning on page 110 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.

(2)      The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the underwriter as described below; or (ii) Underwriter’s Warrants.

(3)      The Selling Shareholders may offer and sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution” in the Resale Prospectus.

We have granted the underwriter an option to purchase from us, at the public offering price, less the underwriting discounts, up to an additional 292,500 Ordinary Shares within 45 days from the date of this prospectus solely to cover over-allotments, if any. If the underwriter exercises the option in full, the total underwriting discounts payable will be $            and the total proceeds to us, before expenses, will be $            .

We will also issue to the underwriter, or its permitted designees, warrants to purchase up to 97,500 Ordinary Shares, representing 5.0% of the Ordinary Shares sold in this offering, or the Underwriter’s Warrants.

The underwriter expects to deliver the securities on or about            , 2023.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus is             , 2023.

i

About This Prospectus

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. Neither we, the Selling Shareholders nor the underwriter has authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we, the Selling Shareholders nor the underwriter take responsibility for, or provide any assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. Neither we, the Selling Shareholders nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date of the front cover of the prospectus, regardless of the time of delivery of this prospectus or any sale of Ordinary Shares. Our business, financial condition, operating results and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

Through and including            , 2023 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we, the Selling Shareholders nor the underwriter has taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States of America. All references to “shares” in this prospectus refer to Ordinary Shares of ParaZero Technologies Ltd., par value NIS 0.02 per share.

On May 23, 2022, we issued 4,178,206 bonus shares to the holders of our Ordinary Shares on a basis of 2.5 bonus shares for each Ordinary Share outstanding (equivalent to a 3.5-for-1 forward share split).

On June 26, 2022, our shareholders approved a 1-for-2 reverse stock split, or Reverse Stock Split, of our Ordinary Shares, pursuant to which holders of our Ordinary Shares received one Ordinary Share, par value NIS 0.02, for every two Ordinary Shares, par value NIS 0.01, held before the Reverse Split.

On October 2, 2022, we issued 672,691 bonus shares, or, collectively with the bonus shares we issued on May 23, 2022, Bonus Shares, to the holders of our Ordinary Shares on a basis of 0.23 bonus shares for each Ordinary Share outstanding (equivalent to a 1.23-for-1 forward share split).

Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein reflect the issuance of the foregoing Bonus Shares and the Reverse Stock Split.

TRADEMARKS

“ParaZero,” “SafeAir,” “SmartAir,” “SmartAir Pro” and “TerminateAir” are trademarks of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “company,” “ParaZero,” “we,” “us,” “our” and other similar designations refer to ParaZero Technologies Ltd.

Our Company

We are an aerospace company that is focused on drone safety systems and engaged in the business of designing, developing, and providing what we believe are best-in-class autonomous parachute safety systems for commercial drones, also known as unmanned aerial systems or UAS. Our company was founded by a group of aviation professionals, together with veteran drone operators, to address the drone industry’s safety challenges. Our goal is to enable the drone industry to realize its greatest potential through increasing safety and mitigating operational risk.

Drones are either navigated manually with a remote control or operated autonomously by software. Drones have long seen widespread use in the military for surveillance and long-range attack purposes and have also been used for weather monitoring and search and rescue operations. As developments in the mobile industry have enabled manufacturers to decrease the size, weight, and cost of batteries and cameras, the drone industry has expanded beyond its largely military-based origins and scale for commercial and civil government use cases. Increased automation of drones and a global concern for sustainability have also driven demand. Drones have become an integral workflow tool among a myriad of global industries and have a wide array of commercial applications, such as photography, agriculture, package delivery, first response/public safety, surveying, construction site monitoring, and infrastructure inspection. Drones are easy enough even for private individuals to maintain and operate and do not require expensive infrastructure, allowing for recreational use. As demand and use cases for commercial drones have increased, so too have concerns over drone safety, and we believe our safety solutions place us in a strong position to take advantage of the developing market and regulatory frameworks, which are increasingly recognizing parachute recovery systems as effective forms of risk mitigation for expanded operational approvals.

Our unique, patented technology enables parachute deployment on drones in a fraction of a second using an autonomous computer paired with a ballistic parachute launcher. We believe that we have created a new benchmark in drone safety with low altitude parachute deployment capabilities and high levels of reliability. Globally, our solutions have proven critical to enabling commercial drone operations over populated areas and beyond-visual-line-of-sight, or BVLOS, which require prior approval from aviation regulators, including the U.S., Canada, Israel, Brazil, Singapore, Australia, Ireland and the U.K., among other countries. These authorizations facilitate new business opportunities and applications for expanded drone operations worldwide, thus enhancing the value proposition of our solutions for our customers.

Our Solutions

Our unique, patented technology for drones, the SafeAir system, is designed to protect hardware, people, and payload in the event of an in-flight failure. The SafeAir system is a smart parachute system that monitors UAS flight in real time, identifies critical failures and autonomously triggers a parachute in the event of an emergency. The system contains a flight termination system, a black box to enable post-deployment analysis, and a warning buzzer to alert people of a falling drone. In addition to being fully autonomous, the SafeAir system includes a separate remote control for manual parachute deployment capability.

We have a global distribution footprint and have forged partnerships all around the world, including India, South Korea, the United States, Latin America and Europe. We sell our drone safety systems as off-the-shelf solutions, as well as perform integrations with original equipment manufacturers, or OEMs, offering customized, bespoke safety solutions for a large variety of aerial platforms, including multi-rotor, fixed wing, vertical take-off and landing, or VTOL, heavy lift, and urban air mobility. Our technology has been sold to and used by some of the world’s top companies and organizations, including drone companies such as LIFT Aircraft, Airobotics, SpeedBird Aero and Doosan Corporation and other leading and known brands and entities such as CNN, the New York Times, Hensel Phelps, Verizon Media (Skyward), Fox Television Station, the Chicago Police Department and Fortis Construction.

Our SafeAir Solutions Portfolio includes the following:

•        SafeAir Phantom: Autonomous parachute system designed for the DJI Phantom 4 series, ASTM F3322-18 certified;

•        SafeAir Mavic: Autonomous parachute system designed for the DJI Mavic 2 series, ASTM F3322-18 certified;

•        SafeAir M-200 Pro: Autonomous parachute system designed for the DJI Matrice 200 series, ASTM F3322-18 certified;

•        SafeAir M-300 Pro: Autonomous parachute system designed for the DJI Matrice 300 series, ASTM F3322-18 certified;

•        SafeAir M-600 Pro: Autonomous parachute system designed for the DJI Matrice 600 series;

•        SafeAir V1EX: Autonomous parachute system designed for the Airobotics V1EX drone-in-a-box platform, ASTM F3322-18 certified;

•        SafeAir 350: Parachute system for up to 770 pounds, installed primarily on manned platforms; and

•        Custom Integrations: Generic parachute system for up to 440 pounds, installed on various OEM platforms.

Our Strategy

We are implementing a multi-tiered business model to increase flexibility in the market and to encourage broad adoption of our products. We sell ready-to-use systems directly to OEMs, which usually are characterized by long sales cycles and in the commercial drone market are also original design manufacturers, or ODMs. Our direct interaction with OEMs enables us to work with them from the design stage, providing for seamless integration of our solutions into their products. We also market our solutions directly to clients via direct sales, resellers and an online store.

Summary Risk Factors

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

Risks Related to Our Financial Condition and Capital Requirements

•        We are a development-stage company and have a limited operating history on which to assess the prospects for our business, have incurred significant losses since the date of our inception, and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our products.

•        We have not generated any significant revenue from the sale of our current products and may never be profitable.

•        We expect that we will need to raise substantial additional capital before we can expect to become profitable from sales of our products. This additional capital may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

•        Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Risks Related to Our Business and Industry

•        The Company expects to incur substantial research and development costs and devote significant resources to identifying and commercializing new products and services, which could significantly reduce its profitability and may never result in revenue to the Company.

•        The Company’s adoption of new business models could fail to produce any financial returns.

•        The Company will be affected by operational risks and may not be adequately insured for certain risks.

•        The Company operates in evolving markets, which makes it difficult to evaluate the Company’s business and future prospects.

•        The Company operates in a competitive market.

•        The markets in which the Company competes are characterized by rapid technological change, which requires the Company to develop new products and product enhancements, and could render the Company’s existing products obsolete.

•        Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

•        Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy concerns, may prevent us from expanding the sales of our drone solutions to commercial and industrial customers in the United States.

•        We are subject to governmental regulation and other legal obligations in jurisdictions outside of the U.S., and our actual or perceived failure to comply with such obligations could adversely affect our business and operating results.

•        Failure to make competitive technological advances will put us in disadvantage and may lead to negative operational and financial outcome.

•        If we fail to offer high-quality products or customer service, our business and reputation could suffer.

•        Our products have lengthy sales cycles that make it difficult to plan our expenses and forecast results.

•        The Company’s commercial opportunity could be reduced if our competitors develop and commercialize products or services that offer better performance or are more cost-effective to use than our products or services.

•        The Company may be subject to the risks associated with future acquisitions.

•        The Company’s inability to retain management and key employees could impair the future success of the Company.

•        The Company may not be able to successfully manage its planned growth and expansion.

•        The Company faces uncertainty and adverse changes in the economy.

•        The Company’s operating results and financial condition may fluctuate.

•        Our business, operations and financial performance have been and may continue to be impacted by the COVID-19 pandemic.

•        If critical components or raw materials used to manufacture the Company’s products become scarce or unavailable, then the Company may incur delays in manufacturing and delivery of its products, which could damage its business.

•        The Company’s products may be subject to recall or return.

•        If the Company releases defective products or services, its operating results could suffer.

•        The Company’s products and services are complex and could have unknown defects or errors, which may give rise to legal claims against the Company, diminish its brand or divert its resources from other purposes.

•        Shortfalls in available external research and development funding could adversely affect the Company.

•        Negative consumer perception regarding the Company’s products could have a material adverse effect on the demand for the Company’s products and the business, results of operations, financial condition and cash flows of the Company.

•        If the Company fails to successfully promote its product brand, this could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

•        The Company may be subject to electronic communication security risks.

•        The Company’s business could be adversely affected if its consumer protection and data privacy practices are not perceived as adequate or there are breaches of its security measures or unintended disclosures of its consumer data.

•        Significant disruptions of our information technology systems or breaches of our data security could adversely affect the Company’s business.

•        The Company relies on its business partners, and they may be given access to sensitive and proprietary information in order to provide services and support to the Company’s teams.

•        Our planned international operations will expose us to additional market and operational risks, and failure to manage these risks may adversely affect our business and operating results.

Risks Related to Our Intellectual Property

•        If we are unable to obtain and maintain effective intellectual property rights for our products, we may not be able to compete effectively in our markets.

•        Intellectual property rights of third parties could adversely affect our ability to commercialize our products, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

•        Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents.

•        We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful.

•        We may be subject to claims challenging the inventorship of our intellectual property.

•        We may not be able to protect our intellectual property rights throughout the world.

•        We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

Risks Related to the Offering and the Ownership of Our Ordinary Shares

•        Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

•        Our directors, officers and holders of 10% or more of our outstanding Ordinary Shares beneficially own over 44% of our outstanding Ordinary Shares. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

•        We have never paid, and we currently do not intend to pay dividends.

•        If you purchase securities in this offering, you will incur immediate and substantial dilution in the book value of your shares.

•        Management will have broad discretion as to the use of the net proceeds from this offering.

•        The JOBS Act, allows us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our Ordinary Shares.

•        As a “foreign private issuer” we are permitted to and follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

•        We may be a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of our Equity Securities (as defined below) if we are or were to become a PFIC.

•        We may be subject to securities litigation, which is expensive and could divert management attention.

•        If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

Risks Related to Our Incorporation, Location and Operations in Israel

•        We are exposed to fluctuations in currency exchange rates.

•        Provisions of Israeli law and our amended and restated articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

•        It may be difficult to enforce a judgment of a United States court against us and our officers and directors in Israel or the United States, to assert United States securities laws claims in Israel or to serve process on our officers and directors.

•        Our headquarters, research and development and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

•        Political relations could limit our ability to sell or buy internationally.

•        Your rights and responsibilities as a shareholder will be governed by Israeli law, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

•        Certain of our research and development activities and programs were supported by Israeli Governmental grants, some of which were sold or are in the process of selling. The terms of such grants require us to pay royalties for the applicable products. We may be required to pay penalties in addition to repayment of the grants to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel.

•        Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

•        Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our future business and profitability.

General Risk Factors

•        Raising additional capital would cause dilution to our existing shareholders and may affect the rights of existing shareholders.

•        Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

•        If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or Ordinary Shares, our Ordinary Shares price and trading volume could decline.

•        We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

•        We have no operating experience as a publicly traded company in the U.S.

Corporate Information

We are an Israeli corporation based in Israel and were incorporated on June 30, 2013, under the name ParaZero Ltd. On September 6, 2018, our name was changed to ParaZero Israel Ltd., and on November 4, 2018, our name was changed to our current name, ParaZero Technologies Ltd. Our principal executive offices are located at 30 Dov Hoz, Kiryat Ono, 5555626, Israel. Our telephone number in Israel is +972-3-688-5252. Our website address is www.parazero.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        will not be required to conduct an evaluation of our internal control over financial reporting;

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

•        are exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Ordinary Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares currently issued and outstanding	4,001,423 Ordinary Shares, par value NIS 0.02 per share.
Ordinary Shares offered by us	1,950,000 Ordinary Shares.
Ordinary Shares offered by the Selling Shareholders	An aggregate of 4,102,418 Ordinary Shares.
Ordinary Shares to be issued and outstanding after this offering

5,951,423 Ordinary Shares (assuming no exercise of the over-allotment option), or 6,243,923 Ordinary Shares if the underwriter exercises in full the over-allotment option to purchase additional Ordinary Shares.

Over-allotment option

We have granted the underwriter an option for a period of up to 45 days to purchase, at the public offering price less the underwriting discounts, up to 292,500 additional Ordinary Shares (representing 15% of the Ordinary Shares sold in the offering) to cover over-allotments, if any. The purchase price to be paid per additional Ordinary Share will be equal to the public offering price per Ordinary Share, less the underwriting discounts.

Underwriter’s Warrants

We will issue to the underwriter, or its permitted designees, warrants to purchase up to 97,500 Ordinary Shares, representing 5.0% of the Ordinary Shares sold in this offering. The Underwriter’s Warrants will have an exercise price of 125% of the public offering price per Ordinary Share and will be exercisable during the four-year-and-six-month period commencing on the date that is six months from the commencement of the sales of the offering. For additional information regarding our arrangement with the underwriter, please see “Underwriting.”

Lock-up agreements

Our directors, executive officers and any other holder(s) of ten percent (10%) or more of the outstanding shares have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 180 days from the closing of this offering.

Securities issuance standstill

We have agreed, for a period of 180 days after the closing date of this offering, that, with certain exceptions, we will not, without the prior written consent of Aegis, offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity or any securities convertible into or exercisable or exchangeable for our equity; file any registration statement relating to the offering of any equity or any securities convertible into equity. See “Underwriting — Company Standstill”.

Right of First Refusal

If, for the period ending three (3) years from the closing of the offering, we or any of our subsidiaries decides to raise funds by means of a public offering or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the underwriter (or any affiliate designated by underwriter) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fee structure be less than those outlined in the underwriting agreement between the Company and the underwriter entered into for this offering, and the provisions of such underwriting agreement, including indemnification, which appropriate to such transaction.

Use of proceeds

We expect to receive approximately $7.82 million in net proceeds from the sale of Ordinary Shares offered by us in this offering (approximately $9.15 million if the underwriter exercises its over-allotment option in full), based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:
• approximately $3 million for research and development of new technologies as well as existing products;
• approximately $2 million for marketing and sales efforts in new territories;
• approximately $665,000 to discharge our indebtedness to Medigus Ltd., or Medigus, under a credit facility agreement we entered into on October 30, 2022; and
• the remainder for working capital and general corporate purposes and possible future acquisitions.
The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering.
We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.
Risk factors

Investing in our Ordinary Shares involves a high degree of risk. You should read the “Risk Factors” section starting on page 13 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	We have applied to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “PRZO”.

The number of the Ordinary Shares to be issued and outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold, and is based on 4,001,423 Ordinary Shares issued and outstanding as of the date of this prospectus. This number excludes:

•        Warrants to purchase an aggregate of 359,020 Ordinary Shares at a nominal exercise price, which warrants shall be issued to certain consultants upon the completion of this offering;

•        (i) Warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully-diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price based on a company valuation of $10 million (pre-offering), which warrants will be issued to an advisor upon the completion of this offering; and (ii) warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price in this offering, which warrants will be issued to an advisor upon the completion of this offering;

•        Warrants to purchase 111,261 Ordinary Shares pursuant to a certain purchase agreement; and

•        610,156 Ordinary Shares reserved for future issuance under our incentive option plan.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•        no exercise of the underwriter’s over-allotment option;

•        no exercise of the Underwriter’s Warrants;

•        the issuance of 403,981 Ordinary Shares to be issued upon the conversion of certain equity investment agreements, which we refer to as SAFEs, which will automatically convert upon the consummation of this offering, based on an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus;

•        the issuance of 4,178,206 bonus shares to the holders of our Ordinary Shares on a basis of 2.5 bonus shares for each Ordinary Share outstanding (equivalent to a 3.5-for-1 forward share split) that took place on May 23, 2022, and the customary adjustments to our outstanding options and warrants; and

•        the 1-for-2 Reverse Stock Split effected on June 26, 2022, and the customary adjustments to our outstanding options and warrants; and

•        the issuance of 672,691 bonus shares, to the holders of our Ordinary Shares on a basis of 0.23 bonus shares for each Ordinary Share outstanding (equivalent to a 1.23-for-1 forward share split) that took place on October 2, 2022, and the customary adjustments to our outstanding options and warrants.

See “Description of Share Capital and Governing Documents” for additional information.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2022 and 2021 from our audited financial statements included elsewhere in this prospectus. Such financial statements have been prepared in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,
(in USD, except share data)	2022	2021
Statements of Operations Data:
Sales	560,118	724,391
Cost of sales	(337,565)	(464,715)
Gross profit	222,553	259,676
Research and development expenses	(640,328)	(603,702)
Sales and marketing expenses	(264,728)	(168,700)
General and administrative expenses	(766,711)	(474,703)
Prospective initial public offering expenses	(389,396)	—
Operating loss	(1,838,610)	(987,429)
Finance income	202,958	372,048
Interest expenses with respect to funding from parent company	(17,386)	—
Comprehensive and net loss	(1,653,038)	(615,381)
Basic and diluted loss per share	(0.49)	(1.71)
Weighted average number of shares outstanding used in computing basic and diluted loss per share	3,349,071	359,743
	As of December 31, 2022
(in USD)	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
Balance Sheet Data:
Cash	$89,806	$214,806	7,961,458
Total assets	$1,147,571	$1,272,571	8,728,090
Total long term debt and lease liability	$407,569	$532,569	7,775
Total shareholders’ equity (deficit)	$(1,641,930)	$(127,002)	7,853,311

____________

(1)      The pro forma data gives effect to the issuance of 403,981 Ordinary Shares to be issued upon the conversion of the SAFEs in the aggregate amount of $1,514,928, which will automatically convert upon the consummation of this offering, based on an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and to the increase of $125,000 in Medigus’ loan, which occurred after December 31, 2022 and until this date, as if it had occurred on December 31, 2022.

(2)      The pro forma as adjusted data gives further effect to the sale of Ordinary Shares in this offering at an initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts and estimated offering expenses payable by us, and to repay of Medigus’ loan in the total amount of $665,000, as if the sale had occurred on December 31, 2022.

The as adjusted information discussed above is illustrative only and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing. Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease), respectively, the pro forma as adjusted amount of each of cash, total assets, total debt and shareholders’ equity by $1.77 million, $1.77 million, nil and $1.77 million assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100,000 Ordinary Shares offered by us at the assumed initial public offering price would increase (decrease), respectively, each of cash, total assets, total debt and shareholders’ equity by $0.46 million, $0.46 million, nil and $0.46 million.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, in addition to the other information set forth in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before purchasing our securities. If any of the following risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our securities would likely decline and you might lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We are a development-stage company and have a limited operating history on which to assess the prospects for our business, have incurred significant losses since the date of our inception, and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our products.

We are a development-stage company with a limited operating history. We have incurred net losses since our inception in 2013, including net losses of $1,653,038 and $615,381 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had accumulated losses of $14,651,678.

We have devoted substantially all of our financial resources to develop our products. We have financed our operations primarily through the issuance of equity securities. The amount of our future net losses will depend, in part, on completing the development of our products, the rate of our future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. We expect to continue to incur significant losses until we are able to successfully commercialize our products. We anticipate that our expenses will increase substantially if and as we:

•        continue the development of our products;

•        establish a sales, marketing, distribution and technical support infrastructure to commercialize our products;

•        seek to identify, assess, acquire, license, and/or develop other products and subsequent generations of our current products;

•        seek to maintain, protect, and expand our intellectual property portfolio;

•        seek to attract and retain skilled personnel; and

•        create additional infrastructure to support our operations as a public company and our product development and planned future commercialization efforts.

We have not generated any significant revenue from the sale of our current products and may never be profitable.

While we have commenced pre-commercialization efforts, we have not generated any significant revenue since our inception. Our ability to generate revenue and achieve profitability depends on our ability to successfully complete the development of, and to commercialize, our products. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including but not limited to:

•        completing development of our products;

•        establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate (in amount and quality) products to support market demand for our products;

•        launching and commercializing products, either directly or with a collaborator or distributor;

•        addressing any competing technological and market developments;

•        identifying, assessing, acquiring and/or developing new products;

•        negotiating favorable terms in any collaboration or other arrangements into which we may enter;

•        maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

•        attracting, hiring and retaining qualified personnel.

We expect that we will need to raise substantial additional capital before we can expect to become profitable from sales of our products. This additional capital may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect that we will require substantial additional capital to commercialize our products. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future capital requirements will depend on many factors, including but not limited to:

•        the scope, rate of progress, results and cost of product development, and other related activities;

•        the cost of establishing commercial supplies of our products;

•        the cost and timing of establishing sales, marketing, and distribution capabilities; and

•        the terms and timing of any collaborative and other arrangements that we may establish.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our Ordinary Shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of our products or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Both our audited financial statements for the year ended December 31, 2022 and for the year ended December 31, 2021, contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We have incurred losses in each year since our inception, including net losses of $1,653,038 and $615,381 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had accumulated losses of $14,651,678. These events and conditions, along with other matters, indicate that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern. The financial statements for the years 2022 and 2021 do not include any adjustments that might result from the outcome of this uncertainty. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This may raise substantial doubts about our ability to continue as a going concern.

Risks Related to Our Business and Industry

The Company expects to incur substantial research and development costs and devote significant resources to identifying and commercializing new products and services, which could significantly reduce its profitability and may never result in revenue to the Company.

The Company’s future growth depends on penetrating new markets, adapting existing products to new applications and introducing new products and services that achieve market acceptance. The Company plans to incur substantial research and development costs as part of its efforts to design, develop and commercialize new products and services and enhance its existing products. The Company believes that there are significant opportunities in a number of business areas. Because the Company accounts for research and development costs as operating expenses, these expenditures will adversely affect its earnings in the future. Further, the Company’s research and development programs may not produce successful results, and its new products and services may not achieve market acceptance, create any additional revenue or become profitable, which could materially harm the Company’s business, prospects, financial results and liquidity.

The Company’s adoption of new business models could fail to produce any financial returns.

Forecasting the Company’s revenues and profitability for new business models is inherently uncertain and volatile. The Company’s actual revenues and profits for its business models may be significantly less than the Company’s forecasts. Additionally, the new business models could fail for one or more of the Company’s products or services, resulting in the loss of Company’s investment in the development and infrastructure needed to support the new business models, and the opportunity cost of diverting management and financial resources away from more successful businesses.

The Company will be affected by operational risks and may not be adequately insured for certain risks.

The Company will be affected by a number of operational risks and the Company may not be adequately insured for certain risks, including: labor disputes; catastrophic accidents; fires; blockades or other acts of social activism; changes in the regulatory environment; impact of non-compliance with laws and regulations; natural phenomena, such as inclement weather conditions, floods, earthquakes and ground movements. There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Company’s technologies, personal injury or death, environmental damage, adverse impacts on the Company’s operation, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have an adverse impact on the Company’s future cash flows, earnings and financial condition. Also, the Company may be subject to or affected by liability or sustain loss for certain risks and hazards against which the Company cannot insure or which the Company may elect not to insure because of the cost. This lack of insurance coverage could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

The Company operates in evolving markets, which makes it difficult to evaluate the Company’s business and future prospects.

The Company’s products are sold in rapidly evolving markets. The commercial unmanned aerial vehicle, or UAV, market is in early stages of customer adoption. Accordingly, the Company’s business and future prospects may be difficult to evaluate. The Company cannot accurately predict the extent to which demand for its products and services will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact the Company’s ability to do the following:

•        generate sufficient revenue to reach and maintain profitability;

•        acquire and maintain market share;

•        achieve or manage growth in operations;

•        develop and renew contracts;

•        attract and retain additional engineers and other highly-qualified personnel;

•        successfully develop and commercially market new products;

•        adapt to new or changing policies and spending priorities of governments and government agencies; and

•        access additional capital when required and on reasonable terms.

If the Company fails to successfully address these and other challenges, risks and uncertainties, its business, results of operations and financial condition would be materially harmed.

The Company operates in a competitive market.

The Company faces competition and new competitors will continue to emerge throughout the world. Services offered by the Company’s competitors may take a larger share of consumer spending than anticipated, which could cause revenue generated from the Company’s products and services to fall below expectations. It is expected that competition in these markets will intensify.

If competitors of the Company develop and market more successful products or services, offer competitive products or services at lower price points, or if the Company does not produce consistently high-quality and well-received products and services, revenues, margins, and profitability of the Company will decline.

The Company’s ability to compete effectively will depend on, among other things, the Company’s pricing of services and equipment, quality of customer service, development of new and enhanced products and services in response to customer demands and changing technology, reach and quality of sales and distribution channels and capital resources. Competition could lead to a reduction in the rate at which the Company adds new customers, a decrease in the size of the Company’s market share and a decline in its customers. Examples include but are not limited to competition from other companies in the UAV industry.

The markets in which the Company competes are characterized by rapid technological change, which requires the Company to develop new products and product enhancements, and could render the Company’s existing products obsolete.

Continuing technological changes in the market for the Company’s products could make its products less competitive or obsolete, either generally or for particular applications. The Company’s future success will depend upon its ability to develop and introduce a variety of new capabilities and enhancements to its existing product and service offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which it offers products. Delays in introducing new products and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products or enhancements at competitive prices may cause existing and potential customers to purchase the Company’s competitors’ products.

If the Company is unable to devote adequate resources to develop new products or cannot otherwise successfully develop new products or enhancements that meet customer requirements on a timely basis, its products could lose market share, its revenue and profits could decline, and the Company could experience operating losses.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into non-competition agreements with our employees. These agreements prohibit our employees from competing directly with us or working for our competitors or clients for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy concerns, may prevent us from expanding the sales of our drone solutions to commercial and industrial customers in the United States.

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain. In 2006, the FAA issued a clarification of its existing policies stating that in order to engage in commercial use of small UAS in the U.S. National Airspace System, a public operator must obtain a COA from the FAA or fly in restricted airspace. The FAA’s COA approval process requires that the public operator certify the airworthiness of the aircraft for its intended purpose, that a collision with another aircraft or other airspace user is extremely improbable, that the small unmanned aircraft system complies with appropriate cloud and terrain clearances and that the operator or spotter of the small unmanned aircraft system is generally within one half-mile laterally and 400 feet vertically of the small unmanned aircraft system while in operation. Furthermore, the FAA’s clarification of existing policy stated that the rules for radio-controlled hobby aircraft do not apply to public or commercial use of small UAS.

On February 14, 2012, the FAA Modernization and Reform Act of 2012 was enacted, establishing various deadlines for the FAA to allow expanded use of small UAS for both public and commercial applications. On June 21, 2016, the FAA released its final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System pursuant to the act, or the Part 107 Rules. The Part 107 Rules, which became effective in August 2016, provided safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. On December 28, 2020, the FAA announced final rules requiring remote identification of drones and allowing operators of small drones to fly over people and at night under certain conditions. We cannot assure you that any final rules enacted in furtherance of the FAA’s announced proposals will result in the expanded use of our solutions by commercial and industrial entities. In addition, there exists public concern regarding the privacy implications of U.S. commercial use of small UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAS by the commercial use markets.

Failure to obtain necessary regulatory approvals from civil aviation authorities (CAA), or limitations put on the use of small UAV in response to public privacy concerns, may prevent the Company from expanding sales of its small UAV to non-military customers in various global regions, and may prevent the Company from testing or operating its aircraft and/or expanding its sales which could have an adverse impact on the Company’s business, prospects, results of operations and financial condition.

We are subject to governmental regulation and other legal obligations in jurisdictions outside of the U.S., and our actual or perceived failure to comply with such obligations could adversely affect our business and operating results.

The regulatory framework for drone safety issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Our products are subject to a variety of laws and regulations, including regulation by various government agencies, such as the FAA, and foreign bodies and agencies such as Transport Canada and the European Union Aviation Safety Agency. The use of our products is also subject to certain authorization, certification and compliance requirements that vary depending on the jurisdiction in which our products are used. See “Business — Government Regulation” for additional information.

We also expect that there will continue to be new proposed laws, regulations and industry standards concerning drone safety in the United States, Canada, the European Union and other jurisdictions, and we cannot yet determine the impact of such future laws, regulations and standards may have on our business. Changes in the regulatory laws and regulations may require the Company to adapt new regulations with respect to technology, business, and operation, therefore it may result in a loss of revenues for the Company. We expect that existing laws, regulations and standards may be interpreted differently in the future. Compliance with any new obligations imposed by government bodies and agencies depends in part on how particular regulators interpret and apply them. If we fail to comply with these obligations or if regulators assert that we have failed to comply with these obligations, we may be subject to certain fines, sanctions, or other penalties, as well as litigation. Further, it could hinder the Company’s ability to retain existing customers and attract new customers, particularly if our products were perceived to be less compliant than our competitors’ products, which would have a material adverse impact on the Company’s prospects.

Additionally, many foreign countries and governmental bodies, including the European Union, India and numerous other jurisdictions in which we operate or conduct our business, have laws and regulations concerning the collection, use, processing, storage and deletion of personal information obtained from their residents or by businesses operating within their jurisdiction that may be implicated by the use of our products. These laws and regulations often are more restrictive than those in the United States and heightened concerns over privacy and data protection may lead to restrictions that make the use of our products more difficult. In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that may apply to us. See “Business — Government Regulation” for additional information.

Future laws, regulations, standards and other obligations, as well as changes in the interpretation of existing laws, regulations, standards and other obligations could make incorporating our solutions into drones and using our products more difficult, which could decrease demand for our products, require us to restrict our business operations, increase our costs and impair our ability to maintain and grow our customer base and increase our revenue. Any inability to adequately address safety and privacy concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business and operating results.

Failure to make competitive technological advances will put us in disadvantage and may lead to negative operational and financial outcome.

The Company is focused on the development and application of drone technologies. Technology markets, by their very nature, are continually evolving. Particularly, the market of drone technologies may become increasingly competitive. To succeed, the company will need to research and develop enhancements to its existing suite of products and services, as well as new products and services that are suitable for existing applications of drone technology and new applications that might not yet exist.

There is no guarantee that the Company’s research and development activities will meet the changing needs of its customer markets. At the same time, products and technologies developed by others may render the Company’s products and technology obsolete or non-competitive which could materially adversely affect the business, operating results and ﬁnancial prospects of the Company.

If we fail to offer high-quality products or customer service, our business and reputation could suffer.

The Company believes global branding is critical for the long-term success of the Company’s business. We will continue to differentiate ourselves from our competitors through our commitment to a high-quality products and customer experience. Accordingly, high-quality products and customer service are important for the growth of our business and any failure to maintain such standards, or a related market perception, could affect our ability to sell products and services to existing and prospective customers.

Negative commentary or complaints may have a damaging impact on the Company’s ability to achieve its business objectives. Further, as the Company’s business model is based on recurring revenue arising from technology users and customers, poor user experiences may result in loss of customers, adverse publicity, litigation, regulatory enquiries and reduction of use of the Company’s products.

Our products have lengthy sales cycles that make it difficult to plan our expenses and forecast results.

The Company primarily markets its products and services to OEMs, which are usually characterized by long sales cycles. Accordingly, the sales cycle can be long, and it can take months and years to close signiﬁcant transactions, whilst remaining subject to changes in regulatory environments and customers’ budgets. More speciﬁcally, the Company may incur costs in connection with its marketing activities with potential customers that may not be recovered.

The Company mitigates these risks through its diversiﬁed business model and client base to ensure that it has a mix of ongoing revenue, whilst also building its commercial position in the commercial drone industry. However, the effectiveness of such mitigation efforts is difficult to predict.

The Company’s commercial opportunity could be reduced if our competitors develop and commercialize products or services that offer better performance or are more cost-effective to use than our products or services.

The markets in which the Company operates are particularly competitive due to the lucrative nature of the contracts and contacts available within the commercial and industrial drone industries. The performance of the Company could be adversely affected if existing or new competitors reduce their market share through technology development, marketing and increased product or technology offerings or through price reduction for alternatives.

The Company may be subject to the risks associated with future acquisitions.

As part of the Company’s overall business strategy, the Company may pursue select strategic acquisitions that would provide additional product or service offerings, additional industry expertise, and a stronger industry presence in both existing and new jurisdictions. Any such future acquisitions, if completed, may expose the Company to additional potential risks, including risks associated with: (a) the integration of new operations, services and personnel; (b) unforeseen or hidden liabilities; (c) the diversion of resources from the Company’s existing business and technology; (d) potential inability to generate sufficient revenue to offset new costs; (e) the expenses of acquisitions; or (f) the potential loss of or harm to relationships with both employees and existing users resulting from its integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

The Company’s inability to retain management and key employees could impair the future success of the Company.

The Company’s future success depends substantially on the continued services of its executive officers and its key development personnel. If one or more of its executive officers or key development personnel were unable or unwilling to continue in their present positions, the Company might not be able to replace them easily or at all. In addition, if any of its executive officers or key employees joins a competitor or forms a competing company, the Company may lose experience, know-how, key professionals and staff members as well as business partners. These executive officers and key employees could develop drone technologies that could compete with and take customers and market share away from the Company.

The Company may not be able to successfully manage its planned growth and expansion.

We expect to continue to make investments in our products in development. We expect that our annual operating expenses will continue to increase as we invest in business development, marketing, research and development, manufacturing and production infrastructure, and develop customer service and support resources for future customers. Failure to expand operational and financial systems timely or efficiently may result in operating inefficiencies, which could increase costs and expenses to a greater extent than we anticipate and may also prevent us from successfully executing our business plan. We may not be able to offset the costs of operation expansion by leveraging the economies of scale from our growth in negotiations with our suppliers and contract manufacturers. Additionally, if we increase our operating expenses in anticipation of the growth of our business and this growth falls short of our expectations, our financial results will be negatively impacted.

If our business grows, we will have to manage additional product design projects, materials procurement processes, and sales efforts and marketing for an increasing number of products, as well as expand the number and scope of our relationships with suppliers, distributors and end customers. If the Company fails to manage these additional responsibilities and relationships successfully, we may incur significant costs, which may negatively impact our operating results. Additionally, in our efforts to be first to market with new products with innovative functionality and features, we may devote significant research and development resources to products and product features for which a market does not develop quickly, or at all. If we are not able to predict market trends accurately, the Company may not benefit from such research and development activities, and our results of operations may suffer.

As our future development and commercialization plans and strategies develop, we expect to need additional managerial, operational, sales, marketing, financial and legal personnel. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. In particular, a period of significant growth in the number of personnel could place a strain upon the Company’s management systems and resources. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, failure to deliver and timely deliver our products to customers, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional new products.

The Company’s future will depend in part on the ability of its officers and other key employees to implement and improve financial and management controls, reporting systems and procedures on a timely basis and to expand, train, motivate and manage its workforce. The Company’s current and planned personnel, systems, procedures and controls may be inadequate to support its future operations. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced, and we may not be able to implement our business strategy.

The Company faces uncertainty and adverse changes in the economy.

Adverse changes in the economy could negatively impact the Company’s business. Future economic distress may result in a decrease in demand for the Company’s products, which could have a material adverse impact on the Company’s operating results and financial condition. Uncertainty and adverse changes in the economy could also increase costs associated with developing and publishing products, increase the cost and decrease the availability of sources of financing, and increase the Company’s exposure to material losses from bad debts, any of which could have a material adverse impact on the financial condition and operating results of the Company.

The Company’s operating results and financial condition may fluctuate.

Even if the Company is successful in marketing its products to the market, its operating results and financial condition may fluctuate from quarter to quarter and year to year and are likely to continue to vary due to several factors, many of which will not be within the Company’s control. If the Company’s operating results do not meet the guidance that we provide to the marketplace or the expectations of securities analysts or investors, the market price of the Ordinary Shares will likely decline. Fluctuations in the Company’s operating results and financial condition may be due to several factors, including those listed below and those identified throughout this “Risk Factors” section:

•        the degree of market acceptance of our products and services;

•        the mix of products and services that we sell during any period;

•        long sale cycles;

•        changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;

•        changes in the amounts that we spend to promote our products and services;

•        changes in the cost of satisfying our warranty obligations and servicing our installed base of systems;

•        delays between our expenditures to develop and market new or enhanced systems and consumables and the generation of sales from those products;

•        development of new competitive products and services by others;

•        difficulty in predicting sales patterns and reorder rates that may result from a multi-tier distribution strategy associated with new product categories;

•        litigation or threats of litigation, including intellectual property claims by third parties;

•        changes in accounting rules and tax laws;

•        changes in regulations and standards;

•        the geographic distribution of our sales;

•        our responses to price competition;

•        general economic and industry conditions that affect end-user demand and end-user levels of product design and manufacturing;

•        changes in interest rates that affect returns on our cash balances and short-term investments;

•        changes in dollar-shekel exchange rates that affect the value of our net assets, future revenues and expenditures from and/or relating to our activities carried out in those currencies; and

•        the level of research and development activities by our company.

Due to all of the foregoing factors, and the other risks discussed herein, you should not rely on quarter-to-quarter comparisons of our operating results as an indicator of our future performance.

Our business, operations and financial performance have been and may continue to be impacted by the COVID-19 pandemic.

The global spread of the COVID-19 pandemic and measures introduced by local, state and federal governments to contain the virus and mitigate its public health effects have significantly impacted the global economy. There remains considerable uncertainty around the duration and extent of the COVID-19 pandemic and its ongoing impacts, and we expect the evolving COVID-19 pandemic to continue to impact our business and these impacts may be substantial. In particular, the Company cannot accurately predict the future impact COVID-19 may have on, among others, (i) demand for drone services, (ii) labor availability and supply lines, (iii) the availability of essential supplies, or (iv) the ability of the Company to obtain necessary financing. We may also experience limitations on employee resources in the future, because of sickness of employees or their families, increased difficulty for us to recruit employees from outside of Israel, the reduced ability of our employees to travel and difficulty for us to import materials from outside of Israel. These factors may hamper the Company’s efforts to comply with filing or reporting obligations or requirements under securities laws.

The effects of government actions and our own policies and those of third parties to reduce the spread of COVID-19 have and may continue to negatively impact productivity, slow down our research and development activities, cause disruptions to our supply chain and impair our ability to execute our business development strategy. To the extent our suppliers and service providers are unable to comply with their obligations under our agreements with them or they are otherwise unable to deliver or are delayed in delivering goods and services to us due to the COVID-19 pandemic, our ability to continue meeting demand for or otherwise advancing development of our products may be impaired. However, to date there have been no disruptions to our supply chain due to the COVID-19 pandemic that have had a material adverse impact on our business, financial condition or results of operations.

While many jurisdictions have partially or entirely relaxed various “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions, some have not, such as those in much of Europe. Additionally, if there is a resurgence in infections in jurisdictions that have eased restrictions, then such restrictions may be reimplemented. Such orders or restrictions, as well as the perceived need by individuals to continue such practices to avoid infection, among other factors, continue to result in business closures, work stoppages, slowdowns and delays, work-from-home policies, travel restrictions and cancellation of events, among other effects. The states and countries in which our products and their components are manufactured, assembled, shipped and distributed are in varying stages of restrictions and re-opening to address the COVID-19 pandemic. Any existing or renewed quarantines, government actions related to the COVID-19 pandemic or shutdowns could disrupt our supply chain, manufacturing or shipping process, or sales channel. However, to date there have been no disruptions to our supply chain, manufacturing or shipping process, or sales channel due to existing or renewed quarantines, government actions related to the COVID-19 pandemic or shutdowns that have had a material adverse impact on our business, financial condition or results of operations.

The widespread pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, reducing our ability to access capital, which would negatively affect our liquidity. In addition, if the COVID-19 pandemic results in a prolonged economic recession, it could harm our future sales, if any, and our ability to continue as a going concern. A prolonged economic contraction or recession may also result in employer layoffs in markets where we conduct business.

Despite global vaccination efforts, it is not possible to reliably estimate the length and severity of these developments and the impact the COVID-19 pandemic will continue to have on the financial results and condition of the Company in the future. To the extent the COVID-19 pandemic adversely affects our financial results and business, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

If critical components or raw materials used to manufacture the Company’s products become scarce or unavailable, then the Company may incur delays in manufacturing and delivery of its products, which could damage its business.

The Company obtains hardware components, various subsystems and systems from a limited group of suppliers. The Company does not have long-term agreements with any of these suppliers that obligate it to continue to sell components, subsystems, systems or products to the Company. The Company’s reliance on these suppliers involves significant risks and uncertainties, including whether its suppliers will provide an adequate supply of required components, subsystems or systems of sufficient quality, will increase prices for the components, subsystems or systems and will perform their obligations on a timely basis.

In addition, certain raw materials and components used in the manufacture of the Company’s products are periodically subject to supply shortages, and its business is subject to the risk of price increases and periodic delays in delivery. In particular, a number of the Company’s product designs incorporate a parachute which the Company sources from a limited number of suppliers. Similarly, the market for electronic components is subject to cyclical reductions in supply. If the Company is unable to obtain components from third-party suppliers in the quantities and of the quality that it requires, on a timely basis and at acceptable prices, then it may not be able to deliver its products on a timely or cost-effective basis to its customers, which could cause customers to terminate their contracts with the Company, increase the Company’s costs and seriously harm its business, results of operations and financial condition. Moreover, if any of the Company’s suppliers become financially unstable, then it may have to find new suppliers. It may take several months to locate alternative suppliers, if required, or to redesign the Company’s products to accommodate components from different suppliers. The Company may experience significant delays in manufacturing and shipping its products to customers and incur additional development, manufacturing and other costs to establish alternative sources of supply if the Company loses any of these sources or is required to redesign its products. The Company cannot predict if it will be able to obtain replacement components within the time frames that it requires at an affordable cost, if at all.

The Company’s products may be subject to recall or return.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, safety concerns, packaging issues and inadequate or inaccurate labeling disclosure. If any of the Company’s equipment were to be recalled due to an alleged product defect, safety concern or for any other reason, the Company could be required to incur unexpected expenses of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management time and attention. Additionally, product recalls may lead to increased scrutiny of the Company’s operations by regulatory agencies, requiring further management time and attention and potential legal fees, costs and other expenses.

If the Company releases defective products or services, its operating results could suffer.

Products and services designed and released by the Company involve extremely complex software programs and physical products, which are difficult to develop and distribute. While the Company has quality controls in place to detect and prevent defects in its products and services before they are released, these quality controls are subject to human error, overriding, and reasonable resource constraints. Therefore, these quality controls and preventative measures may not be effective in detecting and preventing defects in the Company’s products and services before they have been released into the marketplace. In such an event, the Company could be required, or decide voluntarily, to suspend the availability of the product or services, which could significantly harm its business and operating results.

The Company’s products and services are complex and could have unknown defects or errors, which may give rise to legal claims against the Company, diminish its brand or divert its resources from other purposes.

The Company’s products rely on complex avionics, sensors, user-friendly interfaces and tightly integrated, electromechanical designs to accomplish their missions. Despite testing, the Company’s products have contained defects and errors and may in the future contain defects, errors or performance problems when first introduced, when new versions or enhancements are released or even after these products have been used by the Company’s customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in the Company’s service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to the Company’s reputation, any of which could materially harm the Company’s results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could significantly reduce the Company’s operating margins.

As a manufacturer of UAV products, and with aircraft and aviation sector companies under increased scrutiny, claims could be brought against us if use or misuse of one of our UAV products causes, or merely appears to have caused, personal injury or death. In addition, defects in our products may lead to other potential life, health and property risks, the results of which could significantly damage the Company’s reputation and support for its UAV products in general. The existence of any defects, errors or failures in the Company’s products or the misuse of the Company’s products could also lead to product liability claims or lawsuits against it. Any claims against the Company, regardless of their merit, could severely harm the Company’s financial condition and strain its management and other resources. The Company anticipates these risks will grow as use of its UAVs in domestic airspace and urban areas increases. The Company’s UAV test systems also have the potential to cause injury, death or property damage if they are misused, malfunction or fail to operate properly due to unknown defects or errors.

Although the Company maintains insurance policies, it cannot provide any assurance that this insurance will be adequate to protect the Company from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. In particular, we are unable to predict if we will be able to obtain or maintain product liability insurance for any products that may be approved for marketing. A successful product liability claim could result in substantial cost to the Company. Even if the Company is fully insured as it relates to a particular claim, the claim could nevertheless diminish the Company’s brand and divert management’s attention and resources, which could have a negative impact on the Company’s business, financial condition and results of operations.

Shortfalls in available external research and development funding could adversely affect the Company.

The Company depends on its research and development activities to develop the core technologies used in its UAV products and for the development of the Company’s future products. A portion of the Company’s research and development activities can depend on funding by commercial companies and the Israeli government. Israeli government and commercial spending levels can be impacted by a number of variables, including general economic conditions, specific companies’ financial performance and competition for Israeli government funding. Any reductions in available research and development funding could harm the Company’s business, financial condition and operating results.

Negative consumer perception regarding the Company’s products could have a material adverse effect on the demand for the Company’s products and the business, results of operations, financial condition and cash flows of the Company.

The Company believes the UAV industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the products used. Consumer perception of these products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the use of UAV. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other publicity will be favorable to the UAV market. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Company’s products and the business, results of operations, financial condition and cash flows of the Company. The dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company, the demand for the Company’s products, and the business, results of operations, financial condition and cash flows of the Company. Further, adverse publicity reports or other media attention regarding the safety, the efficacy, and quality of UAV based surveys in general, or the Company’s products specifically, could have a material adverse effect.

If the Company fails to successfully promote its product brand, this could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

The Company believes that brand recognition is an important factor to its success. If the Company fails to promote its brands successfully, or if the expenses of doing so are disproportionate to any increased net sales it achieves, it would have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. This will depend largely on the Company’s ability to maintain trust, be a technology leader, and continue to provide high-quality and secure technologies, products and services. Any negative publicity about the Company or its industry, the quality and reliability of the Company’s technologies, products and services, the Company’s risk management processes, changes to the Company’s technologies, products and services, its ability to effectively manage and resolve customer complaints, its privacy and security practices, litigation, regulatory activity, and the experience of sellers and buyers with the Company’s products or services, could adversely affect the Company’s reputation and the confidence in and use of the Company’s technologies, products and services. Harm to the Company’s brand can arise from many sources, including; failure by the Company or its partners to satisfy expectations of service and quality; inadequate protection of sensitive information; compliance failures and claims; litigation and other claims; employee misconduct; and misconduct by the Company’s partners, service providers, or other counterparties. If the Company does not successfully maintain a strong and trusted brand, its business could be materially and adversely affected.

The Company may be subject to electronic communication security risks.

A significant potential vulnerability of electronic communications is the security of transmission of confidential information over public networks. Anyone who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in its operations. The Company may be required to expend capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

The Company’s business could be adversely affected if its consumer protection and data privacy practices are not perceived as adequate or there are breaches of its security measures or unintended disclosures of its consumer data.

The rate of privacy law-making is accelerating globally and interpretation and application of consumer protection and data privacy laws in Israel, the United States and elsewhere are often uncertain, contradictory and in flux. As business practices are being challenged by regulators, private litigants and consumer protection agencies around the world, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with the Company’s data and/or consumer protection practices. This could result in increased litigation, government or court-imposed fines, judgments or orders requiring that the Company change its practices, which could have an adverse effect on its business and reputation. Complying with these various laws could cause the Company to incur substantial costs or require it to change its business practices in a manner adverse to its business.

Significant disruptions of our information technology systems or breaches of our data security could adversely affect the Company’s business.

A significant invasion, interruption, destruction or breakdown of the Company’s information technology systems and/or infrastructure by persons with authorized or unauthorized access could negatively impact our business and operations. The Company could also experience business interruption, information theft and/or reputational damage from cyber-attacks, which may compromise our systems and lead to data leakage either internally or at our third-party providers. The Company’s systems are expected to be the target of malware and other cyber-attacks. Although we have invested in measures to reduce these risks, we cannot assure you that these measures will be successful in preventing compromise and/or disruption of our information technology systems and related data.

The Company relies on its business partners, and they may be given access to sensitive and proprietary information in order to provide services and support to the Company’s teams.

The Company does not rely on licensing partners and licensees but instead relies on sale, collaboration and other arrangements with third-party service providers, vendors and development partners that purchase the Company’s products and then seek regulatory approval for the combined use of their drones with the Company’s products. The Company has no licensing agreements or arrangements with, and does not receive any royalty payments from, any parties, except for one license agreement for the out-license of software previously developed by the Company for the production of its hardware, which has generated an immaterial amount of revenue. In some cases, third parties are given access to sensitive and proprietary information in order to provide services and support to the Company. These third parties may misappropriate the Company’s information and engage in unauthorized use of it. The failure of these third parties to provide adequate services and technologies, or the failure of the third parties to adequately maintain or update their services and technologies, could result in a disruption to the Company’s business operations. Further, disruptions in the financial markets and economic downturns may adversely affect the Company’s business partners and they may not be able to continue honoring their obligations to the Company. Alternative arrangements and services may not be available to the Company on commercially reasonable terms or the Company may experience business interruptions upon a transition to an alternative partner or vendor. If the Company loses one or more significant business partners, the Company’s business could be harmed.

Executive officers and directors may have rights to indemnification from the Company, including pursuant to directors’ and officers’ liability insurance policies, that will survive termination of their agreements.

Our planned international operations will expose us to additional market and operational risks, and failure to manage these risks may adversely affect our business and operating results.

We expect to derive a substantial percentage of our sales from international markets. Accordingly, we will face significant operational risks from doing business internationally, including:

•        fluctuations in foreign currency exchange rates;

•        potentially longer sales and payment cycles;

•        potentially greater difficulties in collecting accounts receivable;

•        potentially adverse tax consequences;

•        reduced protection of intellectual property rights in certain countries, particularly in Asia and South America;

•        difficulties in staffing and managing foreign operations;

•        laws and business practices favoring local competition;

•        costs and difficulties of customizing products for foreign countries;

•        compliance with a wide variety of complex foreign laws, treaties and regulations;

•        an outbreak of a contagious disease, such as coronavirus, which may cause us, third party vendors and manufacturers and/or customers to temporarily suspend our or their respective operations in the affected city or country;

•        tariffs, trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets; and

•        being subject to the laws, regulations and the court systems of many jurisdictions.

Further, international trade conflicts could have negative consequences on the demand for our products and services outside Israel. Other risks of doing business internationally include political and economic instability in the countries of our customers and suppliers, changes in diplomatic and trade relationships and increasing instances of terrorism worldwide. Some of these risks may be affected by Israel’s overall political situation. See “Risks Related to Our Incorporation, Location and Operations in Israel” for further information.

The Company’s failure to manage the market and operational risks associated with its international operations effectively could limit the future growth of the Company’s business and adversely affect our operating results.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective intellectual property rights for our products, we may not be able to compete effectively in our markets.

Historically, we have relied on patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies and products. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to our proprietary technology and new products.

We have sought to protect our proprietary position by filing patent applications in Israel, the United States and in other countries, with respect to our novel technologies and products, which are important to our business. Patent prosecution is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

Our patent portfolio consists of an aggregate of fifteen (15) patents and patent applications, as described in “Business — Intellectual Property.” We cannot offer any assurances about which, if any, patent applications will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any new products that we may develop.

Further, there is no assurance that all potentially relevant prior art relating to our patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our products, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for our new products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

If we cannot obtain and maintain effective patent rights for our products, we may not be able to compete effectively, and our business and results of operations would be harmed.

Intellectual property rights of third parties could adversely affect our ability to commercialize our products, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

It is inherently difficult to conclusively assess our freedom to operate without infringing on third party rights. Our competitive position may be adversely affected if existing patents or patents resulting from patent applications issued to third parties or other third-party intellectual property rights are held to cover our products or elements thereof, or our manufacturing or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our product candidates unless we successfully pursue litigation to nullify or invalidate the third-party intellectual property right concerned or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may also be pending patent applications that if they result in issued patents, could be alleged to be infringed by our new products. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, be forced to abandon our new products or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

It is also possible that we have failed to identify relevant third-party patents or applications. For example, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and in most of the other countries are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our new products or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our new products or the use of our new products. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our new products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our new products that are held to be infringing. We might, if possible, also be forced to redesign our new products so that we no longer infringe the third party’s intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of any patents that may issue from our patent applications or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we were the first to file the invention claimed in our owned and licensed patent or pending applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming all other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention without undue delay in filing is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. Since March 15, 2013, the United States has moved to a first to file system. Changes to the way patent applications will be prosecuted could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents, all of which could have a material adverse effect on our business and financial condition.

We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe our intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering one of our new products, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office, or USPTO, or made a misleading statement, during prosecution. The validity of U.S. patents may also be challenged in post-grant proceedings before the USPTO. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Derivation proceedings initiated by third parties or brought by us may be necessary to determine the priority of inventions and/or their scope with respect to our patent or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our new products to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our Ordinary Shares.

We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in, or right to compensation, with respect to our current patent and patent applications, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on products, as well as monitoring their infringement in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

A substantial part of the commercial success of the Company will depend on its ability to maintain, establish and protect its intellectual property assets, maintain trade secret protection, register copyrights and trademarks, and operate without infringing the proprietary rights of third parties. Our patent portfolio consists of an aggregate of fifteen (15) patents and patent applications, as described in “Business — Intellectual Property.” We cannot assure investors that any of our currently pending or future patent applications will result in issued patents and we cannot predict how long it will take for such patent applications to issue as patents. There is a further risk that the claims of each patent application, as ﬁled, may change in scope during examination by the patent offices. Further, if and where a patent is granted, there can be no guarantee that such patent will be valid or enforceable or that the patent will be granted in other jurisdictions.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products. Future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult for us to stop the marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our future patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to monitor and enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

We may become subject to claims for remuneration or royalties for assigned service invention rights by our employees, which could result in litigation and adversely affect our business.

A significant portion of our intellectual property has been developed by our employees in the course of their employment for us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee during the scope of his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent an agreement between the employee and employer providing otherwise. The Patents Law also provides that if there is no agreement between an employer and an employee determining whether the employee is entitled to receive consideration for service inventions and on what terms, this will be determined by the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patents Law. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration, but rather uses the criteria specified in the Patents Law. Although we generally enter into agreements with our employees pursuant to which such individuals assign to us all rights to any inventions created during and as a result of their employment with us, we may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, we could be required to pay additional remuneration or royalties to our current and/or former employees, or be forced to litigate such monetary claims (which will not affect our proprietary rights), which could negatively affect our business.

Risks Related to the Offering and the Ownership of Our Ordinary Shares

Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Furthermore, while our directors, officers and shareholders will be subject to lock-up agreements with the underwriter of this offering that restrict their ability to transfer our Ordinary Shares, such lock-up will expire six months from the date of this prospectus. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares. See “Shares Eligible for Future Sale” for further information.

Our directors, officers and holders of 10% or more of our outstanding Ordinary Shares beneficially own over 44% of our outstanding Ordinary Shares. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of March 23, 2023, our directors, officers and holders of 10% or more of our outstanding Ordinary Shares beneficially own over 44% of our Ordinary Shares. Upon completion of this offering, our directors, officers and holders of 10% or more of our outstanding Ordinary Shares will, in the aggregate, beneficially own over 30% of our outstanding Ordinary Shares. This significant concentration of share ownership may adversely affect the trading price for our Ordinary Shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors (other than external directors) and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders.

We have never paid, and we currently do not intend to pay dividends.

We have never declared or paid any cash dividends on our Ordinary Shares. We currently intend to retain any future earnings to finance operations and to expand our business and, therefore, do not expect to pay any cash dividends in the foreseeable future. As a result, capital appreciation, if any, of our Ordinary Shares will be investors’ sole source of gain for the foreseeable future. In addition, Israeli law may limit our declaration or payment of dividends and may subject our dividends to Israeli withholding taxes.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

The assumed public offering price of the Ordinary Shares being offered hereby is substantially higher than the net tangible book value per share of our outstanding Ordinary Shares. Therefore, if you purchase securities in this offering, you will pay a price per Ordinary Share that substantially exceeds our net tangible book value per Ordinary Share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on the assumed initial offering price of $5.00 per Ordinary Share, you will experience immediate dilution of $3.68 per Ordinary Share, representing the difference between our pro forma net tangible book value per Ordinary Share after giving effect to this offering and the offering price. In addition, purchasers of our Ordinary Shares in this offering will have contributed approximately 42% of the aggregate price paid by all purchasers of our Ordinary Shares but will own only approximately 33% of our Ordinary Shares outstanding after this offering. See “Dilution” for further information.

Our Selling Shareholders have purchased their shares at a price that is lower than the purchase price of the shares in this offering and will be able to sell their shares after completion of this offering subject to restrictions under the lock-up requirement.

Our Selling Shareholders have purchased their Ordinary Shares at an average price of approximately $1.35 per share, which is substantially lower than the initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus. The Ordinary Shares issued to the Selling Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Selling Shareholders the opportunity to sell those Ordinary Shares. Because these shareholders have paid a lower price per Ordinary Share than participants in this offering, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Ordinary Shares following completion of the offering to the detriment of participants in this offering.

Management will have broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

The JOBS Act, allows us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our Ordinary Shares.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

•        the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•        Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date; and

•        any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of our first sale of equity securities pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares, and our market prices may be more volatile and may decline.

As a “foreign private issuer” we are permitted to and follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer also exempts us from compliance with certain SEC laws and regulations and certain regulations of the Nasdaq Stock Market, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we are not required, under the Exchange Act, to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we are generally exempt from filing quarterly reports with the SEC. Also, although regulations promulgated under the Israeli Companies Law, 5759-1999, or the Companies Law, requires us to disclose the annual compensation of our five most highly compensated senior officers on an individual basis, this disclosure is not as extensive as that required of a U.S. domestic issuer. For example, the disclosure required under

Israeli law would be limited to compensation paid in the immediately preceding year without any requirement to disclose option exercises and vested stock options, future pension benefits or potential payments upon termination or a change of control. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on December 31, 2022. In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic registrant may be significantly higher.

We may be a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of our Equity Securities (as defined below) if we are or were to become a PFIC.

Based on the projected composition of our income and valuation of our assets, we do not expect to be a PFIC for 2021 and we do not expect to become a PFIC in the future, although there can be no assurance in this regard. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on quarterly average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Equity Securities. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds our Equity Securities, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund,” or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of our Equity Securities by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for our Equity Securities; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held our Equity Securities during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold our Equity Securities if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. U.S. taxpayers that hold our Equity Securities are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to our Equity Securities in the event that we are a PFIC. See “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Companies” for additional information.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of ParaZero have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

Our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable anticipated public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact of the actions taken by a few shareholders on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase Ordinary Shares prior to any price decline.

Risks Related to Our Incorporation, Location and Operations in Israel

We are exposed to fluctuations in currency exchange rates.

A major portion of our business is conducted, and a material portion of our operating expenses is incurred, outside the United States, mainly in NIS. Therefore, we are exposed to currency exchange fluctuations in other currencies, particularly in NIS and the risks related thereto. Our primary expenses paid in NIS are employee salaries, fees for consultants and subcontractors and lease payments on our Israeli facilities. As a result, we are affected by foreign currency exchange fluctuations through both translation risk and transaction risk. Thus, we are exposed to the risks that: (a) the NIS may appreciate relative to the dollar; (b) the NIS devalue relative to the dollar; (c) the inflation rate in Israel may exceed the rate of devaluation of the NIS; or (d) the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected. Our operations also could be adversely affected if we are unable to effectively hedge against currency fluctuations in the future.

Provisions of Israeli law and our amended and restated articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of our securities must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of a majority of the offerees that do not have a personal interest in the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the company’s outstanding shares. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date.

Israeli tax considerations also may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. See “Taxation — Israeli Tax Considerations and Government Programs” for additional information.

It may be difficult to enforce a judgment of a United States court against us and our officers and directors in Israel or the United States or to serve process on our officers and directors.

We were incorporated in Israel. All of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a United States or foreign court.

Our amended and restated articles of association to be effective upon the closing of this offering will provide that, unless we consent to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act.

Our amended and restated articles of association to be effective upon the closing of this offering will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claims arising under the Securities Act, or Federal Forum Provision. While the Federal Forum Provision does not restrict the ability of our shareholders to bring claims under the Securities Act, nor does it affect the remedies available thereunder if such claims are successful, we recognize that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs which may discourage the filing of claims under the Securities Act against us, our directors and officers. Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of U.S. federal securities laws in the types of lawsuits to which they apply, the exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, shareholders, officers or other employees, which may discourage lawsuits with respect to such claims against us and our current and former directors, shareholders, officers or other employees. Our shareholders will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provision. Further, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits, or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents and similar agreements has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provision in our amended and restated articles of association. In the event a court finds the exclusive forum provision contained in our amended and restated articles of association to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our results of operations.

Our amended and restated articles of association to be effective upon the closing of this offering will provide that unless we consent otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between us and our shareholders under the Companies Law and the Israeli Securities Law, which could limit our shareholders’ ability to bring claims and proceedings against, as well as obtain a favorable judicial forum for disputes with, us and our directors, officers and other employees.

Our amended and restated articles of association to be effective upon the closing of this offering will provide that, unless we consent in writing to the selection of an alternative forum, the competent courts of Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duties owed by any of our directors, officers or other employees to us or our shareholders or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli law and would not apply to claims brought pursuant to the Securities Act or the Exchange Act or any other claim for which U.S. federal courts would have exclusive jurisdiction. Such exclusive forum provision in our amended and restated articles of association to be effective upon the closing of this offering will not relieve us of our duties to comply with U.S. federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

Our headquarters, research and development and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our executive offices and research and development facilities are located in Israel. In addition, all of our key employees, officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring Arab countries, the Hamas (an Islamist militia and political group that controls the Gaza strip) and the Hezbollah (an Islamist militia and political group based in Lebanon). Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could negatively affect business conditions in Israel in general and our business in particular, and adversely affect our product development, operations and results of operations. Ongoing and revived hostilities or other Israeli political or economic factors, such as, an interruption of operations at the Tel Aviv airport, could prevent or delay shipments of our components or products.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and the market price of our Ordinary Shares, and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary, in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, in 2008, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government has in the past covered the reinstatement value of certain damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business.

Political relations could limit our ability to sell or buy internationally.

We could be adversely affected by the interruption or reduction of trade between Israel and its trading partners. Several countries, companies and organizations still restrict business with the State of Israel and with Israeli companies and continue to participate in a boycott of Israeli companies. Foreign government defense export policies towards Israel could also make it more difficult for us to obtain the export authorizations necessary for our activities.

See “Risks Related to Our Business and Industry” for further information. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business. Similarly, Israeli corporations are limited in conducting business with entities from several countries.

Your rights and responsibilities as a shareholder will be governed by Israeli law, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our amended and restated articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in typical U.S.-based corporations. In particular, a shareholder of an Israeli company has certain duties to act in good faith and fairness toward the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company, and approval of related party transactions that require shareholder approval. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company with regard to such vote or appointment. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations.

Certain of our research and development activities and programs were supported by Israeli Governmental grants, some of which were sold or are in the process of selling. The terms of such grants require us to pay royalties for the applicable products. We may be required to pay penalties in addition to repayment of the grants to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel.

Our research and development efforts relating to our product have been financed in part through royalty-bearing grants in an aggregate amount of approximately $748,000 received from the Israel Innovation Authority, or the IIA, as of December 31, 2022. As of December 31, 2022, our contingent liabilities regarding IIA grants received by us were in an aggregate amount of $777,000. With respect to the royalty-bearing grants, we are committed to pay royalties at a rate of 3% to 3.5% on sales proceeds from our products that were developed, in whole or in part, under IIA programs up to the total amount of grants received, linked to the U.S. dollar and bearing interest at an annual London Interbank Offered Rate, or LIBOR, applicable to U.S. dollar deposits.

The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or require banks to submit rates for LIBOR after 2021. In September 2021, the Bank of Israel, which determines annual interest rates, published a directive which stated that annual interest at a variable rate linked to the LIBOR rate for loans in U.S. dollars will be replaced by the Secured Overnight Financing Rate, or the SOFR, in June 2023. To our knowledge, as of the date hereof, the IIA has not announced whether it will replace LIBOR with SOFR and when this change will happen. In September 2021, the Bank of Israel, which determines annual interest rates, published a directive which stated that annual interest at a variable rate linked to the LIBOR rate for loans in U.S. dollars will be replaced by Secured Overnight Financing Rate, or the SOFR, in June 2023. We believe that this change would not have material impact on our results or our financial position.

Regardless of any royalty payment, we are further required to comply with the requirements of the Israeli Encouragement of Research, Development and Industrial Initiative Technology Law, 5744-1984, as amended, and related regulations, or the Research Law, with respect to those past grants. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. Therefore, the discretionary approval of an IIA committee would be required for any transfer to third parties inside or outside of Israel of know-how or manufacturing or manufacturing rights related to those aspects of such technologies. We may not receive those approvals. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel.

The transfer of IIA-supported technology or know-how outside of Israel may involve the payment of significant amounts, depending upon the value of the transferred technology or know-how, our research and development expenses, the amount of IIA support, the time of completion of the IIA-supported research project and other factors. These restrictions and requirements for payment may impair our ability to sell or otherwise transfer our technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, the consideration available to our shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Our employees and consultants in Israel, including members of our senior management, may be obligated to perform up to 42 days, and in some cases longer periods, of military reserve duty generally until they reach the age of 45 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants. Such disruption could materially adversely affect our business and operations.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect our future business and profitability.

We are an Israeli company and thus subject to Israeli corporate income tax as well as other local taxes applicable to our operations. New local laws and policy relating to taxes, whether in Israel or in any of the jurisdictions in which we operate, may have an adverse effect on our future business and profitability. Further, existing applicable tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us or our subsidiaries.

General Risk Factors

Raising additional capital would cause dilution to our existing shareholders and may affect the rights of existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic arrangements. To the extent that we raise additional capital through the issuance of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of our Ordinary Shares.

Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or Ordinary Shares, our Ordinary Shares price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our Ordinary Shares, or provide more favorable relative recommendations about our competitors, our Ordinary Shares price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our Ordinary Shares price or trading volume to decline.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company whose ordinary shares will be listed in the United States, we will incur significant legal, accounting and other expenses that we did not incur as a private company. We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the other rules and regulations of the Securities and Exchange Commission, or SEC, and the rules and regulations of The NASDAQ Stock Market, or NASDAQ, and provisions of the Companies Law that apply to public companies such as us. The expenses that will be required in order to adequately prepare for being a public company will be material, and compliance with the various reporting and other requirements applicable to public companies will require considerable time and attention of management. For example, the Sarbanes-Oxley Act and the rules of the SEC and national securities exchanges have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. These rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits on coverage or incur substantial costs to maintain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified personnel to serve on our board of directors, our board committees, or as executive officers.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, beginning as early as our annual report on Form 20-F for the fiscal year ended December 31, 2022. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our shares could decline and we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our Ordinary Shares and could adversely affect our ability to access the capital markets.

We have no operating experience as a publicly traded company in the U.S.

We have no operating experience as a publicly traded company in the U.S. Although the individuals who now constitute our management team have experience managing a publicly-traded company, there is no assurance that the past experience of our management team will be sufficient to operate our company as a publicly traded company in the United States, including timely compliance with the disclosure requirements of the SEC. Following the completion of this offering, we will be required to develop and implement internal control systems and procedures in order to satisfy the periodic and current reporting requirements under applicable SEC regulations and comply with the Nasdaq listing standards. These requirements will place significant strain on our management team, infrastructure and other resources. In addition, our management team may not be able to successfully or efficiently manage our company as a U.S. public reporting company that is subject to significant regulatory oversight and reporting obligations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•        our ability to advance the development of our SafeAir systems and other future solutions;

•        existing regulations and regulatory developments in the United States and other jurisdictions;

•        our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

•        the need to hire additional personnel and our ability to attract and retain such personnel;

•        our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•        our dependence on third parties;

•        our financial performance;

•        the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

•        the overall global economic environment;

•        the impact of competition and new technologies;

•        our plans to continue to invest in research and develop technology for new products;

•        our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks; and

•        our ability to restructure our operations to comply with future changes in government regulation.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of Ordinary Shares in this offering will be approximately $7.82 million, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, based on an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders. If the underwriter exercises its option to purchase up to an additional 292,500 Ordinary Shares in full, we estimate that the net proceeds to us from this offering will be approximately $9.15 million, after deducting the estimated underwriting discounts and estimated offering expenses payable by us. Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, by approximately $1.77 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of Ordinary Shares we are offering. An increase (decrease) of 100,000 in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, by $0.46 million, assuming the assumed initial public offering price stays the same.

We currently expect to use the net proceeds from this offering for the following purposes:

•        approximately $3 million for research and development of new technologies as well as existing products;

•        approximately $2 million for marketing and sales efforts in new territories;

•        approximately $665,000 to discharge our indebtedness to Medigus Ltd. under a credit facility agreement we entered into on October 30, 2022 for the purposes of financing our activities and the payment of certain expenses in connection with this offering, which is due and payable on the earlier of (i) one year from the date of the Credit Facility Agreement (The Company may extend such time by up to six months), (ii) the closing of our initial public offering or (iii) the occurrence of certain events of default ; and

•        the remainder for working capital and general corporate purposes and possible future acquisitions.

To the extent the underwriter exercises its over-allotment option or any Underwriter’s Warrants are exercised, we currently expect to use the net proceeds from such exercise for working capital and general corporate purposes, including potential acquisitions. With respect to possible future acquisitions, management has not yet determined the types of businesses that we will target or the terms of any potential acquisition.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in the clinical development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any of the above purposes on a stand-alone basis. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, regulatory approval and demand for our product candidates, operating costs and other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Based on our current plans, we believe that our existing cash, cash equivalents and short-term deposits, together with the net proceeds of this offering, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements through January 2025. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders, and we do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

The Companies Law, imposes further restrictions on our ability to declare and pay dividends. See “Description of Share Capital — Dividend and Liquidation Rights” for additional information.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation — Material Israeli Tax Considerations” for additional information.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2022 (after giving effect to the Bonus Shares and Reverse Stock Split):

•        on an actual basis, totaling 3,597,442 Ordinary Shares;

•        on a pro forma basis, totaling 4,001,423 Ordinary Shares, to give effect to the issuance of 403,981 Ordinary Shares to be issued upon the conversion of the SAFEs in the aggregate amount of $1,514,928, which will automatically convert upon the consummation of this offering, based on an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and to the increase of $125,000 in Medigus’ loan, which occurred after December 31, 2022 and until this date, as if it had occurred on December 31, 2022; and

•        on a pro forma as adjusted basis, totaling 5,951,423 Ordinary Shares, to give further effect to the issuance of 1,950,000 Ordinary Shares in this offering, at an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and estimated offering expenses payable by us and assuming no exercise of the over-allotment option and no exercise of any of the Underwriter’s Warrants issued pursuant to this offering, and to repay of Medigus’ loan in the total amount of $665,000 as if the sale of the securities and the repay of the loan had occurred on December 31, 2022.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2022
U.S. dollars	Actual	Pro Forma	Pro Forma As Adjusted(*)(1)
Cash	89,806	214,806	7,961,458
Total assets	1,147,571	1,272,571	8,728,090
Total long term debt and lease liability	407,569	532,569	7,775
Total shareholders’ equity (deficit)	(1,641,930)	(127,002)	7,853,311
Total capitalization	(1,234,361)	405,567	7,861,086

____________

*        The Pro Forma As Adjusted numbers give effect to $589,152 of issuance expenses that were paid as of December 31, 2022 (the “Prepaid Expense”). Note that the full amount of the issuance expense is $950,000 (the “Total Issuance Expense”), the remaining $360,848 of which was not paid as of December 31, 2022 (the “Excess Portion”). In preparing the pro forma numbers, the Company offset the Prepaid Expense from the company’s shareholders’ equity calculation, which was required under the accounting rules. Thus, after the completion of the company’s IPO, the Total Issuance Expense will not be offset from the shareholders’ equity, but only the Excess Portion that was not paid as of December 31, 2022 will be offset from the shareholders’ equity.

(1)      Each $1.00 increase or decrease in the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, respectively, the amount of cash, total debt, total shareholders’ equity and total capitalization by approximately $1.77 million, nil, $1.77 million and $1.77 million, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us. We may also increase or decrease the number of Ordinary Shares we are offering. An increase or decrease of 100,000 in the number of Ordinary Shares we are offering would increase or decrease, respectively, the amount of cash, total debt, total shareholders’ equity and total capitalization by $0.46 million, nil, $0.46 million and $0.46 million, assuming the assumed initial public offering price per Ordinary Share, as set forth on the cover page of this prospectus, remains the same. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The number of Ordinary Shares to be issued and outstanding immediately after this offering assumes that all of the Ordinary Shares offered hereby are sold, and is based on 4,001,423 Ordinary Shares issued and outstanding as of the date of this prospectus. This number excludes:

•        Warrants to purchase an aggregate of 359,020 Ordinary Shares at a nominal exercise price, which warrants shall be issued to certain consultants upon the completion of this offering;

•        (i) Warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully-diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price based on a company valuation of $10 million (pre-offering), which warrants will be issued to an advisor upon the completion of this offering; and (ii) warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price in this offering, which warrants will be issued to an advisor upon the completion of this offering;

•        Warrants to purchase 111,261 Ordinary Shares pursuant to a certain purchase agreement; and

•        610,156 Ordinary Shares reserved for future issuance under our incentive option plan.

DILUTION

If you invest in our securities in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per Ordinary Share in this offering and the pro forma as adjusted net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of December 31, 2022, we had a negative net tangible book value of ($1.64 million), or ($0.46) per Ordinary Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding on December 31, 2022 (based on 3,597,442 Ordinary Shares).

Our pro forma negative net tangible book value as of December 31, 2022 was ($0.13) million, or ($0.03) per Ordinary Share. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Ordinary Shares outstanding as of December 31, 2022, based on 4,001,423 Ordinary Shares, after giving effect to the automatic conversion of all outstanding shares under the SAFEs into 403,981 Ordinary Shares.

After giving further effect to the sale of the securities offered by us in this offering, based on 1,950,000 Ordinary Shares, at an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, assuming no exercise of the underwriter’s over-allotment option and no exercise of any of the Underwriter’s Warrants issued pursuant to this offering, and after deducting the estimated underwriting discounts and estimated offering expenses, our pro forma as adjusted net tangible book value at December 31, 2022, based on 5,951,423 Ordinary Shares, would have been $1.32 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $1.35 per share to existing shareholders and immediate dilution of $3.68 per Ordinary Share to purchasers of Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by these purchasers and pro forma as adjusted net tangible book value per Ordinary Share immediately after the completion of this offering.

The following table illustrates this dilution per Ordinary Share:

Assumed public offering price per Ordinary Share	$5.00
Pro forma net tangible book value per Ordinary Share as of December 31, 2022	$(0.03)
Increase in net tangible book value per Ordinary Share attributable to existing shareholders	$1.35
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$1.32
Dilution per Ordinary Share to new investors	$3.68

The pro forma and pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2022 after this offering by approximately $0.32 per Ordinary Share, and would increase (decrease) dilution to investors in this offering by $0.68 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, and assuming no exercise of the over-allotment option and no exercise of any of the Underwriter’s Warrants issued pursuant to this offering. We may also increase or decrease the number of Ordinary Shares we are offering. An increase (decrease) of 100,000 in the number of Ordinary Shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of December 31, 2022 after this offering by approximately $0.06 per Ordinary Share, and would decrease (increase) dilution to investors in the offering by approximately $0.06 per Ordinary Share, assuming the assumed initial public offering price per Ordinary Share remains the same, after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

If the underwriter exercises in full its over-allotment option to purchase Ordinary Shares, the pro forma as adjusted net tangible book value will increase to $1.47 per Ordinary Share, representing an immediate increase in pro forma as adjusted net tangible book value to existing shareholders of $0.15 per Ordinary Share and an immediate dilution of $3.53 per Ordinary Share to new investors participating in this offering.

The following table shows, as of December 31, 2022, on a pro forma as adjusted basis, the number of Ordinary Shares purchased from us, the total consideration paid to us and the average price paid per share by existing shareholders and by new investors purchasing Ordinary Shares in this offering at an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting the estimated underwriting discounts and estimated offering expenses payable by us:

	Shares		Total Consideration		Average Price Per Ordinary Share
	Number	Percent	Amount	Percent
Existing shareholders	3,597,442	60.44%	$11,886,273	51.35%	$3.30
SAFEs	403,981	6.79%	$1,514,928	6.54%	$3.75
New investors	1,950,000	32.77%	$9,750,000	42.11%	$5.00
Total	5,951,423	100.00%	$23,151,201	100.00%	$3.89

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the total consideration paid by investors participating in this offering, total consideration paid by all shareholders and the average price per share paid by all shareholders by approximately $1.95 million, $1.95 million and $0.38, respectively, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and before deducting the estimated underwriting discounts and estimated offering expenses payable by us. Similarly, a 100,000 increase in the number of Ordinary Shares offered by us, as set forth on the cover of this prospectus, would increase the total consideration paid by investors participating in this offering, total consideration paid by all shareholders and the average price per share paid by all shareholders by approximately $0.50 million, $0.50 million and $0.02, respectively, assuming the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

The number of the Ordinary Shares to be issued and outstanding immediately after this offering assumes that all of the Ordinary Shares offered hereby are sold, and is based on 4,001,423 Ordinary Shares issued and outstanding as of the date of this prospectus. This number excludes:

•        Warrants to purchase an aggregate of 359,020 Ordinary Shares at a nominal exercise price, which warrants shall be issued to certain consultants upon the completion of this offering;

•        (i) Warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully-diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price based on a company valuation of $10 million (pre-offering), which warrants will be issued to an advisor upon the completion of this offering; and (ii) warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price in this offering, which warrants will be issued to an advisor upon the completion of this offering;

•        Warrants to purchase 111,261 Ordinary Shares pursuant to a certain purchase agreement; and

•        610,156 Ordinary Shares reserved for future issuance under our incentive option plan.

To the extent that outstanding options are exercised, new options or warrants are issued or we issue additional Ordinary Shares in the future, there will be further dilution to new investors. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our audited consolidated financial statements including the related notes thereto, beginning on page F-1 of this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks and uncertainties. You should read the sections of this prospectus titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of the factors that could cause our actual results to differ materially from our expectations.

Overview

We are an aerospace company that is focused on drone safety systems and engaged in the business of designing, developing, and providing what we believe are best-in-class autonomous parachute safety systems for commercial drones, also known as unmanned aerial systems or UAS. Our company was founded by a group of aviation professionals, together with veteran drone operators, to address the drone industry’s safety challenges. Our goal is to enable the drone industry to realize its greatest potential through increasing safety and mitigating operational risk.

We have experienced net losses in every period since our inception in 2013. We incurred net losses of $1,653,038 and $615,381 for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, we had accumulated losses of $14,651,678. We anticipate that we will continue to incur significant losses for the foreseeable future as our operating expenses and capital expenditures increase substantially due to our continued investment in research and development as well as in sales and marketing activities and as we hire additional employees over the coming years. Furthermore, upon closing of this offering, we expect to incur additional expenses associated with operating as a U.S. public company, including significant legal, accounting, investor relations and other expenses.

For more information regarding our business and operations, see the section entitled “Business” below.

Components of Operating Results

Sales

Revenue is recognized when (or as) control of the promised goods or services is transferred to the customer, and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods. The Company follows five steps to record revenue: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) we satisfy our performance obligations.

The Company’s revenues consist of sales of drone safety systems with a one-year warranty, directly to customers via direct sales to system manufactures, resellers and an online store. The payment terms are usually an advance payment through a credit card or a bank wire or 30 days credit upon delivery of the product for certain existing clients.

The Company recognizes revenue from the sale of its products at the point of time when control is transferred to its customers. Once the Company’s products have been physically delivered to the agreed location, the Company no longer has a physical holding but has a present right to receive payment without retaining any significant risks or benefits.

The Company’s products include warranties which require the Company to either replace or repair defective products during the warranty period if the products fail to comply with their described specifications. Such warranties are not accounted for as separate performance obligations and hence no revenue is allocated to them. Instead, a provision is made for the costs of satisfying the warranties.

Each transaction of a product sale (including a warranty) consists of one performance obligation.

Cost of Sales

Cost of sales consists primarily of expenses related to the purchase of materials of products sold, salary and related. It also consists of write down charges of obsolete inventory items, and royalties to the IIA on sales.

The Government of Israel, through the IIA, encourages research and development projects by providing grants. We may receive grants from the IIA at the rates that range from 20% to 50% of the research and development expenses, as prescribed by the research committee of the IIA. Our research and development efforts relating to our product have been financed in part through royalty-bearing grants in an aggregate amount of approximately $748,000 received from the Israel Innovation Authority, or the IIA, as of December 31, 2022. As of December 31, 2022, our contingent liabilities regarding IIA grants received by us were in an aggregate amount of approximately $777,000. With respect to the royalty-bearing grants we are committed to pay royalties at a rate of 3% to 3.5% on sales proceeds from our products that were developed in whole or in part using these IIA grants. For information regarding our obligations in connection with the grants received from the IIA under the Research Law, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Government Grants and Related Royalties” below.

Operating expenses

Our current operating expenses consist of three components: (i) research and development expenses; (ii) sales and marketing expenses and (iii) general and administrative expenses. Labor costs are the most significant component of operating expenses and consist of salaries including benefits.

Research and development expenses

Research and development expenses consist primarily of labor costs, subcontractors, material and costs associated with patent-related expenses. Costs are expensed as they are incurred.

We anticipate that our research and development expenses will increase in the future as we increase our development headcount and infrastructure to support our continued research and development programs and the potential commercialization of our products.

Sales and marketing expenses

Sales and marketing expenses consist primarily of labor costs and consultants.

General and administrative expenses

General and administrative expenses consist primarily of labor costs, professional service fees and facilities.

We anticipate that we will incur increased expenses related to audit, legal, regulatory and tax-related services associated with maintaining compliance with Nasdaq and SEC requirements, director and officer insurance premiums, director compensation, and other costs associated with being a public company.

Prospective Initial Public Offering Expenses

Prospective initial public offering expenses consist of professional service fees relating to the prospective initial public offering.

Finance income and expenses

Finance income consists of net currency exchange rate differences, while finance expenses consist of interest expenses and bank charges.

Income Taxes

We have yet to generate taxable income in Israel. As of December 31, 2022, our net operating loss carryforwards for tax purposes were approximately $12 million. We anticipate that we will continue to generate losses for the foreseeable future and that we will be able to carry forward these losses for tax purposes indefinitely to future taxable years. Accordingly, we do not expect to pay taxes in Israel until we have taxable income after the full utilization of our carry forward tax losses.

Results of Operations

Our results of operations have varied in the past and can be expected to vary in the future due to numerous factors. We believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

Below is a summary of our results of operations for the periods indicated:

	Year Ended December 31,
(in USD, except share data)	2022	2021
Statements of Operations Data:
Sales	560,118	724,391
Cost of sales	(337,565)	(464,715)
Gross profit	222,553	259,676
Research and development expenses	(640,328)	(603,702)
Sales and marketing expenses	(264,728)	(168,700)
General and administrative expenses	(766,711)	(474,703)
Prospective initial public offering expenses	(389,396)	—
Operating loss	(1,838,610)	(987,429)
Finance income	202,958	372,048
Interest expenses with respect to funding from parent company	(17,386)
Comprehensive and net loss	(1,653,038)	(615,381)
Basic and diluted loss per share	(0.49)	(1.71)
Weighted average number of shares outstanding used in computing basic and diluted loss per share	3,349,071	359,743

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Sales

Sales decreased by $164,273, or 22.7%, to $560,118 for the year ended December 31, 2022, compared to $724,391 for the year ended December 31, 2021. This decrease was mainly attributed to that fact, that the company shifted towards sales to OEMs integrations rather than to the aftermarket segment. This shift is accompanied with longer sales cycles and longer development periods, which mainly affect revenue recognition.

Cost of sales

Cost of sales decreased by $127,150, or 27.4%, to $337,565 for the year ended December 31, 2022, compared to $464,715 for the year ended December 31, 2021. The decrease was in direct proportion to the decrease in sales, excluding fixed expenses.

Research and development expenses

Research and development expenses increased by $36,626, or 6.1%, to $640,328 for the year ended December 31, 2022, compared to $603,702 for the year ended December 31, 2021. Research and development expenses mainly consist labor and subcontractors’ cost.

Sales and marketing expenses

Sales and marketing expenses increased by $96,028, or 56.9%, to $264,728 for the year ended December 31, 2022, compared to $168,700 for the year ended December 31, 2021. The increase resulted mainly from subcontractors’ costs.

General and administrative expenses

General and administrative expenses increased by $292,008, or 61.5%, to $766,711 for the year ended December 31, 2022, compared to $474,703 for the year ended December 31, 2021. The increase resulted mainly from professional services.

Prospective initial public offering expenses

Prospective initial public offering expenses sum-up to a total of $389,396 for the year ended December 31, 2022. Prospective initial public offering expenses include the portion of IPO expenses related to selling shareholders and includes specifically identifiable incremental expenses directly related to the preparation and filing of the registration statement on Form F-1 of which this prospectus forms a part, such as legal, advisors and printing expenses.

Finance income, net

Finance income, net was $202,958 for the year ended December 31, 2022, compared to finance income, net of $372,048 for the year ended December 31, 2021. Finance income, net was primarily due to exchange rate differences on the debt due to the former parent company which was converted into equity in 2022.

Interest expenses with respect to funding from parent company

Interest expenses with respect to funding from parent was $17,386 for the year ended December 31, 2022, due to our parent company’s loan.

Comprehensive and net loss

Comprehensive and net loss increased by $1,037,657, or 168.6%, to $1,653,038 for the year ended December 31, 2022, compared to a net loss of $615,381 for the year ended December 31, 2021. The increase was mainly the result of decrease in Company’s sales and increase in operating expenses.

Government Grants and Related Royalties

We have developed drone safety systems, at least in part, with funds from IIA grants, and, accordingly, we would be obligated to pay these royalties on sales of the aforementioned products. Below is a description of our obligations in connection with the grants received from the IIA under the Research Law:

Local Manufacturing Obligation

As long as the manufacturing of our product candidates takes place in Israel and no technology funded with IIA grants is sold or out licensed to a non-Israeli entity, the maximum aggregate royalties paid would generally be up to the total amount of grants received, linked to the U.S. dollar and bearing interest at an annual LIBOR applicable to U.S. dollar deposits, as published on the first business day of each calendar year. In this regard, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or require banks to submit rates for LIBOR after 2021.

In September 2021, the Bank of Israel, which determines annual interest rates, published a directive which stated that annual interest at a variable rate linked to the LIBOR rate for loans in U.S. dollars will be replaced by Secured Overnight Financing Rate, or the SOFR, in June 2023. We believe that this change would not have material impact on our results or our financial position.

Further, when a company develops know-how, technology or products using IIA grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. Therefore, the discretionary approval of an IIA committee would be required for any transfer to third parties inside or outside of Israel of know-how or manufacturing or manufacturing rights related to those aspects of such technologies. We may not receive those approvals. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel.

Under the terms of the Research Law, the products may be manufactured outside of Israel by us or by another entity only if prior approval is received from the IIA (such approval is not required for the transfer of up to 10% of the manufacturing capacity in the aggregate, in which case a notice must be provided to the IIA and not be objected to by the IIA within 30 days of such notice).

Know-How Transfer Limitation

The Research Law restricts the ability to transfer know-how funded by the IIA outside of Israel. Transfer of IIA funded know-how outside of Israel requires prior approval of the IIA and may be subject to payments to the IIA, calculated according to formulae provided under the Research Law. The redemption fee is subject to a cap of six times the total amount of the IIA grants, plus interest accrued thereon (i.e. the total liability to the IIA, including accrued interest, multiplied by six). If we wish to transfer IIA funded know-how, the terms for approval will be determined according to the nature of the transaction and the consideration paid to us in connection with such transfer.

Approval of transfer of IIA funded know-how to another Israeli company may be granted only if the recipient abides by the provisions of the Research Law and related regulations, including the restrictions on the transfer of know-how and manufacturing rights outside of Israel.

Change of Control

Any non-Israeli citizen, resident or entity that, among other things, (i) becomes a holder of 5% or more of our share capital or voting rights, (ii) is entitled to appoint our directors or our chief executive officer or (iii) serves as one of our directors or as our chief executive officer (including holders of 25% or more of the voting power, equity or the right to nominate directors in such direct holder, if applicable) is required to notify the IIA and undertake to comply with the rules and regulations applicable to the grant programs of the IIA, including the restrictions on transfer described above.

Approval to manufacture products outside of Israel or consent to the transfer of IIA funded know-how, if requested, is within the discretion of the IIA. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer IIA funded know-how or manufacturing out of Israel.

The consideration available to our shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

Impact of COVID-19

The global spread of COVID-19 led many countries, including Israel, to impose stringent limitations on movement, gatherings, transit of passengers and goods and to close the borders between countries. The responses of governments have notably impacted many economies as well as capital markets worldwide.

Our company was able to maintain almost ordinary levels of operations during the period. We were affected by service providers lack of availability and extended times of delivery from suppliers abroad.

Future possible impact of COVID-19 will depend on future developments with the pandemic which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions by governments around the world to contain COVID-19 or treat its impact, among others.

The Company is exposed to the effects and risks associated with the global shortage of electronic components. Since the end of 2020, there has been a worldwide shortage of electronic components which affects the entire electronics industry. The current situation is expected to continue into 2023 and beyond.

Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The company is in its commercialization stage and does not generate significant revenue at this stage. Therefore, the company has incurred recurring losses and negative cash flows from operating activities since inception, such that as of December 31, 2022, the company had accumulated losses of $14.7 million and a total shareholders’ deficit of approximately $1.6 million. The company’s operations have been funded substantially through loans from the former parent company, which were converted into equity in January 2022. In 2022, the company issued Simple Agreements for Future Equity in consideration of approximately $1,515 thousand (see “Certain Relationships and Related Party Transactions — Simple Agreements for Future Equity” for further information). The company entered into a credit facility agreement with Medigus Ltd. in October 2022. See “Certain Relationships and Related Party Transactions — Loan Conversion Agreement” and “Certain Relationships and Related Party

Transactions — Medigus Loan, Credit Facility and Consulting Agreement” for further information and is in the process of an initial public offering in the United States. Considering the above, the company’s dependency on external funding for its operations raises a substantial doubt about the company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Liquidity and Capital Resources

Overview

We are in our commercialization stage and do not generate significant revenue in this stage. Therefore, we have suffered recurring losses from operations and negative cash flows from operations since inception. Our operations have been funded substantially through loans from related parties, SAFEs and government grants for research and development projects received from the IIA. Considering the above, our dependency on external funding for our operations raises a substantial doubt about our ability to continue as a going concern.

Since our inception, we have financed our operations primarily through loans from related parties, SAFEs and government grants for research and development projects received from the IIA for aggregate proceeds of approximately $15 million. As of December 31, 2022, we had approximately $90 thousands in cash.

We believe that our existing cash will be sufficient to support working capital and capital expenditure requirements through the end of May 2023, without using the net proceeds from this offering.

We believe the proceeds of this offering, together with our current cash, will be sufficient to meet our working capital and capital expenditure requirements at least through January 2025. Our main expense over this period will be hiring more employees and we will evaluate our expenses on an annual basis over this period to determine whether we will need additional financing.

Our future long-term capital requirements will depend on many factors, including:

•        the progress and costs of our research and development activities, including for new technologies;

•        the costs of manufacturing our products, including increasing production capacity;

•        the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

•        the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally; and

•        the magnitude of our general and administrative expenses.

Until we can generate significant recurring revenues, profit and cash flow provided by operating activity we expect to satisfy future cash needs through debt or equity financings as well as governmental grants and proceeds from exercises of options and warrants. In the event that we require additional financing, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition.

The table below shows a summary of our cash flows for the periods indicated:

	Year Ended December 31,
	2022	2021
	(USD)
Cash at beginning of the period	33,024	113,938
Net cash used in operating activities	(1,971,635)	(985,898)
Net cash used in investing activities	(9,725)	(5,572)
Net cash provided by financing activities	2,038,142	910,556
Net increase (decrease) in cash and cash equivalents	56,782	(80,914)
Cash at the end of the period	89,806	33,024

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Net cash used in operating activities

We have generated negative cash flows. We primarily use the cash from operating activities for labor costs and subcontractors. Cash used in operating activities mainly consists of our net loss adjusted for certain non-cash items, including depreciation expenses, inventory write-down, currency exchange differences with respect to amounts due to a related company and changes in operating assets and liabilities during each period.

During the years ended December 31, 2022 and 2021, net cash used in operating activities was $1,971,635 and $985,898, respectively. The primary factors affecting operating cash flows during these years were net losses of $1,653,038 and $615,381 during the year ended December 31, 2022 and 2021, respectively.

Net cash used in investing activities

Net cash used in investing activities increased by $4,153 to $9,725 for the year ended December 31, 2022, compared to $5,572 for the year ended December 31, 2021, which was used to purchase computers and office equipment.

Net cash used in financing activities

Net cash provided by financing activities increased by $1,127,586 to $2,038,142 for the year ended December 31, 2022, compared to $910,556 for the year ended December 31, 2021. This increase was mainly due to proceeds from issuance of SAFEs and a loan from parent company.

We are a development-stage technology company and it is not possible for us to predict with any degree of accuracy the outcome of our research and development efforts. As such, it is not possible for us to predict with any degree of accuracy any significant trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net loss, liquidity or capital resources, or that would cause financial information to not necessarily be indicative of future operating results or financial condition. However, to the extent possible, certain trends, uncertainties, demands, commitments and events are described herein.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to a variety of financial risks, which result from our financing, operating and investing activities. The objective of financial risk management is to contain, where appropriate, exposures in these financial risks to limit any negative impact on our financial performance and position. Our main financial instruments are our cash and other receivables, trade and other payables. The main purpose of these financial instruments is to raise finance for our operations. We actively measure, monitor and manage our financial risk exposures by various functions pursuant to the segregation of duties and principals. The risks arising from our financial instruments are mainly credit risk and currency risk. The risk management policies employed by us to manage these risks are discussed below.

Credit risk

Credit risk arises when a failure by counterparties to discharge their obligations could reduce the amount of future cash inflows from financial assets on hand at the balance sheet date. We closely monitor the activities of our counterparties and control the access to our intellectual property which enables it to ensure the prompt collection. Our main financial assets are cash as well as trade receivables and other receivables and represent our maximum exposure to credit risk in connection with our financial assets. Wherever possible and commercially practical, we hold cash with major financial institutions in Israel.

Currency risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not our functional currency. We are exposed to foreign exchange risk arising from currency exposure primarily with respect to the NIS, as the majority of our expenses are denominated in NIS, and to the AUD, as we had a balance due to our former parent company which was denominated in AUD. As most of our revenues are USD derived, the USD is our functional currency. Our policy is not to enter into any currency hedging transactions.

Liquidity risks

Liquidity risk is the risk that arises when the maturity of assets and the maturity of liabilities do not match. An unmatched position potentially enhances profitability, but it can also increase the risk of loss. We have procedures to minimize such loss by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities. As of December 31, 2022, we have a negative working capital.

Off-Balance Sheet Arrangements

We have off-balance sheet arrangements in connection with our research and development agreements with the IIA. As of December 31, 2022, our contingent liabilities regarding IIA grants received by us were in an aggregate amount of approximately $777,000. With respect to the royalty-bearing grants, we are committed to pay royalties at a rate of 3% to 3.5% on sales proceeds from our products that were developed under IIA programs up to the total amount of grants received, linked to the U.S. dollar and bearing interest at an annual LIBOR applicable to U.S. dollar deposits. We are obligated to repay the Israeli government for the grants received only to the extent that there are revenues of the funded products. The LIBOR accrued interest of the total IIA grants is approximately $29,000, which we do not consider to be a material liability.

In September 2021, the Bank of Israel, which determines annual interest rates, published a directive which stated that annual interest at a variable rate linked to the LIBOR rate for loans in U.S. dollars will be replaced by Secured Overnight Financing Rate, or the SOFR, in June 2023. We believe that this change would not have material impact on our results or our financial position.

We do not believe that off-balance sheet arrangements and commitments are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        a requirement to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

•        to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation;

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

•        an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

Critical Accounting Policies and Estimates

Revenue recognition

Revenue is recognized when (or as) control of the promised goods or services is transferred to the customer, and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods. The Company follows five steps to record revenue: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) the Company satisfies its performance obligations.

The Company’s revenues consist of sales of drone safety systems (“products”) with a one-year warranty, directly to customers via direct sales to system manufactures, resellers and an online store. The payment terms are usually an advance payment through a credit card or a bank wire or 30 days credit upon delivery of the product for certain existing clients.

The Company recognizes revenue from the sale of products at the point of time when control is transferred to its customers. Once the products have been physically delivered to the agreed location, the Company no longer has a physical holding but has a present right to receive payment without retaining any significant risks or benefits.

The products include warranties which require the Company to either replace or repair defective products during the warranty period if the products fail to comply with their described specifications. Such warranties are not accounted for as separate performance obligations and hence no revenue is allocated to them. Instead, a provision is made for the costs of satisfying the warranties.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, the Company is in its commercialization stage and has not generated significant revenues at this stage. Therefore, the Company has incurred recurring losses and negative cash flows from operating activities since inception, such that as of December 31, 2022, the Company had accumulated losses of $14.7 million and a deficit of approximately $1.6 million. The Company’s operations have been funded substantially through funding from the former parent company which were converted into equity in January 2022, upon sale transaction at the shareholder level. In February, March and May 2022, the Company issued Simple Agreements for Future Equity (SAFEs) in consideration of approximately $1,515 thousand. On October 30, 2022 the Company entered into a credit facility agreement with Medigus with an aggregate initial amount of up to $625 thousand.

The Company is also in a process of an initial public offering in the United States. Considering the above, the Company’s dependency on external funding for its operations raises a substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BUSINESS

Overview

We are an aerospace company that is focused on drone safety systems and engaged in the business of designing, developing, and providing what we believe are best-in-class autonomous parachute safety systems for commercial drones, also known as unmanned aerial systems or UAS. Our company was founded by a group of aviation professionals, together with veteran drone operators, to address the drone industry’s safety challenges. Our goal is to enable the drone industry to realize its greatest potential through increasing safety and mitigating operational risk.

Drones are either navigated manually with a remote control or operated autonomously by software. Drones have long seen widespread use in the military for surveillance and long-range attack purposes and have also been used for weather monitoring and search and rescue operations. As developments in the mobile industry have enabled manufacturers to decrease the size, weight, and cost of batteries and cameras, the drone industry has expanded beyond its largely military-based origins and scale for commercial and civil government use cases. Increased automation of drones and a global concern for sustainability have also driven demand. Drones have become an integral workflow tool among a myriad of global industries and have a wide array of commercial applications, such as photography, agriculture, package delivery, first response/public safety, surveying, construction site monitoring, and infrastructure inspection. Drones are easy enough even for private individuals to maintain and operate and do not require expensive infrastructure, allowing for recreational use. As demand and use cases for commercial drones have increased, so too have concerns over drone safety, and we believe our safety solutions place us in a strong position to take advantage of the developing market and regulatory frameworks, which are increasingly recognizing parachute recovery systems as effective forms of risk mitigation for expanded operational approvals.

Our unique, patented technology enables parachute deployment on drones in a fraction of a second using an autonomous computer paired with a ballistic parachute launcher. We believe that we have created a new benchmark in drone safety with low altitude parachute deployment capabilities and high levels of reliability. Globally, our solutions have proven critical to enabling commercial drone operations over populated areas and beyond-visual-line-of-sight, or BVLOS, which require prior approval from aviation regulators, including the U.S., Canada, Israel, Brazil, Singapore, Australia, Ireland and the U.K., among other countries. These authorizations facilitate new business opportunities and applications for expanded drone operations worldwide, thus enhancing the value proposition of our solutions for our customers.

The Company does not rely on licensing partners and licensees but instead relies on sale, collaboration and other arrangements with third-party service providers, vendors and development partners that purchase the Company’s products and then seek regulatory approval for the combined use of their drones with the Company’s products. The Company has no licensing agreements or arrangements with, and does not receive any royalty payments from, any parties, except for one license agreement for the out-license of software previously developed by the Company for the production of its hardware, which has generated an immaterial amount of revenue.

Our Solutions

Our unique, patented technology for drones, the SafeAir system, is designed to protect hardware, people, and payload in the event of an in-flight failure. The SafeAir system is a smart parachute system that monitors UAS flight in real time, identifies critical failures and autonomously triggers a parachute in the event of an emergency. The system contains a flight termination system, a black box to enable post-deployment analysis, and a warning buzzer to alert people of a falling drone. In addition to being fully autonomous, the SafeAir system includes a separate remote control for manual parachute deployment capability.

We have a global distribution footprint and have forged partnerships all around the world, including India, South Korea, the United States, Latin America and Europe. We sell our drone safety systems as off-the-shelf solutions, as well as perform integrations with original equipment manufacturers, or OEMs, offering customized, bespoke safety solutions for a large variety of aerial platforms, including multi-rotor, fixed wing, vertical take-off and landing, or VTOL, heavy lift, and urban air mobility. Our technology has been sold to and used by some of the world’s top companies and organizations, including drone companies such as LIFT Aircraft, Airobotics, SpeedBird Aero and Doosan Corporation and other leading and known brands and entities such as CNN, the New York Times, Hensel Phelps, Verizon Media (Skyward), Fox Television Station, the Chicago Police Department and Fortis Construction.

SafeAir Solutions Portfolio

SafeAir Phantom

Autonomous parachute system designed for the DJI Phantom 4 series, ASTM F3322-18 certified.

Total weight: 160 grams

Minimum safe altitude: 19.02 meters

Average descent rate: 5.12 meters per second

Approximate impact energy: 21 Joules

*Compatible with all Phantom 4 (drone type) series configurations, excluding RTK model

SafeAir Mavic

Autonomous parachute system designed for the DJI Mavic 2 series, ASTM F3322-18 certified.

Total weight: 165 grams.

Minimum safe altitude: 19.11 meters.

Average descent rate: 3.93 meters per second.

Approximate impact energy: 8.2 Joules.

Compatible with DJI Mavic Pro and Mavic 2 series (drone types, excluding Enterprise add-ons).

SafeAir M-200 Pro

Autonomous parachute system designed for the DJI Matrice 200 series, ASTM F3322-18 certified.

Total weight: 790 grams.

Minimum safe effective altitude: 30.47 meters.

Average descent rate: 4.28 meters per second.

Approximate impact energy: 56.24 Joules.

Compatible with DJI Matrice 200 & 210 series (drone types).

SafeAir M-300 Pro

Autonomous parachute system designed for the DJI Matrice 300 series, ASTM F3322-18 certified.

Total weight: 900 grams.

Minimum safe effective altitude: 30.39 meters.

Average descent rate: 4.41 meters per second

Approximate impact energy: 87.5 joules.

Compatible with DJI Matrice 300 RTK (drone type).

SafeAir M-600 Pro

Autonomous parachute system designed for the DJI Matrice 600 series.

Total weight: 845 grams.

Minimum safe effective altitude: 29 meters.

Average descent rate: 5.27 meters per second.

Approximate impact energy: 215 joules.

Compatible with DJI Matrice 600 Series (drone type).

SafeAir V1EX	Autonomous parachute system designed for the Airobotics V1EX drone-in-a-box platform. ASTM F3322-18 certified, pending final approval for type certificate from the FAA.

SafeAir 350

Parachute system for up to 770 pounds. Installed primarily on manned platforms (air taxis, urban air mobility) such as the LIFT HEXA, an all-electric vertical takeoff and landing (eVTOL) single-passenger multicopter. Combines an independent flight termination system, smart computer, and highly effective parachute to prevent loss of control.

Custom Integrations

Generic parachute system for up to 440 pounds. Designed for multicopters, fixed wing aircrafts, and VTOLs. Installed on various OEM platforms, such as Doosan Mobility Innovation (South Korea) and Speedbird Aero (Brazil)

Milestones

The market for safety systems for commercial drones is rapidly evolving and subject to regulatory frameworks around the world that are in various stages of development and sophistication. We have played a key role, as a leader in parachute safety systems, in the development of both the technology behind and regulations around safe UAS operations. Below are some key technological, testing, and regulatory milestones that we have been involved in.

In April 2018, we partnered with Allianz Global Corporate & Specialty (AGCS), the specialist corporate re/insurer of Allianz Group, to reduce risks related to commercial UAS. AGCS provides comprehensive hull and liability coverage for a range of risks associated with UAS and insures thousands of drone operators. Our partnership allows AGCS to offer its clients pricing incentives and preferential conditions for using our parachute safety systems, thereby encouraging the use of our products and the safe operation of UAS.

On October 1, 2018, we announced that the first ever Federal Aviation Administration (FAA) waiver for flight over people with a parachute safety system was granted to a UAS operator using the ParaZero SafeAir system on a DJI Phantom 4. The operator was Botlink, a drone software and hardware technology company based in North Dakota, who utilized the waiver to perform missions for local law enforcement and to generate media content as part of the FAA’s UAS Integration Pilot Program (UASIPP), a program founded in 2017 to help the FAA create regulations to enable the safe and secure integration of drones into the national airspace system.

On June 26, 2019, we announced that the North Dakota Department of Transportation had secured a FAA waiver for operations over people using our SafeAir Mavic + ASTM Professional Kit. This was the first waiver approved using our SafeAir Mavic, which had recently been declared compliant with ASTM F3322-18, an international standard for UAS parachutes published in 2018 by ASTM International, an organization that develops and publishes voluntary consensus technical standards for a range of systems and services. The SafeAir Mavic achieved ASTM F3322-18 compliance following a series of successful aerial deployment tests validated by the Northern Plains UAS Test Site, one of a small number of designated FAA test sites. This represented an important milestone in making our solutions in particular, and certified parachute systems in general, a future requirement for drone manufacturers and operators.

On July 11, 2019, we announced that four additional waivers for operations over people were granted by the FAA to operators using the ParaZero SafeAir and ASTM Professional Kit on their Phantom 4s or Mavic 2s. These waivers had historically been difficult to secure and we believe that the rapid pace at which they were granted to operators using the SafeAir system demonstrated the scalability and availability of our solutions. By July of 2020, we were able to announce that 100 organizations in the U.S. had secured FAA operational waivers granting flight over populated areas using drones fitted with our SafeAir system parachute technology.

On December 5, 2019, we announced a partnership with SkyWatch.AI, a risk-assessment and InsurTech platform for the drone industry, with the goal of allowing drone operators to dramatically mitigate risk through the ASTM-compliant ParaZero system, reduce their insurance costs with SkyWatch.AI and also apply for FAA waivers for operations over people, or OOP.

Our success in enabling our customers to receive expanded regulatory approvals has not been limited to the United States. On July 15, 2019 we declared compliance with Transport Canada’s (TC) regulations for drone operations over people, which had become effective less than two months prior. This achievement allowed operators across North America to use our solutions and demonstrated our position as an industry leader in developing technology and compliant products to help enable safe and legal flight over people.

On August 12, 2020 Speedbird Aero, a Latin American drone delivery company, announced that it had received regulatory approval from Brazil’s National Civil Aviation Agency (ANAC) to operate two experimental drone delivery routes in Brazil. Speedbird Aero operates a fleet of proprietary delivery drones throughout Brazil and other countries, each with an integrated ParaZero parachute recovery system. Speedbird Aero became the first company in Latin America to win regulatory approval for a drone delivery operation. We began a multi-phase integration project with Speedbird Aero in June of 2021 and, using our SafeAir system, Speedbird Aero now regularly offers on-demand multimodal delivery services in partnership with multiple global organizations.

On March 22, 2021, we announced that a bespoke OEM version of our SafeAir drone safety system was integrated into the DS30, a hydrogen fuel cell commercial drone manufactured by Doosan Mobility Innovation (DMI), the drone branch of Doosan Corporation, a multi-billion dollar enterprise. Every aspect of the DS30’s design was carefully crafted to optimize performance and safety and ParaZero engineers worked with the Doosan team from the design stage to integrate our unique drone safety system into the DS30. The DS30 is an endurance drone, capable of carrying an 11 pound (5 kilogram) payload and flying for more than two hours, equipped with an enhanced version of ParaZero’s sophisticated SmartAir Pro onboard computer and sensors, providing enhanced safety for all mission stakeholders. During the Covid-19 pandemic, DMI delivered critical supplies to outlying island residents in Korea, enabled by and demonstrating the importance of the SafeAir system for advanced operations.

In March of 2021, LIFT Aircraft successfully demonstrated that the U.S. Air Force could safely fit and transport its Hexa electric vertical take-off and landing, or eVTOL, aircraft in a C-130J Combat King II, with an integrated ParaZero ballistic parachute system for advanced air mobility platforms. Around the same time, our safety system helped researchers at Virginia Tech’s Mid-Atlantic Aviation Partnership (MAAP), College of Engineering, perform the first direct research on drone-automobile collisions, which demonstrated the minimal risk drones present to moving vehicles when operated at speeds at or less than 62 miles per hour and provided foundational information for future OOP means of compliance to support additional advanced operations. These accomplishments demonstrate our involvement in both civil and military research and development in the U.S., which we believe positions us in an advantageous position in the U.S. market.

On July 29, 2021, we announced that our SafeAir solutions were chosen to provide safety systems enabling an end-to-end autonomous solution, in a collaboration with leading fleet management and Command and Control (C2) provider Blue White Robotics and Easy Aerial, a manufacturer of fully autonomous, drone-in-a-box solutions. Equipping Easy Aerial’s military-grade autonomous drones with ParaZero safety systems provides a drone-based solution for first responders, who are able to launch drone missions and receive real-time situational awareness from a remote operations center before deploying additional resources or personnel, thereby helping to ensure the safety of both public safety officers and the community.

On September 30, 2021, we announced that we had entered into a regional strategic partnership with Paras Aerospace, an Indian tech development company, to address the safety requirements of drones in India, leveraging the technical excellence of Paras Aerospace’s infrastructure for manufacturing and product support from India. The arrangement permitted Paras Aerospace, to provide ASTM-certified parachute systems to the Indian market.

In November of 2021, we received ASTM certification for the SafeAir system for the DJI M200 & DJI M300, two leading enterprise drone platforms, further expanding the options for operators to apply for regulatory approvals using our solutions.

In November 2022, we received a purchase order for more than $240,000 through Paras Aerospace to deliver parachute systems for a leading aerospace company.

Industry Overview and Market Challenges

Global Commercial Drone Market Size and Forecast

$507B
CAGR %57.5
$13.4B
2020
2028

The global commercial drone market size was valued at $13.4 billion in 2020. It is expected to expand at a compound annual growth rate (CAGR) of 57.5% from 2021 to 2028. In terms of volume, the demand was recorded at 689.4 thousand units in 2020. Drones are used for multiple applications ranging from filmmaking to emergency response. Additionally, these devices are witnessing a high demand in the real estate and construction sector owing. The global commercial drone market size was valued at $13.4 billion in 2020. It is expected to expand at a compound annual growth rate (CAGR) of 57.5% from 2021 to 2028. In terms of volume, the demand was recorded at 689.4 thousand units in 2020. Drones are used for multiple applications ranging from filmmaking to emergency response. Additionally, these devices are witnessing a high demand in the real estate and construction sector owing to their ability to survey lands, provide continuous and precise project notifications, improve safety and prevent dangerous incidents on construction sites. Business use cases for drones have witnessed considerable growth over the past few years. Market participants such as drone manufacturers and software solution providers are constantly engaged in designing, testing, and improving solutions for various markets.

Full commercial operations of drones over populated areas are not likely to materialize without a regulator-approved safety solution. ParaZero is a leader in this market with smart sensing, best-in-class low altitude deployment, and drone management capabilities, and our technology can be fitted across virtually all drones, enabling advanced safety and data retention capabilities.

Consumer vs. Commercial Drones

The civilian drone industry can generally be divided into two primary groups: consumer and commercial. Various types of consumer drones can be legally purchased over the internet or in retail stores in a range of prices. Consumer drones are mostly used for fun and recreational hobbyist photography and have seen major widespread growth globally. Commercial or enterprise drones are generally more expensive, heavier and are designed to carry costly payloads such as high-end cameras. These types of drones typically require pilot training and certification. Examples of commercial drone use include: (a) search and rescue — with the ability to cross tough terrain with ease, drones can be everywhere any time, providing law enforcement, fire fighters and medical teams with rapid response capabilities; (b) security — authorities use drones to protect people during various emergencies, help coordinate a variety of security operations and to preserve evidence; (c) infrastructure inspections — many systems such as power lines, wind turbines and pipelines can be checked by drones, allowing businesses to get accurate information quickly, safely and efficiently and avoid putting their workers in potentially dangerous situations such as working on high power lines or climbing wind turbines; (d) surveillance — drones allow recording and monitoring from the sky and are therefore suitable for monitoring public events, protests or any suspicious activities without being heard or seen; (e) science and research — drones assist scientists in their research by observing different occurrences in nature or a particular environment from the sky. For example, drones are used to safely document the archaeological excavations in nuclear accidents (measuring contamination), in glacier surveillance and to observe volcanic eruptions; (f) aerial photography and video — with a drone that is equipped with a high-definition camera, high quality/definition photos can be taken that were previously only possible with helicopters; (g) surveying and GIS (mapping) — using multi-spectral cameras and laser scanners, drones are able to create high-quality 3D maps. With these capabilities, drones can be used for remote sensing, surveying and mapping, photogrammetry, precision agriculture, etc.; (h) deliveries — drones can also deliver lightweight packages such as medication, small e-commerce purchases and much more; and (i) construction — drones can provide valuable insight and management capabilities to contractors and architects by allowing them to efficiently check the status of the building process. In short, the uses and potential uses for drones are rapidly increasing as is the number of drones being utilized around the world, with a corresponding increase in associated issues such as regulation, licensing and safety.

Drone Safety Incidents

Drones offer significant value to private industry and the public sector and are flying in ever-increasing numbers in the skies. As the global utilization of drones grows at an increasing rate, we expect the number of safety incidents to increase as well. Drones routinely experience mid-flight emergencies, including electrical system failures, bird strikes, excessive angular breach or altitude loss, etc., and can fall out of the sky and can be part of safety incidents such as collisions with other flying objects or structures. In January 2020, for example, it was reported that drones used by United Kingdom, or UK, police forces were falling out of the sky due to rain. In October 2021, it was reported that hundreds of drones fell on a crowd during a show in China. Although it is expected that drones will crash or otherwise endanger public safety, it is difficult to accurately determine how often such incidents occur in the world. This lack of data applies not only to civilian crashes, but also to the drones that are flown ever-more regularly by government entities, like police and fire departments.

Some countries are more closely monitoring and recording drone incidents than others. In the United Kingdom, for example, the UK Air Accidents Investigation Branch (AAIB) releases a steady tempo of public investigative reports describing incidents involving small drones. In the United States, on the other hand, there are far fewer sources of information about drone safety incidents. While some drone crash incidents must be reported to the U.S. government, the current rules only apply to a small swath of incidents as compared to the much broader interpretation under UK laws.

Business Strategy

We are implementing a multi-tiered business model to increase flexibility in the market and to encourage broad adoption of our products. We sell ready-to-use systems directly to OEMs, which usually are characterized by long sales cycles and in the commercial drone market are also original design manufacturers, or ODMs. Our direct interaction with OEMs enables us to work with them from the design stage, providing for seamless integration of our solutions into their products. We also market our solutions directly to clients via direct sales, resellers and an online store.

Marketing Strategy

Our primary efforts are in creating co-marketing partnerships and working directly with distributors and resellers. Our approach of market education and explaining the benefits of using our technology allows us to expand exposure to our technology even before the regulatory environment requires or provides regulatory benefit(s) to drone operators and manufacturers that have implemented a safety measure capability. Our core marketing activities include monthly press releases, monthly blog posts, regular social media posts and re-shares on LinkedIn, Facebook, Instagram, Twitter and YouTube, attending roadshows and exhibitions on a regular basis, continuously searching for co-marketing partnerships with OEMs and distributors, video and photo content creation, marketing collateral with e-folders for distributors and website updates. All of these efforts are part of a market education we are investing in. Once more regulation is introduced, we are sure that our marketing efforts will focus on differentiating ourselves from our competition.

Competition

The markets in which we operate are particularly competitive due to the lucrative nature of the contracts and contacts available within the commercial and industrial drone industries. The industry is also characterized by rapidly advancing technologies and new systems introduced to the market. We face competition mainly from, but not limited to, Drone Rescue Systems, Indemnis, Fruity Chutes, Opale Paramodels, Dronavia, AVSS, and Galaxy GRS.

For purposes of the diagram above:

•        “Adaptability” refers to the ability to be integrated into generic drones;

•        “Autonomous Triggering System” refers to a self-triggering system based on the system’s sensors with no human intervention required;

•        “Flight Termination System” refers to a system that stops a drone’s motors upon parachute deployment;

•        “Manual Triggering Device” refers to a parachute-triggering ground system; and

•        “Low Altitude Effectiveness” refers to the ability to reach terminal velocity even when deployed at a low altitude.

*       The foregoing information is based on internal company research based on data known to the company as of the date hereof, and not the product of a formal survey.

**     The trademarks above are the property of their respective owners.

Future Applications

We intend to develop additional applications for drones utilizing our technological capabilities and deep familiarity and expertise in the drone market. These future applications include:

1.      Introducing next-generation electronics that fully support urban air mobility and manned UAS applications (such as air taxis and other personal transportation and delivery solutions). By leveraging the experience we have accumulated over the years in designing smart autonomous solutions, we intend to build the next-generation hardware from the ground up, with cutting-edge technologies such as real-time, AI-based decision making with continuous learning capabilities and revolutionary design concepts that will potentially improve the reliability and performance of the hardware.

2.      Developing an AI-based predictive maintenance and profiling suite to provide valuable insights for drone operators and OEMs. By employing advanced big data and machine learning techniques, end-users can receive alerts and notifications regarding the behavior of their platform(s). This will allow for preventive measures before a critical issue arises, thus providing an additional layer of safety, which is particularly important for air taxis and other manned applications.

3.      Monetizing collected data by offering various complementary data-based solutions for end-users and OEMs, including advanced safety features, debriefing, and fleet management capabilities. By connecting the system to the cloud continuously, we believe that we will be able to provide users with analytics and data at a scope previously unavailable.

4.      Fully integrating the system’s real-time telemetry and statuses into smart city infrastructure, providing valuable data on air traffic, hazards, air pollution, and weather conditions in real-time. Utilizing the advanced sensing capabilities of the system, we believe that we will be able to generate an accurate high-resolution environmental picture that can be monetized as a data provider for municipalities and other clients in the smart urban landscape (such as emergency services).

5.      Expanding OEM offerings with additional integration and testing services, further simplifying the overall system integration process and providing a one-stop-shop holistic solution for OEMs to design, integrate and certify their platforms in accordance with regulatory requirements. By leveraging our lab and field experience, along with our vast regulatory knowledge, OEMs that usually focus on the implementation of their platforms, rather than considering external requirements, can gain significant value by improving their offerings and reducing time to market.

6.      Developing a solution for navigating the platform after parachute deployment to land in safe areas to further reduce the chance for hazards on the ground. Based on proprietary IP, we believe that the system will generate a continuous ground situational awareness picture and in accordance shall navigate the platform in case of an emergency to a predefined safe area.

Government Regulation

The use of commercial drones is heavily regulated and, as is often the case with developing technologies, the regulation of the operation and flight of UAS around the world is lagging behind the industry’s technological capabilities. However, many countries, such as the United States, the United Kingdom, Germany and France, have developed regulations that prohibit the use of UAS in urban or populated environments, except in specific scenarios and/or with appropriate air and ground risk mitigation measures, including the use of parachutes.

Possessing the ability to safely and legally engage in operations over people and beyond-visual-line-of-sight (BVLOS) operations is essential for the commercial drone services industry to realize its full potential, as many of the commercial UAS use cases, such as food delivery, medical delivery, photography and monitoring, occur in urban environments, and thus cannot be performed without these capabilities.

Drone operations are subject to a number of regulations specific to the jurisdictions in which our solutions are used. These regulations are typically the responsibility of a given drone operator to follow but may have a material effect on our business by either encouraging or discouraging the use of drones equipped with our safety solutions. The regulations that are most likely to have a material effect on our business are as follows:

United States — Federal Aviation Administration (FAA)

The drone industry is regulated in the United States by the FAA to ensure that drone related services meet safety and performance standards. The FAA prescribes standards and certification requirements for use of UAS for commercial and recreational purposes. The rule for operating UAS under 55 pounds in the U.S. national airspace is the FAA’s Small UAS Rule (14 CFR Part 107). On April 21, 2021, the FAA’s Operation of Unmanned Aircraft Systems Over People final rule (14 CFR Part 107 Subpart D) went into effect, allowing for routine drone operations over people under certain circumstances. Under these rules, the FAA categorizes UAS operations over people depending on the level of risk that the UAS presents to people on the ground. Parachute recovery systems mitigate ground risk in the event of an in-flight emergency by significantly reducing the kinetic energy of a falling aircraft.

Category 1:    Small unmanned aircraft in this category must:

•        weigh 0.55 pounds or less;

•        contain no exposed rotating parts that would cause lacerations; and

•        comply with the FAA’s rules on remote identification, if operated by a remote pilot in sustained flight over open-air assemblies.

Category 2:    Small unmanned aircraft in this category must:

•        weigh more than .55 pounds but not have an airworthiness certificate under 14 CFR Part 21;

•        not cause injury to a human being that is equivalent to or greater than the severity of injury caused by a transfer of 11 foot-pounds (ft-lbs.) of kinetic energy upon impact from a rigid object;

•        not contain any exposed rotating parts that would cause lacerations;

•        not contain any safety defects;

•        comply with the FAA’s rules on remote identification, if operated by a remote pilot in sustained flight over open-air assemblies; and

•        have means of compliance and declaration of compliance accepted by the FAA.

Category 3:    Small unmanned aircraft in this category must:

•        weigh more than .55 pounds but not have an airworthiness certificate under 14 CFR Part 21;

•        not cause injury to a human being that is equivalent to or greater than the severity of injury caused by a transfer of 11 foot-pounds (ft-lbs.) of kinetic energy upon impact from a rigid object;

•        not contain any exposed rotating parts that would cause lacerations;

•        not contain any safety defects;

•        not be operated over open-air assemblies unless (i) the operation is within closed or restricted access sites and all within that site have been notified that a small unmanned aircraft may fly over them; or (ii) the small unmanned aircraft does not maintain sustained flight over anyone not directly participating in the operation or located in a structure or vehicle that can provide reasonable protection from a falling small unmanned aircraft.

•        have means of compliance and declaration of compliance accepted by the FAA.

Category 4:    Small unmanned aircraft in this category must:

•        have received an airworthiness certificate from the FAA under 14 CFR Part 21 that does not prohibit operations over people; and

•        comply with the FAA’s rules on remote identification, if operated by a remote pilot in sustained flight over open-air assemblies.

Since 2019, 125 FAA §107.39 waivers have been granted for operations over people using SafeAir technology, including to organizations such as Hensel Phelps, the Chicago Police Department, Verizon Media, The New York Times and State Farm Insurance. These waivers allow small UAS which do not meet the four operational categories mentioned above to be flown over human beings.

Canada — Transport Canada (TC)

The Canadian drone industry is regulated by Transport Canada, and drone operations must follow the rules set out in the Canadian Aviation Regulations, Part IX. The current regulations set forth three broad categories for remotely piloted aircraft systems (RPAS), which are largely based on weight and intended operation: (i) small RPAS in basic operations; (ii) small RPAS in advanced operations; and (iii) all other RPAS.

Small RPAS are defined as RPAS that weigh between 250 grams and 25 kilograms, must be registered with Transport Canada, must be marked with a registration number prior to flying and may not be flown at an altitude higher than 400 feet above ground level. Small RPAS operations are considered basic if they are flown only (i) in uncontrolled airspace; (ii) more than 30 meters horizontally from and never directly above bystanders; and (iii) more than three nautical miles from a certified airport or military aerodrome and more than one nautical mile from a certified heliport. If any one of the proceeding conditions is not met, the operations are considered advanced and stricter licensing, certification and operational restrictions are imposed.

When operations fall outside the basic or advanced categories, such as flights beyond visual line-of-sight or drones that weigh more than 25 kilograms, an application for a special flight operations certificate (SFOC) must be submitted to the Minister of Transport. Once granted, the operations are limited to the specific purpose approved in the SFOC.

Parachute recovery systems with specific characteristics, such as autonomous and manual triggering capabilities, are approved by Transport Canada as a means for drone operators to obtain authorizations for operations over people.

The framework developed by Transport Canada also allows manufacturers or modifiers of RPAS to submit declarations that the RPAS can safely conduct certain advanced operations. These declarations offer a streamlined approach to receiving the requisite approvals from Transport Canada for advanced RPAS operations.

TC’s RPAS operations over people segment is currently supported by the entire portfolio of ParaZero SafeAir off-the-shelf solutions: Mavic, Phantom, M200, M300, and M600.

Europe — European Aviation Safety Agency (EASA)

EU Regulations 2019/947 and 2019/945 set out EASA’s regulatory framework for the operation of civil drones in Europe. Regulation (EU) 2019/947 defines three categories of civil drone operations: open, specific and certified.

The open category addresses lower-risk drone operations and does not require operational authorization before starting flight. The open category is subdivided into three subcategories, A1, A2 and A3, according to the weight of the drone, with each subcategory having its own set of requirements and restrictions.

The specific category addresses riskier drone operations and requires the drone operator to obtain authorization from the national competent authority before starting flight. To receive operational authorization, the drone operator must conduct a risk assessment. EASA has endorsed the Specific Operations Risk Assessment, or SORA, as an acceptable means to demonstrate compliance and assess the operational risk of proposed drone operations within the specific category. SORA allows operators to utilize certain mitigating measures to reduce ground and air risk associated with the drone operation. Parachute systems effectively address SORA’s ground risk mitigation element, known as M2 mitigation, due to the safety provided in the event of a critical in-flight failure. EASA’s current regulations under SORA do not define what a parachute system is; rather, EASA only verifies that the design and installation of a given parachute on a drone provide sufficient operational integrity of the mitigation means. Through ParaZero’s direct engagement with EASA, we have learned that EASA is evaluating and determining pathways to enable European operators to gain a “high robustness” safety level through SORA with ASTM-certified safety systems. EASA also publishes pre-defined risk assessments, or PDRA, for a streamlined approach for safety evaluations of operations in the specific category. PDRA S01 and S02 identify the components of parachute systems. Our SafeAir system includes several of these components, such as an independent flight termination system, a means of ground risk mitigation (parachute), and a means for a remote pilot to terminate flight of the UAS independent of the UAS’s flight controller, which is achieved via ParaZero’s manual deployment remote control.

The certified category addresses drone operations with the highest level of risk and requires the certification of the UAS, a licensed remote pilot and an operator approved by the competent authority. The EASA’s approach to the certified category is similar to the approach used for manned aviation operations.

India — Directorate General of Civil Aviation (DGCA)

On August 25, 2021, India’s DGCA published the Drone Rules, 2021, which include a regulatory framework that offers a clear and concise pathway for meeting compliance and streamlining operational approvals. The Drone Rules, 2021 require all drones over 2 kilograms to be equipped with emergency recovery systems, including parachutes.

Grants for Research and Development

Under the Israeli Encouragement of Research, Development and Industrial Initiative Technology Law, 5744-1984, as amended, and the regulations promulgated thereunder, or the Research Law, research and development programs which meet certain specified criteria and are approved by the IIA’s research committee are eligible for grants which are determined as a percentage of the project’s expenditure, as determined by the IIA’s research committee, in exchange for the payment of royalties from the revenues generated from the sale of products and related services developed, in whole or in part pursuant to, or as a result of, a research and development program funded by the IIA. The royalties are generally determined at a range of 3.0% to 6.0% of the project’s revenues until the entire IIA grant is repaid, together with an annual interest generally equal to the 12 months LIBOR Rate applicable to dollar deposits that is published on the first business day of each calendar year.

The terms of the Research Law also require that the manufacture of products developed with government grants be performed in Israel. The transfer of manufacturing activity outside Israel may be subject to the prior approval of the IIA (the approval of the IIA is not required for transfer of no more than 10% of the manufacturing capacity in the aggregate outside of Israel, though a notice must still be provided to the IIA in such case). Under the regulations of the Research Law, assuming we receive approval from the Chief Scientist to manufacture our IIA-funded products outside Israel, we may be required to pay increased royalties. The increase in royalties depends upon the manufacturing volume that is performed outside of Israel as follows:

Manufacturing Volume Outside of Israel	Royalties to the Chief Scientist as a Percentage of Grant
Up to 50%	120%
More than 50% and up to 90%	150%
More than 90%	300%

If the manufacturing is performed outside of Israel by us, the rate of royalties payable by us on revenues from the sale of products manufactured outside of Israel will increase by 1% over the regular rates. If the manufacturing is performed outside of Israel by a third party, the rate of royalties payable by us on those revenues will be equal to the ratio obtained by dividing the amount of the grants received from the Office of the Chief Scientist and our total investment in the project that was funded by these grants. Manufacturing outside of Israel will not affect the rate of royalties payable on revenues from the sale of products manufactured in Israel. A company requesting funds from the IIA also has the option of declaring in its IIA grant application an intention to perform part of its manufacturing outside of Israel, thus avoiding the need to obtain additional approval from the IIA. On January 6, 2011, the Research Law was amended to clarify that the potential increased royalties specified in the table above will apply even in those cases where the IIA approval for transfer of manufacturing outside of Israel is not required, namely when the volume of the transferred manufacturing capacity is less than 10% of total capacity or when the company received an advance approval from the IIA to manufacture abroad in the framework of its IIA grant application.

The know-how developed within the framework of the Chief Scientist plan may not be transferred to third parties outside Israel without the prior approval of the IIA’s research committee charted under the Research Law. The IIA approval to transfer know-how created, in whole or in part, in connection with an IIA-funded project to third party outside Israel where the transferring company remains an operating Israeli entity is subject to payment of a redemption fee to the IIA calculated according to a formula provided under the Research Law that is based, in general, on the ratio between the aggregate IIA grants to the company’s aggregate investments in the project that was funded by these IIA grants, multiplied by the transaction consideration. The transfer of such know-how to a party outside Israel where the transferring company ceases to exist as an Israeli entity is subject to a redemption fee formula that is based, in general, on the ratio between the aggregate IIA grants to the total financial investments in the company, multiplied by the transaction consideration. According to the January 2011 amendment, the redemption fee in case of transfer of know-how to a party outside Israel will be based on the ratio between the aggregate IIA grants received by the company and the company’s aggregate research and development expenses, multiplied by the transaction consideration. According to regulations promulgated following the 2011 amendment, the maximum amount payable to the IIA in case of transfer of know-how outside Israel shall not exceed 6 times the value of the grants received plus interest, and in the event that the receiver of the grants ceases to be an Israeli corporation such payment shall not exceed six times the value of the grants received plus interest, with a possibility to reduce such payment to up to three times the value of the grants received plus interest if the research and development activity remains in Israel for a period of three years after payment to the IIA.

Transfer of know-how within Israel is subject to an undertaking of the recipient Israeli entity to comply with the provisions of the Research Law and the regulations promulgated thereunder, including the restrictions on the transfer of know-how and the obligation to pay royalties, as further described in the Research Law and related regulations.

These restrictions may impair our ability to outsource manufacturing, engage in change of control transactions or otherwise transfer our know-how outside Israel and may require us to obtain the approval of the IIA for certain actions and transactions in advance and pay additional royalties to the IIA. In particular, any change of control and any change of ownership of our Ordinary Shares that would make a non-Israeli citizen or resident an “interested party,” as defined in the Research Law, requires a prior written notice to the IIA in addition to any payment that may be required of us for transfer of manufacturing or know-how outside Israel. If we fail to comply with the Research Law, we may be subject to criminal charges.

Intellectual Property

We seek patent protection as well as other effective intellectual property rights for our products and technologies in the United States and internationally. Our policy is to pursue, maintain and defend intellectual property rights developed internally and to protect the technology, inventions and improvements that are commercially important to the development of our business.

Our patent portfolio consists of an aggregate of fifteen (15) patents and patent applications, as detailed in the following table.

Luzzatto ref.	Country	Filing Date	Application No. Patent no.	Status	Title	Type
31225/WO/13-CIP	Patent Cooperation Treaty	16/Sep/2020	IL2020/051015	Pending (national phase patent application will be soon filed in various countries)	DAMAGE MITIGATING FOR AN AERIAL VEHICLE HAVING A DEPLOYABLE PARACHUTE	Patent
31225/HK/13	Hong Kong	2014/10/22	16113519.7 HK1225359	Granted	APPARATUS AND METHOD FOR RAPID DEPLOYMENT OF A PARACHUTE	Patent
31225/mis/13	Israel	2013/10/24	229068 229068	Granted	APPARATUS AND METHOD FOR RAPID DEPLOYMENT OF A PARACHUTE	Patent
34686/IL/16-ORP	Israel	2017/03/22	251342 251342	Granted	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent
31225/US/13	USA	2014/10/22	15/030,533 10,421,552	Granted	APPARATUS AND METHOD FOR RAPID DEPLOYMENT OF A PARACHUTE	Patent
31225/EP/13	European Patent Office	2014/10/22	14855086.6	Allowed	OBJECT TO BE PARACHUTED AND METHOD FOR RAPID DEPLOYMENT OF A PARACHUTE	Patent
31225/CN/13	China	2014/10/22	201480058600.1 ZL 201480058600.1	Granted	APPARATUS AND METHOD FOR RAPID DEPLOYMENT OF A PARACHUTE	Patent
31225/US/13-CIP	USA	2014/10/22	16/576,882	Allowed	DAMAGE MITIGATING APPARATUS OPERABLE BY PRESSURIZED DEPLOYMENT OF A FABRIC	Patent

Luzzatto ref.	Country	Filing Date	Application No. Patent no.	Status	Title	Type
34686/US/16	USA	2018/03/15	16/492,327	Pending	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent
34686/EP/16	European Patent Office	2018/03/15	18771183.3	Pending	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent
34686/CN/16	China	2018/03/15	201880020223.0	Awaiting 1st examination report	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent
34686/CA/16	Canada	2018/03/15	3,057,273	Awaiting 1st examination report	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent
34686/JP/16	Japan	2018/03/15	2019-551441	Pending	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent
34686/SG/16	Singapore	2018/03/15	11201908488W	Awaiting 1st examination report	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent
34686/IN/16	India	2018/03/15	201937038229	Awaiting 1st examination report	METHOD AND SYSTEM FOR DECELERATING AND REDIRECTING AN AIRBORNE PLATFORM	Patent

We have certain registered trademarks, tradenames and service marks, including “ParaZero,” “SafeAir,” “SmartAir,” “SmartAir Pro” and “TerminateAir.”

We also rely on trade secrets, know-how, and continuous innovation to develop and maintain our competitive position. We cannot be certain that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents granted to us in the future will be commercially useful in protecting our technology.

Our success depends, in part, on an intellectual property portfolio that supports future revenue streams and erects barriers to our competitors. We are maintaining and building our patent portfolio through filing new patent applications, prosecuting existing applications, and licensing and acquiring new patents and patent applications.

Despite these measures, any of our intellectual property and proprietary rights could be challenged, invalidated, circumvented, infringed or misappropriated. Intellectual property and proprietary rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive one. For more information, see “Risk Factors — Risks Related to our Intellectual Property.”

Property and Facilities

Our corporate headquarters, which includes our offices and research and development facility, is located at 30 Dov Hoz St., Kiryat Ono 5555626, Israel, where we currently occupy approximately 2,100 square feet. We lease our facilities and our lease ends on February 28, 2024. At the end of the term, we have the option to extend the lease for an additional two years. Our monthly rent payment is NIS 14,505 (approximately $3,900) plus VAT at a rate of 17%, as required under Israeli law. In 2023, we plan to move into a larger office space to support our growth. The rent payment is expected to be doubled.

Employees

As of the date of this prospectus, we have three senior management positions, two of whom are engaged on a full-time basis, and one of whom is engaged as a service provider. In addition, we have eight employees in full or part-time capacities. All of our employees are located in Israel.

None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all our employees. However, in Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment agreements include employees’ undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. Our consulting agreement with our CFO includes provisions with respect to assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is subject to Israeli law.

Legal Proceedings

We are not currently subject to any material legal proceedings.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors, including their ages as of March 23, 2023:

Name	Age	Position
Boaz Shetzer	43	Chief Executive Officer
Moshe Hukaylo	59	Chief Financial Officer
Yuval Gilad	37	Chief Product Officer
Roy Borochov	48	Chairman of the Board of Directors
Moshe Revach(3)(4)	46	Director
Amitay Weiss	61	Director
Tali Dinar	51	Director
Yigal Shtief(1)(2)(3)(4)	70	External Director Nominee
Naama Falach Avrahamy(1)(2)(3)(4)	43	External Director Nominee

____________

(1)      Will be appointed to the board of directors immediately prior to the closing of this offering.

(2)      Proposed to serve as an external director subject to ratification of election as an external director by our shareholders following completion of this offering.

(3)      Member of the audit committee.

(4)      Member of the compensation committee.

Boaz Shetzer, Chief Executive Officer

Mr. Shetzer has served as our Chief Executive Officer since January 2022. Prior to that, Mr. Shetzer served as our General Manager from January 2021 to December 2021. Prior to that, Mr. Shetzer served as our Chief Operations Officer from January 2020 to December 2020. Prior to this role, Mr. Shetzer served as our Head of Product from August 2018 to January 2020. Before joining the company, Mr. Shetzer co-founded and served as the CEO of TypeIV, a startup in the digital health arena, from January 2017 to July 2018. Prior to that, Mr. Shetzer held the role of VP of Operations at Soluto, which was acquired by Asurion, LLC, from July 2011 to November 2015. Mr. Shetzer has substantial experience in the start-up and technology commercialization ecosystem. He also serves as a reserve Israeli Air Force Major where he flies a C-130, the Israeli Air Force tactical transportation plane. Mr. Shetzer holds a BSc., magna cum laude, in electrical and computer Engineering from the Ben-Gurion University, an M.B.A. from the Reichman University (IDC Herzliya) and is an honorary graduate of the Israeli Air Force Flight Academy.

Moshe Hukaylo, Chief Financial Officer

Mr. Hukaylo has served as our Chief Financial Officer since December 2021. Mr. Hukaylo is the founder and owner of Hukaylo Financial Management Ltd, a boutique firm which provides “On-Demand” CFO services to fast growing companies, taking them from the private to the public arena. Prior to that, Mr. Hukaylo served as CFO of Pfizer Israel and Merck Israel, as well as Delta Drone International Limited (ASX:DLT), Splitit Payments Ltd. (ASX:SPT), Roots Sustainable Agricultural Technologies Ltd. (ASX:ROO), Innocan Pharma Ltd (CSE:INNO) and CellCure Neurosciences Ltd., a fully-owned subsidiary of Lineage Cell Therapeutics Inc (NYSE:LCTX). Mr. Hukaylo has a B.A. in accounting from Tel-Aviv University and an M.B.A. (Business & Finance) from Manchester University.

Yuval Gilad, Chief Product Officer

Mr. Gilad has served as our Chief Product Officer since November 2020. Prior to that he served as our R&D director from 2017 to 2020. Before joining ParaZero, Mr. Gilad was a senior product manager at mPrest systems, leading a multi-disciplinary air defense C4I project from 2014 to 2017. Prior to that, Mr. Gilad was a system engineer at System Design Solutions in 2013. Mr. Gilad was also a ground station and C2 system engineer for LEO imaging satellites from 2008 to 2012. Mr. Gilad is currently an MBA candidate at Reichman University (IDC Herzliya) and holds a BSc. degree in electrical and computer engineering from Ben-Gurion University.

Dr. Roy Borochov, Chairman of the Board of Directors

Dr. Borochov has served as the Chairman of our board of directors since February 2022. He has also served as Chief Executive Officer of Mercury Investment Fund since December 2020. Previously, Dr. Borochov served as Head of Agriculture at Prospera Technologies Ltd. from 2018 to 2020 and Chief Technology Officer of Forrest Innovations Ltd. from 2016 to 2017. Dr. Borochov has served as a director of Peas of Bean Ltd, Polyrizon Ltd and Venda Robotics since 2021. Dr. Borochov has a Ph.D. from the Hebrew University of Jerusalem. We selected Dr. Borochov to serve as the Chairman of our board of directors because of his strong business background.

Moshe Revach, Director

Mr. Revach has served as our director since February 2022. He is currently Deputy Mayor of the city of Ramat Gan, Israel, has held the sports and government relations portfolios in the Ramat Gan municipality since 2018 and has served in various positions in the Ramat Gan municipality since 2008. Mr. Revach also serves as a director of SciSparc Ltd. (Nasdaq: SPRC), Jeffs’ Brands Ltd. (Nasdaq: JFBR) and LLN IT Solutions. He previously served as a director of Biomedico Hadarim Ltd. from 2019 to 2020 and as a director of the RPG Economic Society from 2013 to 2018. Mr. Revach holds an LL.B from the Ono Academic College, Israel, and a B.A in management and economics from the University of Derby. We selected Mr. Revach to serve as a director due to his extensive government and corporate experience.

Amitay Weiss, Director

Mr. Weiss has served as our director since February 2022. He has served as chairman of the board of directors of Save Foods Inc. (Nasdaq: SVFD) since August 2020, chairman of the board of directors of Infimer Ltd. (TASE:INFR-M) since July 2021 and chairman of the board of directors of Upsellon Brands Holdings Ltd. (previously Chiron Ltd.) (TASE: UPSL) since June 2019. He has also served as a member of the board of directors of Automax Motors Ltd. (TASE: AMX) since March 2021, Gix Internet Ltd. (previously Algomizer Ltd.) (TASE:GIX) since March 2019, Clearmind Medicine Inc. (previously Cyntar Ventures Inc.) (CSE: CMND) since August 2019, Perihelion Capital Ltd (PCL.P:CVE) since June 2021, as an external director of Cofix Group Ltd. (TASE: CFCS) since August 2015 and as a member of the board of directors and chief executive officer of SciSparc Ltd. (previously Therapix Biosciences Ltd.) (OTC:SPRCY) since August 2020. He previously served as chairman of the board of directors of Value Capital One Ltd. (previously P.L.T Financial Services Ltd.) (TASE:VALU) from April 2016 to February 2021, Matomy Media Group Ltd. (LSE:MTMY, TASE:MTMY.TA) from May 2020 to March 2021. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company, and now serves as its chief executive officer. Mr. Weiss holds a B.A in economics from New England College, M.B.A. in business administration and LL.B. from Ono Academic College, Israel. We selected Mr. Weiss to serve as a director because of his substantial business and management experience.

Tali Dinar, Director

Ms. Dinar has served as our director since February 2022. She has also served as Chief Financial Officer of Medigus Ltd. (Nasdaq: MDGS) since June 2021 and as Chief Financial Officer of Novomic Ltd. since January 2019. Additionally, Ms. Dinar has served as a director of Micronet Ltd. (TLV: MCRNT) since July 2016, Canzon Israel Ltd. (TLV: CNZN) since August 2020, Jeffs’ Brands Ltd. (Nasdaq: JFBR) since September 2021 and Charging Robotics Ltd. since November 2021. Prior to these positions, Ms. Dinar served as CFO of Techcare Corp. (OTC: TECR) from January 2019 to April 2020. She previously served in various positions at MICT Inc. (Nasdaq: MICT) from 2009 to 2019, including as a director and CFO. Ms. Dinar holds a B.A. in accounting and business administration from the College of Management and is also a CPA. We selected Ms. Dinar to serve as a director due to her long track record of leading public and private companies.

Yigal Shtief, External Director Nominee

Mr. Shtief will become our director immediately prior to the closing of this offering and will serve as an external director under the Companies Law subject to the ratification of his appointment at a general meeting of our shareholders to be held following the completion of this offering. Mr. Shtief has served as an external director of Globe Exploration Inc (TLV:GLEX) since 2015. From 2012 to 2020, Mr. Shtief served as an Independent Director of Netz Group (TLV:NETZ). Mr. Shtief holds a Diploma from The Institute of Local Government (Israel). Mr. Shtief has a B.A. in criminology and political science from Bar-Ilan University, and an MBA from the University of Latvia. We believe that Mr. Shtief is qualified to serve on our board of directors due to his extensive experience in a variety of management positions in the public sector and as a director of Israeli public companies.

Naama Falach Avrahamy, External Director Nominee

Ms. Naama Falach Avrahamy will become our director immediately prior to the closing of this offering and will serve as an external director under the Companies Law subject to the ratification of her appointment at a general meeting of our shareholders to be held following the completion of this offering. Ms. Falach Avrahamy is a senior financial professional with more than 17 years of experience. Ms. Falach Avrahamy has served as a member of the board of directors of Maris-Tech Ltd. (Nasdaq: MTEK) since February 2022, of Argaman Industries (TASE: Argaman) since June 2021 and of Crow Technologies 1977 Ltd. (OTC: CRWTF) since May 2018. She has also served as VP of finance of Midgard Technologies Ltd. since April 2021. She previously served as the chief financial officer and chief operating officer of NGG Global Consulting, a consulting group specializing in organizational and operational excellence solutions from May 2019 to February 2021, and as chief financial officer of AnyfinacialTech Ltd., an online financial trading platform from May 2015 to June 2017. Ms. Falach Avrahamy received a BA in Business Administration and Accounting from the College of Management, Israel. She is also a graduate of the Directors and Executives program from the IDC Herzliya, Israel. We believe that Ms. Falach Avrahamy is qualified to serve on our board of directors due to her financial background and expertise and experience in positions as director of public companies.

Family Relationships

There are no family relationships between any members of our executive management and our directors.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected. See “Related Party Transactions” for additional information.

Compensation

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2022. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

All amounts reported in the table below reflect our cost, in thousands of U.S. dollars. Amounts paid in NIS are translated into U.S. dollars at the rate of NIS 3.36 = U.S. $1.00, based on the average representative rate of exchange between the NIS and the U.S. dollar as reported by the Bank of Israel during such period of time.

	Salary, bonuses and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation
All directors and senior management as a group, consisting of three persons as of December 31, 2022.	$316,994	$60,130	$—

As approved by our board of directors, subject to the completion of this offering, we will distribute bonus payments to certain employees and consultants, up to a total amount of $200,000, to be allocated among such employees and consultants as our board of directors may instruct following completion of this offering. The grant of such bonus to certain of our employees and consultants following completion of this offering may be subject to further corporate approvals and our compensation policy. For further information regarding our compensation policy, see “Management — Board Practices — Compensation Committee.”

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. Pursuant to the Companies Law, we will be required, after we become a public company, to disclose the annual compensation of our five most highly compensated officers or directors on an individual basis.

This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K.

As of December 31, 2022, we had not issued options to purchase Ordinary Shares to any of our directors or executive officers. For a description of our option plan, see “Management — Global Share Incentive Plan (2022).”

Employment Agreements with Executive Officers

We have entered into written employment or consulting agreements with each of our executive officers. All of these agreements contain customary provisions regarding confidentiality of information, assignment of inventions and noncompetition. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we will enter into indemnification agreements immediately prior to the closing of this offering and subject to the listing of our securities on the Nasdaq Capital Market, with each executive officer and director pursuant to which we will indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance.

For a description of the terms of our options and option plan, see “Management — Global Share Incentive Plan (2022).”

Directors’ Service Contracts

Other than with respect to our directors that are also executive officers, we do not have written agreements with any director providing for benefits upon the termination of his employment with our company.

Director Fees

Each external director is only entitled to receive an annual cash payment as well as participation fees for attendance at board meetings and board committees. Such amounts are equal to the maximum fixed statutory amounts set forth in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000, or the Compensation Regulations, for companies with equity size and value similar to ours, subject to certain reliefs included in the Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000, and further subject to adjustments. Each external director is also entitled to reimbursements or coverage of expenses (including travel expenses), insurance and indemnification letters. For further information see “Management — Exculpation, Insurance and Indemnification of Directors and Officers.”

Compensation of an external director is determined prior to his or her appointment and may not be changed during his or her term subject to certain exceptions.

Differences between the Companies Law and Nasdaq Requirements

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as us, to comply with various corporate governance practices. In addition, following the listing of the Ordinary Shares on Nasdaq, we will be required to comply with the Nasdaq Stock Market rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the Nasdaq Stock Market rules for U.S. domestic issuers.

In accordance with Israeli law and practice and subject to the exemption set forth in Rule 5615 of the Nasdaq Stock Market rules, we have elected to follow the provisions of the Companies Law, rather than the Nasdaq Stock Market rules, with respect to the following requirements:

•        Quorum.    While the Nasdaq Stock Market rules require that the quorum for purposes of any meeting of the holders of a listed company’s ordinary voting stock, as specified in the company’s bylaws, be no less than 33 1/3% of the company’s outstanding ordinary voting stock, under Israeli law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our amended and restated articles of association provide that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general meeting. However, the quorum set forth in our amended and restated articles of association with respect to an adjourned meeting consists of at least one shareholders present in person or by proxy.

•        Nomination of our directors.    The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our articles of association and the Israeli Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors or by a vote consisting solely of our independent directors in order to determine which persons shall be nominated for election by our shareholders, as required under the Nasdaq Stock Market rules.

•        Compensation of officers.    The Nasdaq Stock Market rules require a listed company to have a compensation committee composed entirely of independent directors that operates pursuant to a written charter addressing its purpose, responsibilities and membership qualifications and may receive counseling from independent consultants, after evaluating their independence. The purpose, responsibilities and membership qualifications of our compensation committee will be governed by the Companies Law, rather than the Nasdaq Capital Market listing requirements. The Companies Law requires us to ensure that a majority of the members of our Compensation Committee are external directors, and the compensation of all of its members shall be limited to amounts provided to external directors in accordance with Israeli regulations. However, under the Companies Law, there are no specific independence evaluation requirements for outside consultants. Compensation of executive officers is determined and approved by our compensation committee and our board of directors, and in certain circumstances by our shareholders, either in consistency with our office holder compensation policy or, in special circumstances in deviation therefrom, taking into account certain considerations stated in the Companies Law. See “Management — Board Practices — Approval of Related Party Transactions under Israeli Law” for additional information.

•        Independent directors.    Israeli law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under Nasdaq Stock Market Rule 5605(a)(2), and rather requires we have at least two external directors who meet the requirements of the Companies Law, as described below under “Management — Board Practices — External Directors.” The definition of independent director under Nasdaq Stock Market rules and external director under the Companies Law overlap to a significant degree such that we would generally expect the directors serving as external directors to satisfy the requirements to be independent under Nasdaq Stock Market rules. However, it is possible for a director to qualify as an “external director” under the Companies Law without qualifying as an “independent director” under the Nasdaq Stock Market rules, or vice-versa. Notwithstanding Israeli law, we believe that a majority of our directors are currently “independent” under the Nasdaq Stock Market rules. Our board of directors has determined that and are “independent” for purposes of the Nasdaq Stock Market rules. We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable Nasdaq and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “independent directors” as defined in the Companies Law. Furthermore, Israeli law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the Nasdaq Stock Market rules otherwise require.

•        Shareholder approval.    We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law, rather than seeking approval for corporation actions in accordance with Nasdaq Listing Rule 5635. In particular, under this Nasdaq Stock Market rule, shareholder approval is generally required for: (i) an acquisition of shares/assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption/amendment of equity compensation arrangements; and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors/officers/5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares. By contrast, under the Companies Law, shareholder approval is required for, among other things: (i) transactions with the chief executive officer or directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, board of directors and shareholders are all generally required, (ii) extraordinary transactions with controlling shareholders of publicly held companies, which require a special disinterested majority approval, and (iii) terms of employment or other engagement of the controlling shareholder of us or such controlling shareholder’s relative, which require a special disinterested majority approval. In addition, under the Companies Law, a merger requires approval of the shareholders of each of the merging companies. Further, we intend to adopt and approve equity incentive plans and, to the extent required, material changes thereto in accordance with the Companies Law, which does not impose a requirement of shareholder approval for such actions. In addition, we intend to follow Israeli corporate governance practice instead of the Nasdaq corporate governance rule which requires shareholder approval prior to an issuance of securities in connection with equity-based compensation of officers, directors, employees or consultants.

•        Approval of Related Party Transactions.    All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transactions as set forth in the Companies Law, which generally requires the approval of the audit committee, or the compensation committee, as the case may be, the board of directors and shareholders, as may be applicable, for specified transactions, rather than approval by the audit committee or other independent body of our board of directors as required under the Nasdaq Stock Market rules. See “Management — Board Practices — Approval of Related Party Transactions under Israeli Law” for additional information.

•        Annual Shareholders Meeting.    As opposed to the Nasdaq Stock Market Rule 5620(a), which mandates that a listed company hold its annual shareholders meeting within one year of the company’s fiscal year-end, we are required, under the Companies Law, to hold an annual shareholders meeting each calendar year and within 15 months of the last annual shareholders meeting.

•        Distribution of periodic reports to shareholders; proxy solicitation.    As opposed to the Nasdaq Stock Market rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Israeli law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we currently make our audited consolidated financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules.

Board Practices

Introduction

Upon the consummation of this offering, our board of directors will consist of six (6) members. We believe that Yigal Shtief, Naama Falach Avrahamy and Moshe Revach are “independent” for purposes of the Nasdaq Stock Market rules. Our amended and restated articles of association provide that the number of board of directors’ members shall be set by the general meeting of the shareholders provided that it will consist of not less than three (3) and not more than twelve (12), including external directors to be elected to the extent required under the Companies Law. Pursuant to the Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors. His or her employment terms are generally subject to the approval of the compensation committee, the board of directors and shareholders, and are subject to the employment agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer. Their terms of employment are subject to the approval of the compensation committee, the board of directors, and may also require shareholder approval, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Each director, except external directors, will hold office until the next annual general meeting of our shareholders following his or her appointment, or earlier, if he or she resigns or is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our amended and restated articles of association.

In addition, under certain circumstances, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors or in addition to the acting directors (subject to the limitation on the number of directors), until the next annual general meeting. External directors may be elected for up to two additional three-year terms after their initial three-year term in the manner and under the circumstances described below, with certain exceptions as described in “External Directors” below. External directors may be removed from office only under the limited circumstances set forth in the Companies Law.

Under the Companies Law, any shareholder holding at least one percent of our outstanding voting power may nominate a director. However, any such shareholder may make such a nomination only if a written notice of such shareholder’s intent to make such nomination has been given to our board of directors. Any such notice must include certain information, including the consent of the proposed director nominee to serve as our director if elected, and a declaration that the nominee signed declaring that he or she possesses the requisite skills and has the availability to carry out his or her duties. Additionally, the nominee must provide details of such skills, and demonstrate an absence of any limitation under the Companies Law that may prevent his or her election, and affirm that all of the required election-information is provided to us, pursuant to the Companies Law.

Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is one.

The board of directors must elect one director to serve as the chairman of the board of directors to preside at the meetings of the board of directors, and may also remove that director as chairman. Pursuant to the Companies Law, neither the chief executive officer nor any of his or her relatives is permitted to serve as the chairman of the board of directors, and a company may not vest the chairman or any of his or her relatives with the chief executive officer’s authorities. In addition, a person who reports, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman may not be vested with authorities of a person who reports, directly or indirectly, to the chief executive officer; and the chairman may not serve in any other position in the company or a controlled company, but he or she may serve as a director or chairman of a controlled company. However, the Companies Law permits a company’s shareholders to determine, for a period not exceeding three years from each such determination, that the chairman or his or her relative may serve as chief executive officer or be vested with the chief executive officer’s authorities, and that the chief executive officer or his or her relative may serve as chairman or be vested with the chairman’s authorities. Such determination of a company’s shareholders requires either: (1) the approval of at least a majority of the shares of those shareholders present and voting on the matter that are not controlling shareholders and do not have a personal interest in the determination (excluding abstentions); or (2) that the total number of shares opposing such determination does not exceed 2% of the total voting power in the company. Currently, we have a separate chairman and chief executive officer.

The board of directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees of the board, and it may, from time to time, revoke such delegation or alter the composition of any such committees, subject to certain limitations. Unless otherwise expressly provided by the board of directors, the committees shall not be empowered to further delegate such powers. The composition and duties of our audit committee, and compensation committee are described below.

The board of directors oversees how management monitors compliance with our risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by us. The board of directors is assisted in its oversight role by an internal auditor. The internal auditor undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to our audit committee.

External Directors

Under the Companies Law, companies incorporated under the laws of the State of Israel that are publicly traded, including Israeli companies with shares listed on the Nasdaq, are generally required to appoint at least two external directors who meet the qualification requirements set forth in the Companies Law.

Pursuant to regulations under the Companies Law, the board of directors of a company such as ours is not required to have external directors if: (i) the company does not have a controlling shareholder (as such term is defined in the Companies Law); (ii) a majority of the directors serving on the board of directors are “independent,”

as defined under Nasdaq Rule 5605(a)(2); and (iii) the company follows Nasdaq Rule 5605(e)(1), which requires that the nomination of directors be made, or recommended to the board of directors, by a Nominating Committee of the board of directors consisting solely of independent directors, or by a majority of independent directors. We currently do not qualify for such exemption.

The appointment of initial external directors must be made by a general meeting of our shareholders no later than three months following the closing of this offering, and therefore we intend to hold a meeting of shareholders within three months of the closing of this offering for the appointment of two external directors.

The provisions of the Companies Law set forth special approval requirements for the election of external directors. External directors must be elected by a majority vote of the shares present and voting at a meeting of shareholders, provided that either:

•        such majority includes at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions, to which we refer as a disinterested majority; or

•        the total number of shares voted by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director against the election of the external director does not exceed 2% of the aggregate voting rights in the company.

The term “controlling shareholder” is defined under the Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint a majority of the directors of the company or its chief executive officer.

The initial term of an external director is three years. Thereafter, an external director may be re-elected, subject to certain circumstances and conditions, by shareholders to serve in that capacity for up to two additional three-year terms, provided that either:

(i)     his or her service for each such additional term is recommended by one or more shareholders holding at least 1% of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such re-election exceeds 2% of the aggregate voting rights in the company, subject to additional restrictions set forth in the Companies Law with respect to affiliations of external director nominees;

(ii)    the external director proposed his or her own nomination, and such nomination was approved in accordance with the requirements described in the paragraph above; or

(iii)   his or her service for each such additional term is recommended by the board of directors and is approved at a meeting of shareholders by the same majority required for the initial election of an external director (as described above).

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including Nasdaq, may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the board of directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the re-election for such additional period(s) is beneficial to the company, and provided that the external director is re-elected subject to the same shareholder vote requirements (as described above regarding the re-election of external directors). Prior to the approval of the re-election of the external director at a general meeting of shareholders, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the board of directors and audit committee recommended the extension of his or her term.

External directors may be removed from office by a special general meeting of shareholders called by the board of directors, which approves such dismissal by the same shareholder vote percentage required for their election or by a court, in each case, only under limited circumstances, including ceasing to meet the statutory qualifications for appointment or violating their duty of loyalty to the company. An external director may also be removed by order of an Israeli court if, following a request made by a director or shareholder of the company, the court finds that such external director has ceased to meet the statutory qualifications for his or her appointment as stipulated in the Companies Law or has violated his or her duty of loyalty to the company.

If an external directorship becomes vacant and there are fewer than two external directors on the board of directors at the time, the board of directors is required under the Companies Law to call a shareholder meeting as soon as practicable to appoint an external director.

Each committee of the board of directors that exercises the powers of the board of directors must include at least one external director. The Companies Law also imposes additional requirements for the composition of the audit and compensation committee in this regard.

The Companies Law provides that a person is not qualified to be appointed as an external director of a company with a controlling shareholder if (i) the person is a relative of a controlling shareholder, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had during the two years preceding the date of appointment of such person as an external director, any affiliation with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company.

The term “relative” is defined in the Companies Law as a spouse, sibling, parent, grandparent or descendant, a spouse’s sibling, parent or descendant and the spouse of each of the foregoing persons. Under the Companies Law, the term “affiliation” means (subject to certain exceptions) an employment relationship, a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships), control, and service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined in the Companies Law as a chief executive officer, chief business manager, deputy chief executive officer, vice chief executive officer, any other person assuming the responsibilities of any of these positions regardless of that person’s title, any other manager directly subordinate to the chief executive officer and a director.

In addition, no person may serve as an external director if (i) that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as an external director, (ii) that person serves also as a member of the board of directors of another company, while an external directors of that other company serves at the same time as a director of the respective company, or (iii) the person is an employee of the Israel Securities Authority or an Israeli stock exchange. A person may also not continue to serve as an external director if he or she received direct or indirect compensation from the company other than as permitted by the Companies Law and the regulations promulgated thereunder.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender.

According to the Companies Law and regulations promulgated thereunder, a person may be appointed as an external director only if he or she has professional competence or if he or she has accounting and financial expertise (each, as defined below); provided that at least one of the external directors must be determined by our board of directors to have accounting and financial expertise. However, if at least one of our directors (i) meets the independence requirements under the Exchange Act, (ii) meets the independence requirements of Nasdaq rules for membership on the audit committee and (iii) has accounting and financial expertise as defined under the Companies Law, then neither of our external directors is required to possess accounting and financial expertise as long as each possesses the requisite professional competence.

A director with “accounting and financial expertise” is a director who, due to his or her education, experience and skills, possesses an expertise in, and an understanding of, financial and accounting matters and financial statements, such that he or she is able to understand the financial statements of the company and initiate a discussion about the presentation of financial data. A director is deemed to have “professional competence” if he or she has any of the following: (i) an academic degree in economics, business management, accounting, law or public administration, (ii) an academic degree or has completed another form of higher education in the primary field of business of the company or in a field which is relevant to his or her position in the company or (iii) at least five years of experience serving in one of the following capacities or at least five years of cumulative experience serving in two or more of the following capacities: (a) a senior business management position in a company with a significant volume of business, (b) a senior position in the company’s primary field of business or (c) a senior position in public administration or service. The board of directors determines whether a director possesses accounting and financial expertise or professional competence.

Alternate Directors

Our amended and restated articles of association provide, as allowed by the Companies Law, that any director may, subject to the conditions set thereto including approval of the nominee by our board of directors, appoint a person as an alternate to act in his place, remove the alternate and appoint another in his place and appoint an alternate in place of an alternate whose office is vacated for any reason whatsoever. Under the Companies Law, a person who is not qualified to be appointed as a director, a person who is already serving as a director or a person who is already serving as an alternate director for another director, may not be appointed as an alternate director. Nevertheless, a director who is already serving as a director may be appointed as an alternate director for a member of a committee of the board of directors so long as he or she is not already serving as a member of such committee, and if the alternate director is to replace an external director, he or she is required to be an external director and to have either “accounting and financial expertise” or “professional competence,” depending on the qualifications of the external director he or she is replacing. A person who does not have the requisite “accounting and financial experience” or the “professional competence,” depending on the qualifications of the external director he or she is replacing, may not be appointed as an alternate director for an external director. A person who is not qualified to be appointed as an independent director, pursuant to the Companies Law, may not be appointed as an alternate director of an independent director qualified as such under the Companies Law. Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing director ceases to be a director or terminates the appointment.

Committees of the Board of Directors

Our board of directors has established two standing committees: the audit committee and the compensation committee.

Audit Committee

Under the Companies Law, we are required to appoint an audit committee subject to the listing of our Ordinary Shares on the Nasdaq Capital Market. The audit committee must be comprised of at least three directors, including all of the external directors, and must be comprised of a majority of directors meeting certain independence criteria of the Companies Law. The chair of the committee must be an external director. The audit committee may not include the chairman of the board; a controlling shareholder of the company or a relative of a controlling shareholder; a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder; or a director who derives most of his or her income from a controlling shareholder.

Our audit committee will be comprised of Yigal Shtief, Naama Falach Avrahamy and Moshe Revach.

Under the Companies Law, our audit committee is responsible for:

(i)     determining whether there are deficiencies in the business management practices of our company, inter alia by consulting with the company’s internal or external auditors, and making recommendations to the board of directors to improve such practices;

(ii)    determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) and establishing the approval process for certain transactions with a controlling shareholder or in which a controlling shareholder has a personal interest (see “Management — Board Practices — Approval of Related Party Transactions under Israeli Law”);

(iii)   determining the approval process for transactions that are “non-negligible” (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;

(iv)   examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

(v)    examining the scope of work and fees of our auditor and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is determining the fees of our auditor;

(vi)   establishing “whistleblower” procedures for the handling of employees’ complaints as to deficiencies in the management of our business and the protection to be provided to such employees; and

(vii)  where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and proposing amendments thereto.

Our audit committee may not conduct any discussions or approve any actions requiring its approval, unless at the time of the approval a majority of the committee’s members are present, provided that the majority of the members present meet the independence criteria of the Companies Law and at least one of the members present is an external director.

Our board of directors intends to adopt an audit committee charter to be effective upon the listing of our Ordinary Shares on the Nasdaq Capital Market setting forth, among others, the responsibilities of the audit committee consistent with the rules of the SEC and Nasdaq Listing Rules (in addition to the requirements for such committee under the Companies Law), including, among others, the following:

•        oversight of our independent registered public accounting firm and recommending the fees, engagement, or termination of engagement of our independent registered public accounting firm to the shareholders or board of directors in accordance with Israeli law;

•        recommending the engagement or termination of the person filling the office of our internal auditor, reviewing the services provided by our internal auditor and reviewing effectiveness of our system of internal control over financial reporting;

•        recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors; and

•        reviewing and monitoring, if applicable, legal matters with significant impact, finding of regulatory authorities’ findings, receive reports regarding irregularities and legal compliance, acting according to “whistleblower policy” and recommend to our board of directors if so required.

Nasdaq Stock Market Requirements for Audit Committee

Under the Nasdaq Stock Market rules, we are required to maintain an audit committee consisting of at least three members, all of whom are independent and are financially literate and one of whom has accounting or related financial management expertise.

As noted above, the members of our audit committee will include Yigal Shtief, Naama Falach Avrahamy and Moshe Revach. Ms. Falach Avrahamy will serve as the chair of our audit committee. All members of our audit committee meet the requirements for financial literacy under the Nasdaq Stock Market rules. Our board of directors has determined that Ms. Falach Avrahamy is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Stock Market rules.

Compensation Committee

Under the Companies Law, the board of directors of any public company must establish a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, which shall also constitute the majority thereof. The remaining members must be directors who qualify to serve as members of the audit committee as defined in the Companies Law and whose compensation is in accordance with the compensation requirements applicable to the External Directors. The chair of the committee must be an external director.

Our compensation committee, acting pursuant to a written charter, will consist of Yigal Shtief, Naama Falach Avrahamy and Moshe Revach. Mr. Shtief will serve as the chair of our compensation committee. Our compensation committee complies with the provisions of the Companies Law, the regulations promulgated thereunder, and our amended and restated articles of association, on all aspects referring to its independence, authorities and practice. Our compensation committee follows home country practice as opposed to complying with the compensation committee membership and charter requirements prescribed under the Nasdaq Stock Market rules.

Our compensation committee reviews, with respect to our executive officers and directors, and recommends to our board of directors: (1) annual base compensation (2) annual incentive bonus, including the specific goals and amounts; (3) equity compensation; (4) employment agreements, severance arrangements, and change in control agreements and provisions; (5) retirement grants and/or retirement bonuses; and (6) any other benefits, compensation, compensation policies or arrangements.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, to which we refer as a compensation policy, and thereafter to recommend to the board of directors, once every three years, regarding any extension or modifications of such compensation policy that had been approved for a period of more than three years. Such policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee. The compensation policy is then brought for approval by our shareholders, which requires a special majority (see “Management — Board Practices — Approval of Related Party Transactions under Israeli Law”). Under the Companies Law, if the compensation policy is not approved by the shareholders, the board of directors may adopt it, provided that after the shareholders oppose the approval of such policy, the compensation committee and the board of directors revisit the matter and determine that adopting the compensation policy would be in the best interests of the company. Under the Companies Law, we are required to adopt an office holder compensation policy no later than 9 months from the consummation of this offering.

The compensation committee is also responsible for: (1) from time to time, recommending the board of directors any updates required to the compensation policy and examine the implementation thereof; (2) determining whether to approve the terms of compensation of office holders that require the committee’s approval; and (3) in certain situations described in the Companies Law, to determine whether to exempt employment terms of a candidate for the position of CEO of the company from the requirement to obtain shareholder approval.

The compensation policy must serve as the basis for decisions concerning the terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business and its long-term strategy, and creation of appropriate incentives for executives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

•        the education, skills, expertise and accomplishments of the relevant director or executive;

•        the director’s or executive’s roles and responsibilities and prior compensation agreements with him or her;

•        the relationship between the cost of the terms of service of an office holder and the average and median compensation of the other employees of the company (including those employed through manpower companies), including the impact of disparities in salary upon work relationships in the company;

•        the possibility of reducing variable compensation at the discretion of the board of directors; and the possibility of setting a cap to the exercise value of non-cash variable compensation; and

•        as to retirement benefits, the period of service of the director or executive, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

•        the link between variable compensation and long-term performance and measurable criteria;

•        the ratio between variable and fixed compensation, and the limit to the value of variable compensation at the time of its payment (or, with respect to non-cash variable compensation, at time of grant);

•        the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

•        the minimum holding or vesting period for variable, equity-based compensation; and

•        maximum limits for severance compensation.

The compensation policy must also consider appropriate incentives from a long-term perspective.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. We intend to appoint our internal auditor within 90 days following the consummation of this offering. The role of the internal auditor is to examine, among other things, whether a company’s actions comply with the law and proper business procedure. The audit committee is required to oversee the activities, and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. An internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm or its representative. The Companies Law defines an interested party as a holder of 5% or more of the outstanding shares or voting rights of a company, any person or entity that has the right to appoint at least one director or the chief executive officer of the company or any person who serves as a director or as the chief executive officer of a company.

Remuneration of Directors

Under the Companies Law, remuneration of directors is subject to the approval of the compensation committee, thereafter by the board of directors and thereafter, unless exempted under the regulations promulgated under the Companies Law, by our shareholders. In case the remuneration of the directors is in accordance with the Compensation Regulations, such remuneration shall generally be exempt from shareholder approval. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

Fiduciary Duties of Office Holders

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company.

The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care of an office holder includes a duty to use reasonable means to obtain:

•        information on the advisability of a given action brought for his approval or performed by him by virtue of his position; and

•        all other important information pertaining to such action.

The duty of loyalty of an office holder requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

•        refrain from any conflict of interest between the performance of his duties in the company and the performance of his other duties or personal affairs;

•        refrain from any action that is competitive with the company’s business;

•        refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and

•        disclose to the company any information or documents relating to the company’s affairs which the office holder has received due to his position as an office holder.

Insurance

Under the Companies Law, a company may obtain insurance for any of its office holders against the following liabilities incurred due to acts he or she performed as an office holder, if and to the extent provided for in the company’s articles of association:

•        breach of his or her duty of care to the company or to another person;

•        a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company’s interests; and

•        a financial liability imposed upon him or her in favor of another person.

An Israeli Company may also insure an office holder against expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law, 5728-1968, or the Securities Law.

We currently have directors’ and officers’ liability insurance, providing total coverage of $5 million for the benefit of all of our directors and officers, in respect of which we paid a twelve-month premium of approximately $20,000. We intend to purchase additional insurance coverage prior to the consummation of this offering.

Indemnification

The Companies Law provides that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction; and

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent.

Pursuant to the Securities Law, an Israeli Company may also indemnify an office holder for expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

We will enter into indemnification agreements with all of our directors and officers immediately prior to the closing of this offering and subject to the listing of our securities on the Nasdaq Capital Market. Each such indemnification agreement will provide each office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care. Subject to the aforesaid limitations, under the indemnification agreements, we intend to exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

The foregoing descriptions summarize the material aspects and practices of our board of directors. For additional details, we also refer you to the full text of the Companies Law, as well as of our amended and restated articles of association, which are exhibits to this registration statement of which this prospectus forms a part, and are incorporated herein by reference.

There are no service contracts between us and our directors in their capacity as directors, providing for benefits upon termination of service.

Approval of Related Party Transactions under Israeli Law

General

Under the Companies Law, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

•        the office holder acts in good faith and the act or its approval does not cause harm to the company; and

•        the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder disclose to the company, promptly, and, in any event, not later than the board meeting at which the transaction is first discussed, any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

•        the office holder’s relatives; or

•        any corporation in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or chief executive officer or has the right to appoint at least one director or the chief executive officer.

An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is a transaction:

•        not in the ordinary course of business;

•        not on market terms; or

•        that is likely to have a material effect on the company’s profitability, assets or liabilities.

We require our office holders to make such disclosures to our board of directors.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors (unless the articles of association provide a different approval procedure) may approve a non-extraordinary transaction between the company and an office holder, or a third party in which an office holder has a personal interest, and provided that the transaction is in the company’s interest. If such transaction is extraordinary, first the audit committee and then the board of directors, in that order, must approve the transaction. Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present or vote on such matter at such a meeting. However, if the chair of the audit committee or board of directors (as applicable) determines that an office holder with a personal interest is required to be present for presentation of the transaction that is subject to approval, such office holder may be present. Additionally, if a majority of members of the board of directors or the audit committee, as the case may be, has a personal interest, such directors who have a personal interest in a transaction may be present, and a shareholder approval would also be required.

Disclosure of Personal Interests of a Controlling Shareholder

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement and compensation of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee or the compensation committee, as the case may be, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, the shareholder approval must fulfill one of the following requirements:

•        at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

•        the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

In addition, any extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest with a term of more than three years requires the abovementioned approval every three years; however, such transactions other than for the provision of services or concerning the terms of engagement or compensation can be approved for a longer term, provided that the audit committee determines that such longer term is reasonable under the circumstances.

The Companies Law requires that every shareholder that participates, in person, by proxy or by voting instrument, in a vote regarding a transaction with a controlling shareholder, indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate will result in the invalidation of that shareholder’s vote.

The term “controlling shareholder” is defined in the Companies Law as provided above under “Board Practices — External Directors.” In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Approval of the Compensation of Directors and Executive Officers

Directors.    Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the general meeting of our shareholders. If the compensation of our directors is inconsistent with the stated compensation policy, shareholder approval by a special majority will be required.

Executive officers other than the chief executive officer.    The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders by a special majority. However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

Chief executive officer.    Under the Companies Law, the compensation of a public company’s chief executive officer is generally required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders by a special majority. However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision. In addition, the compensation committee may exempt the engagement terms of a candidate to serve as the chief executive officer from shareholders’ approval, if the compensation committee determines that the compensation arrangement is consistent with the company’s stated compensation policy, that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company, and that subjecting the approval to a shareholder vote would impede the company’s ability to attain the candidate to serve as the company’s chief executive officer (and provide detailed reasons for the latter).

The approval of each of the compensation committee and the board of directors, with regard to the office holders and directors above, must be in accordance with the company’s stated compensation policy; however, under special circumstances, the compensation committee and the board of directors may approve compensation terms of a chief executive officer that are inconsistent with the company’s stated compensation policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained by a special majority requirement.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing his power in the company and to act in good faith and in a customary manner in exercising his rights and performing his obligations toward the company and other shareholders, including, among other things, in voting at general meetings of shareholders (and at shareholder class meetings) on the following matters:

•        amendment of the articles of association;

•        increase in the company’s authorized share capital;

•        merger; and

•        the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from discriminating against other shareholders.

In addition, any controlling shareholder, any shareholder that knows that it has the power to determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company.

The remedies generally available upon a breach of contract will also apply to a breach of any of the duties mentioned above, and in the event of discrimination against other shareholders, additional remedies are available to the injured shareholder.

Global Share Incentive Plan (2022)

The Global Share Incentive Plan (2022), or the Plan, was adopted by our board of directors on March 28, 2022. The Plan provides for the grant of options, restricted share units and shares, or Awards, to our employees, offices, directors, advisors and consultants in order to promote a close identity of interests between those individuals and us.

Shares Available for Grant.    The total number of shares reserved for issuance under the Plan is 610,156. As of the date of this prospectus, 610,156 Ordinary Shares remain available for future awards under the Plan. Ordinary Shares subject to Awards granted under the Plan that expire, are forfeited or otherwise terminated without having been exercised in full will become available again for future grant under the Plan.

Administration.    Our board of directors, or a duly authorized committee of our board of directors, administers the Plan. Under the Plan, the administrator has the authority, subject to applicable law, to determine (i) eligible participants, (ii) the number of options, shares, restricted share units or other equity based awards to be covered by each Award, (iii) the time or times at which an Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, including acceleration, early exercise or deferment provisions, (v) the forms of written agreements applying to Awards and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards.

Eligibility.    The Plan provides for granting Awards in compliance with Section 102 of the Israeli Income Tax Ordinance (New Version), 5721-1961, or the Ordinance, or, for Awards granted to our consultants, advisors, service providers or controlling shareholders, under Section 3(i) of the Ordinance. Section 102 of the Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or Awards. Our non-employee service providers and controlling shareholders may only be granted Awards under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of Awards or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of Awards or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track.”

Grant.    All Awards granted pursuant to the Plan will be evidenced by a grant letter. The grant letter will set forth the terms and conditions of the Award, including the tax provision under which the Award is granted, the tax track elected according to the Plan (if applicable), the exercise price for options, the number of Awards granted to the participant, the date of grant and the vesting schedule. Each option will expire ten years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the administrator.

Option Exercise.    An option under the Plan may be exercised by providing us with an exercise notice in a form prescribed by the administrator, including the identity of the participant, the number of options to be exercised and the exercise price to be paid and full payment of the exercise price for such shares underlying the option, in such manner as determined by the administrator. An option may not be exercised for fractional shares.

Transferability.    Awards may not be subjected to any sale, assignment, conveyance, pledge, hypothecation, mortgage, seizure, grant of collateral or any security interest or gift, or any other encumbrance, disposition or transfer, except by will or the laws of descent.

Termination of Employment.    In the event of termination of a participant’s employment or service with us or any of our affiliates and except as described below, all vested and exercisable options held by such participant as of the date of termination may be exercised within three months after such date of termination, unless otherwise provided by the administrator. All other options held by such participant will expire upon the date of termination of employment.

In the event of termination of a participant’s employment or service with us or any of our affiliates for cause, all unexercised options held by such participant, whether vested or unvested on the date of termination will expire on the date of such termination and any unvested option shares shall terminate and expire on the day the Participant’s effective date of termination.

In the event of termination of a participant’s employment or service with us or any of our affiliates due to such participant’s death, all vested options held by such participant as of the date of termination may be exercised by the participant’s estate, personal representative or beneficiaries at any time but not later than the earlier of: (i) the twelve-month anniversary of the participant’s death or (ii) the end of the term of the options. All options which are unvested as of the date of termination shall expire.

In the event of termination of a participant’s employment or service with us or any of our affiliates by reason of disability, all options held by such participant as of the date of termination may be exercised at any time but not later than the earlier of: (i) the three-month anniversary of the participant’s disability or (ii) the end of the term of the options. All options which are unvested as of the date of termination shall expire.

The foregoing provisions summarized in this “Termination of Employment” section shall apply only in the absence of a provision specifying otherwise in the relevant award agreement or unless otherwise resolved by the administrator.

Transactions.    In the event of a share split, reverse share split, distribution of bonus shares, rights issue, cash or share dividend, combination or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us (but not including the conversion of any of our convertible securities), the administrator in its sole discretion shall make a proportionate adjustment to the number of shares covered by each outstanding award, and the number of shares which have been authorized for issuance under the Plan but as to which no awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the price per share covered by each outstanding award. Except as expressly provided therein, no issuance by us of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an award.

In the event of (i) a merger or consolidation of us with or into another corporation resulting in such other corporation being the surviving entity or the direct or indirect parent of us or resulting in us being the surviving entity and there is a change in the ownership of our shares of, such that another person or entity owns fifty percent (50%) or more of the outstanding voting power of our securities by virtue of the transaction; or (ii) an acquisition of all or substantially all of our by any person (including an existing non-majority shareholder or its affiliate of shares not held by any affiliate of such shareholder); or (iii) the sale and/or transfer (including by way of an exclusive license) of all or substantially all of our assets; or (iv) such other transaction with a similar effect, as shall be determined by the administrator, the outstanding (including the unexercised, vested, unvested or restricted) portion of each outstanding Award shall be assumed or substituted with an equivalent Award or the right to receive consideration by the acquiring or successor corporation or an affiliate thereof, as shall be determined by such entity and/or the administrator, subject to the terms of the Plan.

In the event that the successor corporation or any affiliate thereof does not provide for such an assumption, and/or substitution of outstanding Awards and/or the provision of consideration for outstanding Awards, then unless determined otherwise with respect to a specific outstanding Award, the administrator shall have sole and absolute discretion to determine the effect of the Transaction on the portion of Awards outstanding immediately prior to the effective time of the Transaction, which may include any one or more of the following, whether in a manner equitable or not among individual participants or groups of participants: (i) all or a portion of the outstanding Awards shall become exercisable in full prior to the date of consummation of the Transaction, or on another date and/or dates or at an event and/or events as the administrator shall determine at its sole and absolute discretion; and/or (ii) that all or a portion or certain categories of the outstanding Awards shall be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will receive consideration, or no consideration, in the amount and under the terms determined by the administrator at it sole and absolute discretion; and/or (iii) with respect to option awards, make a payment, in such form as may be determined by the administrator in respect of each vested share underlying the Award equal to the excess, if any, of (A) the per share amount payable to holders of Shares in connection with the Transaction, over (B) the per share exercise price payable by such holder in connection with such exercise.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of March 23, 2023 by:

•        each person or entity known by us to own beneficially 5% or more of our outstanding Ordinary Shares;

•        each of our directors and executive officers individually; and

•        all of our directors and executive officers as a group.

The beneficial ownership of our Ordinary Shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem Ordinary Shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of March 23, 2023 to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 4,001,423 Ordinary Shares issued and outstanding as of March 23, 2023. The number of Ordinary Shares deemed issued and outstanding after this offering is based on 5,951,423 Ordinary Shares, which includes the Ordinary Shares offered hereby but assumes no exercise of any Underwriter’s Warrants and no exercise of the underwriter’s over-allotment option.

As of March 23, 2023 and based on their reported registered office, none of our shareholders were U.S. persons. We have also set forth below information known to us regarding any significant change in the percentage ownership of our Ordinary Shares by any major shareholders during the past three years. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the Ordinary Shares listed below have sole investment and voting power with respect to such shares.

Following the closing of this offering, all of our shareholders, including the shareholders listed below, will have the same voting rights attached to their Ordinary Shares, and neither our principal shareholders nor our directors and executive officers will have different or special voting rights with respect to their Ordinary Shares. See “Description of Share Capital — Voting Rights.” A description of any material relationship that our principal shareholders have had with us or any of our predecessors or affiliates within the past three years is included under “Certain Relationships and Related Party Transactions.”

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o ParaZero Technologies Ltd., 30 Dov Hoz, Kiryat Ono, 5555626 Israel.

Name of beneficial owner	Ordinary shares beneficially owned	Percentage of Ordinary Shares beneficially owned
		Before offering	After offering
5% or Greater Shareholders
Medigus Ltd.(1)	1,590,638	39.75%	26.73%
Avdinco Ltd.(2)	293,968	7.35%	4.94%
Tamarid Ltd.(3)	294,210	7.35%	4.94%
Directors and Executive Officers
Roy Borochov(4)	39,228	* %	* %
Boaz Shetzer(5)	39,228	* %	* %
Moshe Hukaylo	—	—	—
Yuval Gilad	—	—	—
Tali Dinar	—	—	—
Moshe Revach(6)	41,268	1.03%	* %
Amitay Weiss(7)	78,507	1.96%	1.32%
All directors and executive officers as a group (7 persons)	198,231	4.95%	3.33%
Director Nominees
Naama Falach Avrahamy	—	—	—
Yigal Shtief	—	—	—

____________

*        Indicates beneficial ownership of less than 1% of the total Ordinary Shares outstanding.

(1)      Consists of (i) 1,451,567 Ordinary Shares and (ii) 139,071 Ordinary Shares issuable upon the conversion of the SAFEs. Does not include (i) 29,230 Ordinary Shares and (ii) 2,149 Ordinary Shares issuable upon the conversion of the SAFEs, held by Liron Carmel, the chief executive officer of Medigus, and (i) 94,994 Ordinary Shares and (ii) 6,929 Ordinary Shares issuable upon the conversion of the SAFEs, held by Yoresh Capital Ltd., a private company wholly owned by Mr. Eliyahu Yoresh, the chairman of the board of directors of Medigus. The address of Medigus Ltd. is Omer Industrial Park No. 7A, P.O. Box 3030, 8496500, Israel. Medigus is a publicly traded company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(2)      Consists of (i) 274,024 Ordinary Shares and (ii) 19,944 Ordinary Shares issuable upon the conversion of the SAFEs. The address of Avdinco Ltd., or Avdinco, is 2 Kaufman Street, Tel Aviv, 6801294, Israel. Avdinco is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(3)      Consists of (i) 274,024 Ordinary Shares and (ii) 20,186 Ordinary Shares issuable upon the conversion of the SAFEs. The address of Tamarid Ltd., or Tamarid, is 2 Kaufman Street, Tel Aviv, 6801294, Israel. Tamarid is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(4)      Consists of (i) 36,537 Ordinary Shares and (ii) 2,691 Ordinary Shares issuable upon the conversion of the SAFEs.

(5)      Consists of (i) 36,537 Ordinary Shares and (ii) 2,691 Ordinary Shares issuable upon the conversion of the SAFEs.

(6)      Consists of 41,268 Ordinary Shares.

(7)      Consists of (i) 73,073 Ordinary Shares and (ii) 5,434 Ordinary Shares issuable upon the conversion of the SAFEs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the material terms of those transactions with related parties to which we, or our subsidiaries, are party.

Simple Agreements for Future Equity

In February, March and May 2022, we entered into certain equity investment agreements, which we refer to as Simple Agreements for Future Equity, with certain investors, or the SAFE Investors, including our officers and directors, for aggregate proceeds of up to $2,500,000. As of December 31, 2022, we had received approximately $1,514,928 under the SAFEs we had entered into. Upon completion of this offering, the SAFEs will be automatically converted into a number of Ordinary Shares equal to the purchase amount divided by the per Ordinary Share price in this offering discounted by 25% as well as the same number of warrants similar to those granted to the investors in this offering. However, in no event shall the warrants issued upon the conversion of the SAFEs be tradable warrants nor carry any registration rights.

Medigus Acquisition

On January 28, 2022, the Company was acquired by Medigus Ltd. and other buyers from Delta Drone International Limited (ASX: DLT), or Delta Drone, pursuant to a Share Purchase Agreement, or the Delta Drone SPA, dated January 28, 2022, by and among the Company, Delta Drone, L.I.A Pure Capital Ltd. and certain other parties named therein, or the Medigus Acquisition. Under the terms of the SPA, Delta Drone, the owner of 100% of the Company’s issued and outstanding capital stock prior to the acquisition, sold all of its interest in the Company to Medigus and other buyers for a purchase price of $6 million in cash, with $5.1 million to be received by Delta Drone on the closing of the acquisition and $0.9 million to be released from escrow 12 months thereafter, subject to certain requirements described therein.

In connection with the Medigus Acquisition, the Company entered into that certain Supply Agreement, dated February 2, 2022, by and between the Company and Delta Drone, or the Delta Drone Supply Agreement. Pursuant to the Delta Drone Supply Agreement, Delta Drone and its subsidiaries have the non-exclusive right, until February 2, 2027, to purchase from the Company, directly or through any third-party distributor, all of the Company’s commercial products that are sold by the Company at any time during such period for use on all drones operated by Delta Drone. The parties further agreed that any purchases made by Delta Drone pursuant to the Delta Drone Supply Agreement will be made on pre-agreed market-rate pricing terms. The Company does not expect Delta Drone to exercise its right and believes that even if Delta Drone did exercise such right, it would not have a material adverse effect on the Company’s business, operations or financial performance.

Also on February 2, 2022, in connection with the Medigus Acquisition, the Company issued to Delta Drone a warrant to purchase 111,261 Ordinary Shares, or the Delta Drone Warrant. The exercise price of the Delta Drone Warrant will be equal to the price per share in this offering. If we complete an initial public offering prior to February 2, 2027 (which is the fifth anniversary of the issue date), then the Delta Drone Warrant will expire 90 days after the earlier of (i) February 2, 2027 and (ii) such time that the Ordinary Shares have a one calendar month value weighted average price (VWAP) per Ordinary Share on the Nasdaq that is at least 50% greater than the per share price in this offering. In the event that we don’t complete an initial public offering, then the exercise price of the Delta Drone Warrant will be $2.7797. In addition, if we do not complete an initial public offering by February 2, 2027, then the Delta Drone Warrant will expire on February 2, 2028.

Loan Conversion Agreement

On January 28, 2022, we entered into an agreement, or the Loan Conversion Agreement, with Delta Drone, pursuant to which we issued to Delta Drone 1,504,152 Ordinary Shares (3,237,700 Ordinary Shares after giving effect to the issuance of the Bonus Shares and the Reverse Stock Split) in exchange for the full conversion of the Company’s then-outstanding debt to Delta Drone of approximately $6.6 million.

Medigus Loan, Credit Facility and Consulting Agreement

On August 4, 2022, we entered into a Loan Agreement, or the Medigus Loan, with Medigus, pursuant to which Medigus loaned us $250,000 to be used for working capital and the operation of our business activities, including preparation for this offering. The Medigus Loan has an interest rate of 8% per annum and such interest accrues daily. Repayment of the Medigus Loan is due upon the earlier of (i) August 4, 2024, (ii) the date we close an equity financing round, which would include this offering, (iii) the date on which we receive a bank financing or (iv) the occurrence of certain events of default.

On October 30, 2022, we terminated the Medigus Loan and entered into an unsecured credit facility agreement, or the Credit Facility Agreement, with Medigus to borrow from time to time amounts from Medigus for the purposes of financing our ongoing activities and the payment of certain expenses in connection with this offering. Pursuant to the Credit Facility Agreement, as of October 30, 2022 and until the closing of this offering, Medigus made available to us a credit facility, or the Credit Facility, with an aggregate initial amount of up to $625,000. The Credit Facility shall be advanced to us by Medigus in several drawdowns. As of March 23, 2023, we received $625,000 from Medigus pursuant to the Credit Facility Agreement. On October 30, 2022 we repaid the balance of the loan provided by the Medigus to us on August 4, 2022 in the amount of $250,000 plus the accrued interest ($4,876), in accordance with the loan agreement.

The Credit Facility bears no interest and the outstanding credit shall be due and payable on the earlier of (i) one year from the date of the Credit Facility Agreement (we may extend such time by up to six months), (ii) the closing of our initial public offering or (iii) the occurrence of certain events of default. If the outstanding credit is repaid in connection with the closing of our initial public offering, we will be obligated to make a one time payment of an additional $40,000 to Medigus.

Additionally, on October 30, 2022, we entered into a consulting agreement, or the Consulting Agreement, with Medigus, pursuant to which Medigus shall serve as our independent consultant for a monthly fee of $10,000, effective upon the closing of our initial public offering and terminating on the three-year anniversary of the closing of our initial public offering. We may terminate the consulting agreement anytime after the closing of this offering upon providing three months advance notice.

Agreements and Arrangements With, and Compensation of, Directors and Executive Officers

Certain of our executive officers have employment or services agreements with us. These agreements contain customary provisions and representations, including confidentiality, noncompetition, non-solicitation and inventions assignment undertakings by the executive officers. In addition, we will enter into agreements with each executive officer and director immediately prior to the closing of this offering, pursuant to which we agree to indemnify each of the officers or directors up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. Under current applicable Israeli employment laws, we may not be able to enforce (either in whole or in part) covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. See “Management — Compensation of Executive Officers and Directors.”

Indemnification Agreements

Our amended and restated articles of association permit us to exculpate, indemnify and insure each of our directors and office holders to the fullest extent permitted by the Israeli Companies Law. Upon the closing of this offering, we will enter into indemnification agreements with each of our directors and executive officers immediately prior to the closing of this offering, undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from a public offering of our shares, to the extent that these liabilities are not covered by insurance. We have also obtained directors and officers insurance for each of our executive officers and directors. For further information, see “Management — Exculpation, Insurance and Indemnification of Directors and Officers.”

Options

As of March 23, 2023, we had not issued options to purchase Ordinary Shares to any of our directors or executive officers. For a description of our option plan, see “Management — Global Share Incentive Plan (2022).” The shares are subject to transfer restrictions and “lock up” provisions upon the occurrence of certain conditions.

DESCRIPTION OF SHARE CAPITAL

The following descriptions of our share capital and provisions of our amended and restated articles of association which will be effective upon the closing of this offering are summaries and do not purport to be complete. A form of our amended and restated articles of association will be filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part. The description of the Ordinary Shares reflects changes to our capital structure that will occur upon the closing of this offering.

On May 23, 2022, we issued 4,178,206 bonus shares to the holders of our Ordinary Shares on a basis of 2.5 bonus shares for each Ordinary Share outstanding (equivalent to a 3.5-for-1 forward share split).

On June 26, 2022, our shareholders approved the 1-for-2 Reverse Stock Split of our Ordinary Shares, pursuant to which holders of our Ordinary Shares received one Ordinary Share, par value NIS 0.02, for every two Ordinary Shares, par value NIS 0.01, held before the Reverse Stock Split.

On October 2, 2022, we issued 672,691 bonus shares, to the holders of our Ordinary Shares on a basis of 0.23 bonus shares for each Ordinary Share outstanding (equivalent to a 1.23-for-1 forward share split).

Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein reflect the issuance of the foregoing Bonus Shares and the Reverse Stock Split, and the customary adjustments to our outstanding options and warrants.

General

As of immediately before the effectiveness of the registration statement of which this prospectus forms a part, our authorized share capital will consist of NIS 500,000 divided into 25,000,000 Ordinary Shares, par value NIS 0.02, of which 4,001,423 Ordinary Shares will be issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. All Ordinary Shares have identical voting and other rights in all respects.

Ordinary Shares

Since January 2019, we have issued an aggregate of 4,001,423 Ordinary Shares (which includes the issuance of 403,981 Ordinary Shares to be issued upon the conversion of the SAFEs, which will automatically convert upon the consummation of this offering, based on an assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus).

Warrants

Since January 2019, we have issued warrants to purchase an aggregate of 111,261 Ordinary Shares, which were issued to Delta Drone as part of the Medigus Acquisition. See “Related Party Transactions” for additional information.

In addition, we have agreed to issue to certain consultants, in addition to certain other consideration: (i) warrants to purchase an aggregate of 359,020 Ordinary Shares at a nominal exercise price, to certain consultants, which warrants shall be issued subject to the completion of this offering; (ii) warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully-diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price based on a company valuation of $10 million (pre-offering), which warrants will be issued to an advisor upon the completion of this offering and (iii) warrants to purchase such number of Ordinary Shares equal to 1.0% of our share capital on a fully diluted basis, including any over-allotments, immediately following this offering, with an exercise price equal to the per share price in this offering, which warrants shall be issued upon completion of this offering. The warrants will be fully vested upon grant and will be exercisable at any time and from time to time, in whole or in part, for a period of five (5) years from the date of their grant.

Simple Agreements for Future Equity

In February, March and May 2022, we entered into SAFEs for aggregate proceeds of up to $2,500,000. For additional information, see “Certain Relationships and Related Party Transactions — Simple Agreements for Future Equity.”

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

•        equal right to attend and to vote at all of our general meetings, whether annual or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

•        equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

•        equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are elected at an annual general meeting and serve on the board of directors until the next annual general meeting (except for external directors) or earlier, if they resign or cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law. Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our amended and restated articles of association allow our Board of Directors to appoint directors to fill vacancies and/or as an addition to the Board of Directors (subject to the maximum number of directors) to serve until the next annual general meeting. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Management — Board Practices — External Directors.”

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, but no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of Directors may call special meetings whenever it sees fit and upon the request of any shareholder or shareholders holding at least five percent (5%) or a higher percent of our voting rights.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•        amendments to our amended and restated articles of association;

•        the exercise of our Board of Director’s powers by a general meeting if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

•        Appointment, fees or termination of our auditors, if the shareholders have not delegated their authority to set the fees for our auditors to our board of directors;

•        appointment of directors, including external directors;

•        approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

•        increases or reductions of our authorized share capital; and

•        a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes, among others, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Notwithstanding the foregoing, under our amended and restated articles of association notice of general meetings does not have to be delivered to shareholders, and notice by the Company of a general meeting which is published on the Company’s website shall be deemed to have been duly given on the date of such publication to any registered shareholder located in the State of Israel, and notice by the Company of a general meeting which is publicized on the SEC’s EDGAR Database or similar publication via the internet shall be deemed to have been duly given on the date of such publication to any registered shareholder located outside of Israel.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was called at the request of a shareholder, and within half an hour of an adjourned meeting a legal quorum is not present, the meeting shall be canceled.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy or by a written ballot.

Changing Rights Attached to Shares

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the Companies Law or these Articles, may be modified or cancelled by the Company by a resolution of the General Meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

An increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed to modify or derogate or cancel the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of our company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our Subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company if there is no holder of 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was made from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was made from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the controlling shareholder of the offeror, holder of 25% or more of the voting rights in the company or anyone on their behalf or on behalf of the offeror, including their relatives or corporations under their control or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfilment of numerous conditions, including a holding period of two years from the date of the transaction during which certain sales and dispositions of shares of the participating companies are restricted.

Exclusive Forum

Our amended and restated articles of association that will become effective upon the closing of this offering provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against us and our directors, officers and employees. Further, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits, or proceedings asserting a cause of action arising under the Securities Act) in other companies’ organizational documents and similar agreements has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provision in our amended and restated articles of association. If a court were to find these provisions of our amended and restated articles of association that will become effective upon the closing of this offering inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in our share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of our amended and restated articles of association that will become effective upon the closing of this offering described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Our amended and restated articles of association that will become effective upon the closing of this offering also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel, shall be the exclusive forum for any derivative action or proceeding brought on behalf of our company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to our company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

•        increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

•        cancel any registered share capital which have not been taken or agreed to be taken by any person;

•        consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

•        subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

•        reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Ordinary Shares. Sales of substantial amounts of our Ordinary Shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriter does not exercise in full its option to purchase additional Ordinary Shares with respect to this offering and assuming no exercise of the Underwriter’s Warrants or the options outstanding following this offering, we will have an aggregate of 5,951,423 Ordinary Shares outstanding upon the closing of this offering. Of these shares, the Ordinary Shares sold in this offering by the Company and Ordinary Shares sold by the Selling Shareholders will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act, or Rule 144), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining Ordinary Shares will be held by our existing shareholders and will be deemed to be “restricted securities” under Rule 144. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price of our Ordinary Shares to decrease or to be lower than it might be in the absence of those sales or perceptions.

Eligibility of Restricted Shares for Sale in the Public Market

Approximately 4,001,423 of our Ordinary Shares will be eligible for resale pursuant to Rule 144 after 90 days following the pricing of this offering as follows:

•        with respect to non-affiliates of our company who will hold an aggregate of 2,212,554 Ordinary Shares upon the consummation of this offering, following the expiration of a non-affiliate’s six-month holding period and subject to our compliance with the current public information requirements under Rule 144; and

•        with respect to affiliates of our company who will hold an aggregate of 1,788,869 Ordinary Shares upon the consummation of this offering, following the expiration of an affiliate’s six-month holding period and subject to our compliance with the current public information requirements under Rule 144, and subject to the volume, manner of sale and other limitations under Rule 144 applicable to securities held by affiliates.

The shares held by affiliates of our company will also be subject to the contractual restrictions arising under the lock-up agreements described below.

All of the Ordinary Shares sold in this offering will be eligible for immediate sale upon the closing of this offering.

Lock-Up Agreements

Our directors and executive officers and any other holders of ten percent (10%) or more of our outstanding Ordinary Shares or our Ordinary Shares issuable upon the exercise of options and warrants have signed lock-up agreements. Pursuant to such lock-up agreements, such persons have agreed, subject to certain exceptions, not to sell or otherwise dispose of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares for a period of 180 days after the date of this prospectus without the prior written consent of Aegis Capital Corp., which may, in its sole discretion, at any time without prior notice, release all or any portion of the Ordinary Shares from the restrictions in any such agreement.

Rule 144

Shares Held for Six Months

In general, under Rule 144 as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days after the closing of this offering, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned our Ordinary Shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the shares were acquired from our company or from an affiliate of our company as restricted securities), is entitled to sell our shares, subject to the availability of current public information about us. In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions and notice requirements, and to a volume limitation that limits the number of shares to be sold thereby, within any three-month period, to the greater of:

•        1% of the number of Ordinary Shares then outstanding; or

•        the average weekly trading volume of our Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

The six-month holding period of Rule 144 does not apply to sales of unrestricted securities. Accordingly, persons who hold unrestricted securities may sell them under the requirements of Rule 144 described above without regard to the six-month holding period, even if they were considered our affiliates at the time of the sale or at any time during the ninety days preceding such date.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her or its shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such shares may be sold immediately upon the closing of this offering.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who received or purchased Ordinary Shares from us under our incentive option plan or other written agreement before the closing of this offering is entitled to resell these shares.

The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of these options, including exercises after the closing of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above (see “Lock-Up Agreements”), may be sold beginning 90 days after the closing of this offering in reliance on Rule 144 by:

•        persons other than affiliates, without restriction; and

•        affiliates, subject to the manner-of-sale, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

Selling Shareholders Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Selling Shareholders of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and the Selling Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Selling Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. No sales of the shares covered by the Resale Prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on The Nasdaq Capital Market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

Registration Rights

As of the date of this prospectus, the Company has not entered into any registration rights agreements.

TAXATION

The following summary contains a description of certain Israeli and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Ordinary Shares, but it is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares that may be relevant to a decision to purchase our Ordinary Shares in this offering. The summary is based upon the tax laws of Israel and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

ISRAELI TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following is a brief summary of the material Israeli income tax consequences of the ownership of our Ordinary Shares. The following also contains a description of material relevant provisions of the current Israeli income tax laws applicable to companies in Israel, with reference to its effect on us. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of its, his or her personal circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include Israeli residents, partnerships, trusts or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on tax legislation which has not been subject to judicial or administrative interpretation, there can be no assurance that the tax authorities or the courts will accept the views expressed in the discussion in question. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below. The discussion is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. Shareholders should consult their own tax advisors concerning the tax consequences of their particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax. The current corporate tax rate is 23%. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the prevailing corporate tax rate.

Under Israeli tax law, a corporation will be considered as an “Israeli resident company” if: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.”

The Industry Encouragement Law and the regulations promulgated thereunder provide that an “Industrial Company” is an Israeli resident-company incorporated in Israel, of which 90% or more of its income in any tax year, other than income from certain government loans, capital gains, dividends, interest and linkage differentials, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area” (as such term is defined in the Ordinance). An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

•        amortization of the cost of purchased a patent, rights to use a patent, and know-how, which are used for the development or advancement of the company, over an eight-year period, commencing on the year in which such rights were first exercised;

•        under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

•        expenses related to a public offering are deductible in equal amounts over three years.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority. There can be no assurance that we will continue to qualify as an Industrial Company or that the benefits described above will be available in the future.

Tax Benefits for Research and Development

The Ordinance allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they had incurred. Expenditures are deemed related to scientific research and development projects, if:

•        The expenditures are approved by the relevant Israeli government ministry in charge of the field of research;

•        The research and development must be for the promotion or development of the company; and

•        The research and development is carried out solely by the company or by a third party invited by and on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation regulations of the Ordinance. Expenditures not so approved are deductible in equal amounts over three years.

From time to time we may apply to the IIA for approval to allow a tax deduction for all research and development expenses during the year incurred. There can be no assurance that such application will be approved.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets).

The Investment Law was significantly amended effective as of January 1, 2011, or the 2011 Amendment, and as of January 1, 2017, or the 2017 Amendment. The 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

Tax benefits under the 2011 Amendment

The 2011 Amendment cancelled the availability of the benefits granted under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived from its Preferred Enterprise, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 7.5%. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” should generally be subject to tax, which will be withheld at source, at the following rates: (i) Israeli resident corporations — 0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply), (ii) Israeli resident individuals — 20% and (iii) non-Israeli residents (individuals and corporations) — subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate, 20% or such lower rate as may be provided under the provisions of any applicable double tax treaty.

We currently do not intend to implement the 2011 Amendment.

Tax benefits under the 2017 Amendment that became effective on January 1, 2017

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016 and is effective as of January 1, 2017. The 2017 Amendment provided new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment applies to “Preferred Technological Enterprises” that meet certain conditions, including: (1) the research and development, or R&D, expenses in the three years preceding the relevant tax year were at least 7% on average of the company’s annual turnover or exceeded NIS 75 million in each such year, and (2) one of the following: (a) at least 20% of the workforce (or at least 200 employees) are employees whose full salary has been paid and reported in the company’s financial statements as R&D expenses; (b) a venture capital investment approximately equivalent to at least NIS 8 million was previously made in the company and the company did not change its line of business; (c) growth in sales by an average of 25% or more over the three years preceding the relevant tax year, provided that the turnover was at least NIS 10 million, in the relevant tax year and in each of the preceding three years; or (d) growth in workforce by an average of 25% or more over the three years preceding the relevant tax year, provided that the company employed at least 50 employees in the relevant tax year and in each of the preceding three years. A “Special Preferred Technological Enterprise” is an enterprise that meets conditions 1 and 2 above, and in addition has total annual consolidated revenues above NIS 10 billion.

Preferred Technological Enterprises enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A”. These corporate tax rates apply only with respect to the portion of intellectual property developed in Israel. In addition, a Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefited Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefited Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale received prior approval from the Israel Innovation Authority, or IIA (previously known as the Israeli Office of the Chief Scientist).

“Special Preferred Technological Enterprises” enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise should enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefited Intangible Assets” to a related foreign company if the Benefited Intangible Assets were either developed by the Special Preferred Technological Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from IIA. A Special Preferred Technological Enterprise that acquires Benefited Intangible Assets from a foreign company for more than NIS 500 million should be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed out of Preferred Technological Income to individuals or non-Israeli shareholders by a Preferred Technological Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty, which, in each case, will be withheld at source (non-Israeli shareholders are required to present, in advance of payment, a valid certificate from the Israel Tax Authority, or ITA, allowing for such 20% rate or lower treaty rate). However, dividends distributed to an Israeli company are not subject to tax (although, if such dividends are subsequently distributed to individuals or non-Israeli shareholders, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty, would apply). If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the tax rate will be 4% or such lower rate as may be provided in an applicable tax treaty (in either case, subject to the receipt in advance of a valid certificate from the ITA allowing for such 4% rate or lower treaty tax rate).

We are examining the potential impact of the 2017 Amendment to us, including whether we may qualify as a Preferred Technological Enterprise, the amount of Preferred Technological Income that we may have and other benefits that we may receive from the 2017 Amendment in the future, but there is no assurance that we will meet all the terms and conditions required under the Investment Law that will allow us to enjoy any tax benefits under the Investment Law.

Taxation of Non-Israeli Resident Shareholders

Capital Gains Tax

Israeli capital gains tax is imposed on the disposition of capital assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli tax law distinguishes between “Real Capital Gain” and “Inflationary Surplus.” Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s price that is attributable to the increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, Real Capital Gain accrued by individuals on the sale of our Ordinary Shares will be taxed at the rate of 25%. However, if the shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relatives or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or the power to direct the actions of someone who holds any of the aforesaid rights, regardless of the source of such right. Real Capital Gain derived by corporations generally is subject to tax at the corporate tax rate, which is currently 23%.

A non-Israeli resident who derives capital gains from the sale of shares of an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli capital gains tax so long as the shares were not held through a permanent establishment that the non-Israeli resident maintains in Israel and certain other conditions are fulfilled. However, non-Israeli “body of persons” (as defined in the Ordinance, which includes corporations, partnerships, and other entities) will not be entitled to the foregoing exemption if Israeli residents: (i) have, directly or indirectly, alone or together with such person’s relatives or another person who, according to an agreement, collaborates with such person on a permanent basis regarding material affairs of the corporation, a controlling interest of more than 25% in any of the means of control of such non-Israeli body of persons, or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli body of persons, whether directly or indirectly.

In addition, such exemption is not applicable to a person whose gains from selling or disposing the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and entitled to claim the benefits afforded to such a resident by the United States-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or other disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or other disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or other disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.

In any such case, the sale, exchange or other disposition of such shares would be subject to Israeli tax, to the extent applicable.

Regardless of whether non-Israeli shareholders may be liable for Israeli capital gains tax on the sale of their Ordinary Shares, the payment of the consideration of such sale may be subject to withholding of Israeli tax at source, and holders of our Ordinary Shares may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, the ITA may require shareholders who are not liable for Israeli capital gains tax on such a sale to sign declarations in forms specified by the ITA, provide documents (including, for example, a certificate of residency) or obtain a specific exemption from the ITA to confirm their status as non-Israeli residents (and, in the absence of such declarations or exemptions, the ITA may require the purchaser of the shares to withhold tax at source).

Taxation on Receipt of Dividends

Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares at the rate of 25% (or 30% in the case such shareholder is considered a “substantial shareholder”, as deemed above, at the time of the distribution or at any time during the preceding 12-month period), which tax will be withheld at source, unless relief is provided in an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the ITA allowing for such relief is obtained in advance). Dividends paid on publicly traded shares, like our Ordinary Shares, are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether or not the recipient is a “substantial shareholder”), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the ITA allowing for such reduced withholding tax rate is obtained in advance). However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 20% if the dividend is distributed from income attributed to a Preferred Enterprise (including Preferred Technological Enterprise) (subject to the receipt in advance of a certificate from the ITA allowing for such reduced tax rate). However, a reduced tax rate on dividends may be provided under an applicable treaty. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a Treaty U.S. Resident is 25%. However, generally, a maximum rate of 12.5% applies to withholding tax on dividends, that are paid by an Israeli corporation to a U. S. corporation holding 10% or more of the outstanding voting capital of an Israeli corporation throughout the tax year in which the dividend is distributed as well as during the previous tax year, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from a Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividends from which tax was duly withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer; (ii) the taxpayer has no other taxable sources of income in Israel; and (iii) the taxpayer is not subject to surtax (as explained below).

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to income tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, income derived from dividends, interest and capital gains) exceeding a certain threshold. For 2022, that threshold was NIS 698,280, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF THE EQUITY SECURITIES OFFERED BY THIS PROSPECTUS, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next two paragraphs, the following discussion summarizes certain material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Ordinary Shares being offered by this prospectus, which we also refer to as Equity Securities. For this purpose, a “U.S. Holder” is a holder of Equity Securities that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Equity Securities. This summary generally considers only U.S. Holders that will own our Equity Securities as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the United States-Israel Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. We will not seek a ruling from the Internal Revenue Service, or IRS, with regard to the U.S. federal income tax treatment of an investment in our Equity Securities by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Equity Securities in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Equity Securities as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly, indirectly or constructively, at any time, Equity Securities representing 10% or more of the stock (by vote or value) of our Company.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Equity Securities, the tax treatment of a person treated as a partner in the partnership for United States federal income tax purposes generally will depend on the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements so treated for United States federal income tax purposes) and their partners should consult their own tax advisors.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISER FOR THE SPECIFIC TAX CONSEQUENCES TO THAT INVESTOR OF PURCHASING, HOLDING OR DISPOSING OF OUR EQUITY SECURITIES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Taxation of Dividends

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holders that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on the Equity Securities (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Equity Securities to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the United States-Israel Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our Equity Securities are readily tradable on the Nasdaq Capital Market or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Equity Securities for at least 61 days of the 121-day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments with respect to positions in substantially similar or related property. Any days during which the U.S. Holder has diminished its risk of loss on our Equity Securities are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our Equity Securities will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS, if any, will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of them, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Dividends paid with respect to our Equity Securities will be treated as foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if holders do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent such holder will be entitled to this credit.

Taxation of the Sale, Exchange or other Disposition

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Equity Securities, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Equity Securities, determined in U.S. dollars, and the U.S. dollar value of the amount realized on the disposition (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Equity Securities will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Based on the projected composition of our income and valuation of our assets, we do not expect to be a PFIC for 2021 and we do not expect to become a PFIC in the future, although there can be no assurance in this regard. If we were classified as a PFIC in any taxable year, a U.S. Holder would be subject to special rules with respect to distributions on and sales, exchanges and other dispositions of the Equity Securities. We will be treated as a PFIC for any taxable year in which at least 75 percent of our gross income is “passive income” or at least 50 percent of our gross assets during the taxable year, assuming we were not a controlled foreign corporation for the year being tested, based on the average of the fair market values of the assets determined at the end of each quarterly period, are assets that produce or are held for the production of passive income.

Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income.

However, rents and royalties received from unrelated parties in connection with the active conduct of a trade or business are not considered passive income for purposes of the PFIC test. In determining whether we are a PFIC, a pro rata portion of the income and assets of each corporation in which we own, directly or indirectly, at least a 25% interest (by value) is taken into account.

Excess Distribution Rules

If we were a PFIC with respect to a U.S. Holder, then unless the holder makes one of the elections described below, a special tax regime would apply to the U.S. Holder with respect to (a) any “excess distribution” (generally, aggregate distributions in any year that are greater than 125% of the average annual distribution received by the holder in the shorter of the three preceding years or the holder’s holding period for the shares) and (b) any gain realized on the sale or other disposition of the shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over the U.S. Holder’s holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. A U.S. Holder that is not a corporation will be required to treat any such interest paid as “personal interest,” which is not deductible. In addition, dividend distributions would not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Taxation of Dividends.”

A U.S. Holder that holds the Equity Securities at any time during a taxable year in which we are classified as a PFIC generally will continue to treat such Equity Securities as shares in a PFIC, even if we no longer satisfy the income and asset tests described above, unless the U.S. Holder elects to recognize gain, which will be taxed under the excess distribution rules as if such shares had been sold on the last day of the last taxable year for which we were a PFIC.

Certain elections by a U.S. Holder would alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of the shares, as described below. However, we do not currently intend to provide the information necessary for U.S. Holders to make “QEF elections,” as described below, and the availability of a “mark-to-market election” with respect to the shares is a factual determination that will depend on the manner and quantity of trading of our shares, as described below.

QEF Election

If we were a PFIC, the rules above would not apply to a U.S. Holder that makes an election to treat our Ordinary Shares as stock of a qualified electing fund. A U.S. Holder that makes a QEF election is required to include in income its pro rata share of our ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. A U.S. Holder makes a QEF election generally by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return for the year beginning with which the QEF election is to be effective (taking into account any extensions). A QEF election can be revoked only with the consent of the IRS. In order for a U.S. Holder to make a valid QEF election, we must annually provide or make available to the holder certain information. We do not intend to provide to U.S. Holders the information required to make a valid QEF election and we currently make no undertaking to provide such information.

If we were classified as a PFIC, under Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC, such option, warrant or right is considered to be PFIC stock. However, a U.S. Holder of an option, warrant or right to acquire stock of a PFIC may not make a QEF election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired on exercise of such option, warrant or other right will include the period that the option, warrant or other right was held. Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules.

Mark-to-market Election

If we were a PFIC, the rules above also would not apply to a U.S. Holder that makes a “mark-to-market” election with respect to the Ordinary Shares, but this election will be available with respect to the Ordinary Shares only if they meet certain minimum trading requirements to be considered “marketable stock” for purposes of the PFIC rules. Ordinary Shares will be marketable stock if they are regularly traded on a national securities exchange that is registered with the SEC or on a non-U.S. exchange or market that meets certain requirements under the Treasury regulations. Ordinary Shares generally will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded.

A U.S. Holder that makes a valid mark-to-market election for the first tax year in which the holder holds (or is deemed to hold) our Ordinary Shares and for which we are a PFIC will be required to include each year an amount equal to the excess, if any, of the fair market value of such shares the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in such shares. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the shares over the fair market value of such shares as of the close of the taxable year, but only to the extent of any net mark-to-market gains with respect to such shares included by the U.S. Holder under the election for prior taxable years. The U.S. Holder’s basis in such shares will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of such Ordinary Shares, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of our shares to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the Ordinary Shares cease to be treated as marketable stock for purposes of the PFIC rules or the IRS consents to its revocation. The excess distribution rules described above generally will not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if we were a PFIC for any year in which the U.S. Holder owns the Ordinary Shares but before a mark-to-market election is made, the interest charge rules described above would apply to any mark-to-market gain recognized in the year the election is made.

PFIC Reporting Obligations

A U.S. Holder of PFIC stock must generally file an annual information return on IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

U.S. Holders are urged to consult their tax advisors as to our status as a PFIC, and the tax consequences to them if we were a PFIC, including the reporting requirements and the desirability of making, and the availability of, a QEF election or a mark-to-market election with respect to the Equity Securities.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Equity Securities), or in the case of estates and trusts on their net investment income that is not distributed to beneficiaries of the estate or trust. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds. You should consult your own tax advisor regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in your particular circumstances.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of our Equity Securities. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders with interests in “specified foreign financial assets” (including, among other assets, our Equity Securities, unless such Equity Securities are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

UNDERWRITING

Aegis Capital Corp., or Aegis or the underwriter, is the underwriter and the book-running manager of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, we have agreed to sell to the underwriter, on a firm commitment basis, the number of Ordinary Shares shown opposite its name below:

Underwriter	Number of Ordinary Shares
Aegis Capital Corp.

The underwriting agreement provides that the underwriter’s obligation to purchase our Ordinary Shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

•        the representations and warranties made by us to the underwriter are true;

•        there is no material change in our business or the financial markets; and

•        we deliver customary closing documents to the underwriter.

Underwriting Discounts and Expenses

The following table shows the per Ordinary Share and total underwriting discounts we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional securities.

	Per Ordinary Share	Total
		No Exercise		Full Exercise
Public offering price	$	$		$
Underwriting discounts to be paid by us (8%):	$	$		$
Non-accountable expense allowance (1%)(1)	$	$		$
Proceeds, before expenses, to us	$		$(2)		$(3)

____________

(1)      We have agreed to pay a non-accountable expense allowance to the representative equal to 1% of the gross proceeds we received in this offering.

(2)      Includes $             proceeds, before expenses, to the Company and $             proceeds, before expenses, to the Selling Shareholders.

(3)      Includes $             proceeds, before expenses, to the Company and $             proceeds, before expenses, to the Selling Shareholders.

We have also agreed to reimburse the underwriter for certain of its expenses, including “roadshow,” diligence, and reasonable legal fees and disbursements, in an amount not to exceed $100,000 in the aggregate.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts, will be approximately $950,000.

Over-Allotment Option

The Company has granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase a maximum of 292,500 additional Ordinary Shares (i.e., up to 15% of the Ordinary Shares sold in this offering) from us to cover over-allotments, if any. The purchase price to be paid per additional Ordinary will be equal to the public offering price per Ordinary Share, less the underwriting discount. We will be obligated, pursuant to the option, to sell these additional Ordinary Shares to the underwriter to the extent the option is exercised. If any additional Ordinary Shares are purchased, the underwriter will offer the additional Ordinary Shares on the same terms as those on which the other Ordinary Shares. If this option is exercised in full, the total offering price to the public will be approximately $11.2 million, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $10.1 million (based upon an assumed public offering price of $5.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus).

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, its executive officers and directors and any holders of ten percent (10%) or more of the Company’s Ordinary Shares and securities exercisable for or convertible into its Ordinary Shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of 180 days from the closing date of the offering.

Right of First Refusal

If, for the period ending three (3) years from the closing of the offering, we or any of our subsidiaries decides to raise funds by means of a public offering or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fee structure be less than those outlined in the underwriting agreement between the Company and Aegis entered into for this offering, and the provisions of such underwriting agreement, including indemnification, which appropriate to such transaction.

Underwriter’s Warrants

The Company has agreed to issue to Aegis or its designees warrants to purchase up to a total of 5.0% of the Ordinary Shares sold in this offering (excluding any Ordinary Shares sold through the exercise of the over-allotment option). Such warrants and underlying Ordinary Shares are included in this prospectus. The warrants are exercisable at a price per share equal to 125% of the public offering price, commencing on a date which is six (6) months from the commencement of sales of the offering and expiring on a date which is four years and six months from the commencement of sales of the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 6-month lock-up pursuant to Rule 5110 of FINRA. The underwriter (or its permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The warrants may be exercised as to all, or a lesser number of Ordinary Shares, and will provide for cashless exercise and will contain provisions for “piggyback” registration rights, for a period of no greater than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price.

Company Standstill

The Company has agreed, for a period of 180 days from the closing of this offering, that without the prior written consent of the underwriter, it will not: (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company, except for the exercise of the convertible securities, which have been allotted and/or will be allotted by the Company, all as specified in the Company’s prospectus, for the Company’s shares; or (c) enter into any agreement or announce the intention to effect any of the actions described above (all of such matters referred to collectively as the “Standstill”). As long as none of such equity securities are sold in the public market until the expiration of 180 days from closing, the following matters will not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities; (iii) the issuance of securities upon the exercise or exchange of or conversion of any securities described in clauses (i) and (ii) above and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date hereof; (iv) subject to the prior approval of the Company’s board of directors, the issuance of securities to employees, consultants, affiliates and subsidiaries of the Company; and (v) the issuance of securities in connection with a securities offering led by a tier one investment bank.

Tail Financing

The underwriter will be entitled to compensation from the Company with respect to any public or private offering or other financing or capital raising transaction of any kind by the Company to the extent that such financing or capital is provided to the Company by investors whom the underwriter had contacted or introduced to the Company during the engagement period, if such tail financing is consummated at any time within the six (6) month period following the expiration or termination of the letter of engagement between the underwriter and the Company dated February 8, 2022.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter participating in this offering may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•        Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•        Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

•        Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over- allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Company’s Ordinary Shares or preventing or retarding a decline in the market price of its Ordinary Shares. As a result, the price of the Company’s Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither the Company nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the Company’s Ordinary Shares. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Offering Price Determination

There is no established market for our Ordinary Shares. We negotiated with the underwriter to determine the offering price of our Ordinary Shares in this offering by considering our historical peak revenue prior to the coronavirus pandemic, multiplied by a range of 10 to 15 times revenues. This yielded an implied pre-money valuation of $16 to 24 million. Noting past offerings completed by the underwriter, we believe that these multiples approximate valuation multiples utilized in similar offerings for similarly-sized companies.

In determining the offering price of our Ordinary Shares, we also considered the amount of money that we have raised since our inception. Since our incorporation, shareholders have invested an aggregate amount of approximately $14 million in the Company.

In addition to prevailing market conditions, the factors considered in determining the applicable multiples were:

•        the history of, and the prospects for, the Company and the industry in which we compete;

•        macro-economic factors including inflation and monetary policy changes;

•        an assessment of the Company’s management (including extensive background in the defense and aerospace sectors), our past and present operations, and the prospects for, and timing of, our future revenues;

•        the present state of the Company’s development; and

•        the factors listed above in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

Using the above valuation factors and the number of Ordinary Shares outstanding, we set our assumed initial offering price per Ordinary Share at $5.00 per Ordinary Share. We have used this price in connection with this offering.

An active trading market for our Ordinary Shares may not develop. It is possible that after this offering the Ordinary Shares will not trade in the public market at or above the initial offering price.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in the Company’s Ordinary Shares on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriter and its respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates for which they have received, and may in the future receive, customary fees. However, except as disclosed in this prospectus, the Company has no present arrangements with the underwriter for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the securities offered by us and the Selling Shareholders. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$4,000
Nasdaq listing fee	$60,000
FINRA filing fee	$12,000
Transfer agent fees and expenses	$1,500
Printer fees and expenses	$40,000
Legal fees and expenses	$420,000
Accounting fees and expenses	$250,000
Consulting	$120,000
Miscellaneous	$42,500
Total	$950,000

LEGAL MATTERS

The validity of the issuance of our securities offered in this prospectus and certain other matters of Israeli law will be passed upon for us by Gornitzky & Co. The validity of the issuance of our securities offered in this prospectus and certain other matters of U.S. federal law and New York state law will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Certain legal matters in connection with this offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. federal law.

EXPERTS

The financial statements included in the registration statement on Form F-1 of which this prospectus forms a part have been audited by Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Gornitzky & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

•        the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•        the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•        the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•        the judgment was not obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment was given and the rules of private international law currently prevailing in Israel;

•        the prevailing law of the foreign state in which the judgment was rendered does not allow for the enforcement of judgments of Israeli courts;

•        adequate service of process has not been effected and the defendant has not had a reasonable opportunity to be heard and to present his or her evidence;

•        the judgment is contrary to public policy of Israel, or the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

•        the judgment was obtained by fraud or conflicts with any other valid judgments in the same matter between the same parties; and

•        an action between the same parties in the same matter is pending in any Israeli court at the time the lawsuit is instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli shekel, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our securities. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.parazero.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

PARAZERO TECHNOLOGIES LTD.

Condensed Interim Balance Sheets
Condensed Interim Statements of Comprehensive Loss
Condensed Interim Statements of Changes in Shareholders’ Deficit
Condensed Interim Statements of Cash Flows
Notes to the Condensed Interim Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

PARAZERO TECHNOLOGIES LTD.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Parazero Technologies Ltd. (the “Company”) as of December 31, 2022 and 2021 and the related statements of comprehensive loss, changes in shareholders’ deficit, and cash flows for each year in the two years period ended December 31, 2022, and the related notes (collectively, the “Financial Statements”). In our opinion, the Financial Statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and cash flows for each year in the two year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(D) to the financial statements, the Company is in its commercialization stage and has not generated significant revenues at this stage. Therefore, the Company has incurred recurring losses and negative cash flows from operations since inception, such that as of December 31, 2022, the Company had accumulated losses of $14.7 million and a shareholders’ deficit of $1.6 million. These conditions raise a substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(D). The Financial Statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s Financial Statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the United States federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

We have served as the Company’s auditor since February 2019.

March 23, 2023

Tel Aviv, Israel

PARAZERO TECHNOLOGIES LTD.
BALANCE SHEETS
(US dollars)

	Note	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash		89,806	33,024
Trade receivables, net		184,064	7,201
Other accounts receivable	3	179,541	82,759
Deferred prospective initial public offering cost		291,133	—
Inventories	4	304,823	351,415
TOTAL CURRENT ASSETS		1,049,367	474,399

NON-CURRENT ASSETS:
Right-of use asset		56,893	8,260
Property and equipment, net	5	41,311	50,081
TOTAL NON-CURRENT ASSETS		98,204	58,341

TOTAL ASSETS		1,147,571	532,740

The accompanying notes are an integral part of the financial statements.

PARAZERO TECHNOLOGIES LTD.
BALANCE SHEETS — (Continued)
(US dollars)

	Note		December 31, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS’ DEFICIT CURRENT LIABILITIES:
Trade payables			47,260	37,115
Lease liabilities			45,097	7,918
Other accounts payable	7		774,647	459,956
SAFEs	6		1,514,928	—
Payable to Former Parent Company	1	(B)	—	6,644,043
TOTAL CURRENT LIABILITIES			2,381,932	7,149,032

NON-CURRENT LIABILITIES:
Lease liabilities			7,775	—
Loan from Parent Company			399,794	—
TOTAL NON-CURRENT LIABILITIES			407,569	—

COMMITMENTS AND CONTINGENCIES	9
SHAREHOLDERS’ DEFICIT:
Ordinary shares, NIS 0.02 par value: Authorized 25,000,000 and 5,000,000 as of December 31, 2022 and December 31, 2021, respectively; Issued and outstanding 3,597,442 and 359,743 shares as of December 31, 2022 and as of December 31, 2021, respectively	1	(E),8	21,456	1,945
Additional paid-in capital			12,988,292	6,380,403
Accumulated losses			(14,651,678)	(12,998,640)
TOTAL SHAREHOLDERS’ DEFICIT			(1,641,930)	(6,616,292)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT			1,147,571	532,740

The accompanying notes are an integral part of the financial statements.

PARAZERO TECHNOLOGIES LTD.
STATEMENTS OF COMPREHENSIVE LOSS
(US dollars)

	Year ended December 31
	2022	2021
Sales	560,118	724,391
Cost of Sales	337,565	464,715
Gross profit	222,553	259,676
Research and development expenses	640,328	603,702
Selling and marketing expenses	264,728	168,700
General and administrative expenses	766,711	474,703
Prospective initial public offering expenses	389,396	—
Operating loss	1,838,610	987,429
Finance income	(202,958)	(372,048)
Interest expenses with respect to funding from Parent Company	17,386	—

Comprehensive and net loss	1,653,038	615,381

Net loss per ordinary shares, basic and diluted	0.49	1.71
Weighted average number of ordinary shares outstanding basic and diluted *	3,349,071	359,743

____________

*        See Note 1E

The accompanying notes are an integral part of the financial statements.

PARAZERO TECHNOLOGIES LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(US dollars)

	Ordinary shares		Additional paid-in Capital	Accumulated Losses	Total
	Number of shares*	Amount
	U.S. dollars
BALANCE AS OF JANUARY 1, 2021	359,743	1,945	6,380,403	(12,383,259)	(6,000,911)
Comprehensive loss	—	—	—	(615,381)	(615,381)
BALANCE AS OF DECEMBER 31, 2021	359,743	1,945	6,380,403	(12,998,640)	(6,616,292)
Conversion of Former Parent Company’s debt into ordinary shares and warrants	3,237,699	19,511	6,403,797	—	6,423,308
Stock based compensation	—	—	91,377	—	91,377
Benefit to the Company by an equity holder with respect to funding transactions	—	—	112,715	—	112,715
Comprehensive loss	—	—	—	(1,653,038)	(1,653,038)
BALANCE AS OF DECEMBER 31, 2022	3,597,442	21,456	12,988,292	(14,651,678)	(1,641,930)

____________

*        See Note 1E

The accompanying notes are an integral part of the financial statement

PARAZERO TECHNOLOGIES LTD.
STATEMENTS OF CASH FLOWS
(US dollars)

	Year ended December 31
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(1,653,038)	(615,381)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	18,495	17,627
Stock Based Compensation	52,286	—
Interest expenses with respect to funding from Parent Company	12,509	—
Inventory write-down	12,387	—
Currency exchange differences with respect to amount due to a Former Parent Company	(243,948)	(402,365)
Changes in operating assets and liabilities items:
Decrease (Increase) in trade receivables, net	(176,863)	28,595
Decrease (Increase) in other accounts receivable	(96,782)	21,667
Increase in deferred prospective initial public offering cost	(252,041)	—
Decrease in inventory	34,205	6,738
Increase (Decrease) in trade payables	10,145	(35,764)
Increase (Decrease) in other accounts payable	311,010	(7,015)

Net cash used in operating activities	(1,971,635)	(985,898)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,725)	(5,572)

Net cash used in investing activities	(9,725)	(5,572)

CASH FLOWS FROM FINANCING ACTIVITIES:

Cost associated with the conversion of the Former Parent Company’s debt	(84,780)	—
Proceeds from issuance of SAFEs	1,514,928	—
Loan from Parent Company	750,000	—
Repayment of loan from Parent Company	(250,000)
Loans from the Former Parent Company	107,994	940,624
Bank’s Loan Repayment	—	(30,068)

Net cash provided by financing activities	2,038,142	910,556

Effects of exchange rate changes on cash		—

Net (decrease) increase in cash	56,782	(80,914)
Cash at beginning of the year	33,024	113,938

Cash at the end of the year	89,806	33,024

PARAZERO TECHNOLOGIES LTD.
STATEMENTS OF CASH FLOWS — (Continued)
(US dollars)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

	Year ended December 31
	2022	2021
Right of use asset recognize against new lease liability	97,532	—
Conversion to equity of the Former Parent Company’s debt	6,508,089	—
Benefit to the Company by an equity holder with respect to funding transactions	112,715	—
Deferred prospective initial public offering cost	39,091	—
Cash paid for interest	4,876	—

The accompanying notes are an integral part of the financial statements.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 1 — GENERAL:

A.     PARAZERO TECHNOLOGIES LTD. - (hereinafter — the “Company”) was incorporated in Israel on June 30, 2013. The Company’s address is 30 Dov Hoz, Kiryat Ono, 5555626, Israel. The Company specializes in the design, development, manufacturing, distribution, and sales of safety systems for commercial drones. The Company’s technology enables real-time identification of critical failures of drones, and upon detection of an emergency, a parachute is autonomously deployed in fractions of a second, thus ensuring safe landings at all times.

The Company sells its products internationally.

B.      On January 28, 2022, Delta Drone International Limited (ASX: DLTI) (“the Former Parent Company”), sold its shares to a consortium of investors led by Nasdaq listed company — Medigus Ltd (“Medigus”, “Parent Company”) and facilitated by Israeli venture capital firm L.I.A. Pure Capital Ltd (“Pure Capital”). Further on that date all outstanding liabilities due to the Former Parent Company were converted into Company equity and on February 2, 2022, the Company issued to the Former Parent Company a warrant to purchase 111,261 ordinary shares, par value NIS 0.02 per share (the “Ordinary Shares”), at a variable exercise price as determined in the agreement with the Former Parent Company. (See Note 9B)

In 2022, the Company has initiated a process of an initial public offering in the United States (“the Offering”) and accordingly signed a letter of engagement with an underwriter on a “firm commitment” basis in connection with the Company’s proposed initial public offering. The Company also engaged certain advisors in connection with the Offering (see Notes 9C and 9D)

C.     The World Health Organization declared COVID-19 a global health emergency on January 30, 2020. The Company is still exposed to the effects and risks associated with the global shortage of electronic components that affects the entire electronics industry. The current situation is expected to continue into 2023 and beyond.

D.     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, the Company is in its commercialization stage and has not generated significant revenues at this stage. Therefore, the Company has incurred recurring losses and negative cash flows from operating activities since inception, such that as of December 31, 2022, the Company had accumulated losses of $14.7 million and a deficit of $1.6 million. The Company’s operations have been funded substantially through funding from the Former Parent Company which was converted into equity in January 2022, upon sale transaction at the shareholder level. During 2022, the Company issued Simple Agreements for Future Equity (“SAFEs”) in consideration of $1,515 thousand (see Note 6). On October 30, 2022 the Company entered into an unsecured credit facility agreement (the “Credit Facility Agreement”) with Medigus in an aggregate initial amount of up to $625 thousand that were received as of March 20, 2023 (see Note 10) and the Company is in a process of the Offering. Considering the above, the Company’s dependency on external funding for its operations raises a substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

E.      All references made to Ordinary Shares or per Ordinary Shares amounts in the accompanying financial statements and applicable disclosures have been retroactively adjusted to reflect the effects of the bonus shares and the Stock Split (see Note 8). Net effect is equivalent to a split of 1:2.1525.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The significant accounting policies followed in the preparation of the financial statements are as follows:

A.     Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as to disclose contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting years. On an ongoing basis, management evaluates its estimates, judgments and assumptions. Management bases its estimates, judgments and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results could differ from those estimates.

B.     Functional and foreign currency

The financial statements of the Company are prepared in US dollars (the functional currency), which is the currency that best reflects the economic substance of the underlying events and circumstances relevant to the Company’s transactions.

Transactions and balances originally denominated in USD are presented at their original amounts. Balances in non-USD currencies are translated into USD using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-USD transactions and other items (stated below) reflected in the statements of operations, the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation etc.) — historical exchange rates. Currency transaction gains or losses are recorded to financing income or expenses, as appropriate.

C.     Inventories

Inventories, including raw materials and finished goods, are valued at the lower of cost or net realization value. The cost of inventories comprises all costs of purchase, and other costs incurred in bringing the inventories to their present location and condition.

D.     Trade receivables, net

Trade receivables are initially recognized at fair value and subsequently measured at their net realizable value, net of allowances. Doubtful accounts expense for the years ended December 31, 2022 and 2021 was $5 thousands and nil respectively.

E.     Property and equipment

Items of property, plant and equipment are initially recognized at cost including directly attributable costs. Depreciation is calculated on a straight-line basis, over the useful lives of the assets at annual rates as follows:

	Annual depreciation rate (%)	Main annual depreciation rate (%)
Computers	33	33
Furniture and office equipment	6 – 33	6
Leasehold improvements	10	10

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

F.      Fair value measurement

The Company measures and discloses fair value in accordance with the Financial Accounting Standards Board (“FASB”), ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 —	unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.
Level 2 —	pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.
Level 3 —

pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Level 3 inputs are considered as the lowest priority within the fair value hierarchy.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value. The fair value of cash is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short-term monetary assets and liabilities except for the convertible securities are estimated to be equal to their fair value due to the short-term nature of these instruments.

G.     Prospective initial public offering cost

Prospective Offering expenses incurred through the balance sheet date consist principally of professional and registration fees that are related to the prospective Offering new securities to be recorded prospective Offering expenses and the registration of current outstanding Ordinary Shares.

Deferred prospective Offering cost incurred through the balance sheet date consist principally of professional and registration fees that are related to the prospective Offering new securities to be recorded into equity.

H.     Funding transaction with the Parent Company

The discounted cash flow of the anticipated repayments in connection with the Credit Facility Agreement (see note 10), the relating reserve that was recorded with respect to Credit Facility Agreement with the Parent Company and the relating interest expenses were based on discounted cash flow of the anticipating repayments by an annual market interest rate valued by a reputable appraiser.

I.       SAFEs

The Company issued SAFEs (see Note 6) to investors and related parties in 2022. The SAFEs provide the investors and related parties the right to convert the SAFEs into the Company’s Ordinary Shares upon an equity financing no later than July 2023, in which case they would be converted into Ordinary Shares based on conversion rate of 3.313 Australian Dollar (“AUD”) which is not the functional currency of the Company. As the conversation rate is not indexed to the Company Ordinary Share price, the Company accounts for the SAFEs as a liability which are subsequently measured at fair value, with changes in fair value recorded in earnings in each reporting period.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

J.      Warrants

The warrants (see Note 9 B) mechanism does not create any obligation to transfer cash to the investors but a fixed amount of Ordinary Shares upon exercise at an exercise price indexed to the Company’s Ordinary Share price. Therefore, the Company accounts for the warrants as equity-classified instruments.

K.     Share-based compensation

Options to purchase the Company’s Ordinary Shares issued to consultants and advisors (see Note 8) are recognized based on the fair value of the Ordinary Shares underlying, such options whereby the exercise price is de-minimis or using the Black-Scholes option pricing model and expensed over their requisite service period.

L.     Revenue recognition

Revenue is recognized when (or as) control of the promised goods or services is transferred to the customer, and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods. The Company follows five steps to record revenue: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies its performance obligations.

The Company’s revenues consist of sales of drone safety systems (“products”) with a one-year warranty, directly to customers via direct sales to system manufactures, resellers and an online store. The payments terms are usually an advance payment through a credit card, bank wire or 30 days credit upon delivery of the product for certain existing clients.

The Company recognizes revenue from the sale of products at the point of time when control is transferred to its customers. Once the products have been physically delivered to the agreed location, the Company no longer has a physical holding but has a present right to receive payment without retaining any significant risks or benefits.

The products include warranties that require the Company to either replace or repair defective products during the warranty period if the products fail to comply with their described specifications. Such warranties are not accounted for as separate performance obligations and hence no revenue is allocated to them. Instead, a provision is made for the costs of satisfying the warranties.

M.    Cost of sales

Cost of sales consists primarily of expenses related to the purchase of materials of products sold, salary and related.

N.     Research and development cost

Research and development expenses consist primarily of payroll, payroll related expenses, subcontractors, and materials. Costs are expensed as incurred.

O.     Governmental Grants

The Company receives royalty-bearing grants from the Israeli government for approved research and development projects. These grants are recognized at the time the Company is entitled to such grants based on the costs incurred or milestones achieved as provided by the relevant agreement and included as a deduction from research and development expenses.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

P.      Finance expenses

Finance expenses are composed of currencies exchange rates differences, loan and bank’s interest and charges.

Q.     Leases

Arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term.

The lease liability was measured at the present value of the remaining lease payments, discounted using the Company’s incremental borrowing rate. The weighted-average rate applied was 6%. Right-of-use assets were measured at an amount equal to the lease liability.

For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expenses on a straight-line basis over the lease term.

The Company has a two-year lease agreement for its office in Kiryat Ono, Israel that began in 2022, with an annual lease payment of approximately $50 thousand.

R.     Income taxes

The Company accounts for income taxes in accordance with ASC 740 (Income Taxes) (“ASC 740”). Deferred taxes are determined utilizing the assets and liabilities method, which is based on the estimated future tax effects of the differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws. Deferred tax balances are computed using the tax rates expected to be in effect when those differences reverse. A valuation allowance in respect of deferred tax assets is provided if, based upon the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

The Company applies ASC 740, which clarifies the accounting and reporting for uncertainties with respect to income taxes. ASC 740 prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.

S.      Severance

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company’s pension and severance pay liabilities are covered mainly by insurance policies. Pursuant to section 14 of the Israeli Severance Compensation Act, 1963 (“section 14”), the Company’s employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 relieve the Company from any future severance payments in respect of those employees and, as such, the Company may only utilize the insurance policies for the purpose of paying severance pay.

T.      Loss per share

Loss per share is calculated by dividing the loss attributable to equity holders of the Company by the weighted average number of Ordinary Shares outstanding during the financial year.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES: (cont.)

U.     Concentration of Credit Risk

The Company maintains certain cash balances in a well-known Israeli bank.

V.      Subsequent Events

In connection with the preparation of these financial statements, the Company and management evaluated subsequent events through March 23, 2023, the date these financial statements were available to be issued.

NOTE 3 — OTHER ACCOUNTS RECIVABLE:

	December 31
	2022	2021
Value added taxes receivable	120,126	62,115
Prepaid expenses	59,415	20,644
Total	179,541	82,759

NOTE 4 — INVENTORY:

	December 31
	2022	2021
Raw materials	296,419	300,437
Finished goods	20,791	50,978
Provision of obsolescence*	(12,387)	—
Total	304,823	351,415

____________

*        In 2022, the Company recorded a write-off in the amount of approximately $12 thousand to cost of sales of specific inventory items that can no longer be used due to a technological obsolescence as the market has introduced new qualified drones.

NOTE 5 — PROPERTY AND EQUIPMENT, NET:

	Leasehold improvements	Computers	Furniture and office equipment	Total
Cost:
Balance as of January 1, 2021	94,805	3,330	27,266	125,401
Additions during the year	—	2,242	3,330	5,572
Balance as of December 31, 2021	94,805	5,572	30,596	130,973
Additions during the year	—	9,725	—	9,725
Balance as of December 31, 2022	94,805	15,297	30,596	140,698

Accumulated depreciation:
Balance as of January 1, 2021	54,993	2,569	5,703	63,265
Additions during the year	14,220	1,017	2,390	17,627
Balance as of December 31, 2021	69,213	3,586	8,093	80,892
Additions during the year	14,216	1,774	2,505	18,495
Balance as of December 31, 2022	83,429	5,360	10,598	99,387

Net book value:
As of December 31, 2022	11,376	9,937	19,998	41,311
As of December 31, 2021	25,592	1,986	22,503	50,081

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 6 — SAFEs:

In February, March and May 2022, the company entered into certain equity investment agreements, which the Company refer to as Simple Agreements for Future Equity (“SAFE”), with certain investors including it’s parent company, officers and directors, for aggregate proceeds of up to $2,500,000 (such amount for each investor, the “Investment Amount”). As of December 31, 2022, the Company had received approximately $1,514,928 under the SAFEs the Company had entered into. The SAFEs provide for the conversion of the Investment Amount into the Company’s Ordinary Shares under certain circumstances:

1.      Upon the occurrence of an IPO event-immediately prior to the closing of an initial public offering of the Company (“IPO”), the Investment Amount shall automatically convert into such number of Ordinary Shares and warrants, as applicable, issued in the IPO equal to the IPO price discounted by 25% as well as the same number of warrants, as applicable, similar to those granted to the investors in the offering. However, in no event shall the warrants issued upon the conversion of the SAFEs be tradable warrants nor carry any registration rights.

2.      Optional conversion following a written notice made at investor’s sole discretion equal to the purchase amount discounted by 20%.

3.      In the event of liquidity event and dissolution event.

4.      Mandatory conversion upon drop date — If the Purchase Amount has not been converted prior to July 31, 2023 (the “Drop Date”), then on such Drop Date, the SAFE shall be automatically converted into such number of the most senior class of equity shares of the Company then outstanding, equal to, the Investment Amount, divided by the lowest price per share actually paid to the Company for such most senior class of Equity Shares of the Company then outstanding in an investment transaction by a third party on or after January 1, 2022, discounted by 20%. If such investment transaction shall not have occurred by January 1, 2022, then the SAFE shall be automatically converted into such number of the most senior class of equity shares of the Company then outstanding, equal to, the Investment Amount, divided by AUD3.313 (subject to any customary adjustments for share splits and consolidations).

As the conversation rate is not indexed to the Company share price, the Company accounts for the SAFEs as a liability which subsequently measure at fair value. The change in fair value amount was valued at zero.

NOTE 7 — OTHER ACCOUNTS PAYABLE:

	December 31
	2022	2021
Employees, salaries and related liabilities	137,597	191,995
Advances from customers	185,002	32,658
Warranty provision	9,136	10,000
Accrued expenses	442,912	225,303
	774,647	459,956

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 8 — SHAREHOLDERS’ EQUITY (DEFICIT):

a.      Share capital

The share capital as of December 31, 2022 and 2021, is composed of as follows:

	Number of shares
	Authorized		Issued and outstanding
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Ordinary shares, NIS 0.02 par value	25,000,000	5,000,000	3,597,442	359,743

The Ordinary Shares entitle their holders: to receive notices of, and to attend, general meetings where each Ordinary Share shall have one vote for all purposes; to share distributions as may be declared by the Board of Directors of the Company and approved by the shareholders, if required; and, upon liquidation or dissolution — to participate in the distribution of the assets of the Company after payment of all debts and other liabilities of the Company, in accordance with the terms of the Company’s Articles of Association (the “Articles of Association”).

On January 28, 2022, the Company issued 3,237,699 Ordinary Shares as part of the debt settlement with the Former Parent Company. See Note 1B.

On May 23, 2022, the Board of Directors of the Company approved the issuance of 4,178,206 bonus Ordinary Shares to the holders of our Ordinary Shares on a basis of 2.5 bonus Ordinary Shares for each Ordinary Share outstanding (equivalent to a 3.5-for-1 forward share split of the Company’s Ordinary Shares) to be effected through the amendment to the Company’s Articles of Association.

On June 26, 2022, the shareholders of the Company approved a 1-for-2 reverse stock split of the Company’s Ordinary Shares, pursuant to which holders of Ordinary Shares received one Ordinary Share, par value NIS 0.02, for every two Ordinary Shares, par value NIS 0.01, held before the reverse stock split.

On September 25, 2022, the Company’s shareholders meeting approved the increase the registered share capital of the Company by NIS 400,000, consisting of 20,000,000 Ordinary Shares, nominal value NIS 0.02 each, such that immediately following such increase, the registered share capital of the Company was NIS 500,000 consisting of 25,000,000 Ordinary Shares of the Company.

On October 2, 2022, the Board of Directors of the Company approved the issuance of 672,691 bonus Ordinary Shares to the holders of the Company’s Ordinary Shares on a basis of 0.23 bonus shares for each Ordinary Share outstanding (equivalent to a 1.23-for-1 forward share split of the Company’s Ordinary Shares to be effected through the an amendment to the Company’s Articles of Association.

b.      Share-based compensation

The Company’s Global Share Incentive Plan (2022) (the “Plan”) was adopted by Company’s Board of Directors on March 28, 2022. The Plan provides for the grant of options to purchase Ordinary Shares, restricted share units representing Ordinary Shares and Ordinary Shares (collectively, the “Awards”) to the Company’s employees, officers, directors, advisors and consultants in order to promote a close identity of interests between those individuals and us.

The total number of Ordinary Shares reserved for issuance under the Plan is 610,156 Ordinary Shares. As of the date of this report, 610,156 Ordinary Shares remain available for future awards under the Plan. Ordinary Shares subject to Awards granted under the Plan that expire, are forfeited or otherwise terminated without having been exercised in full will become available again for future grant under the Plan.

As of December 31, 2022, the Company has not yet granted options to purchase Ordinary Shares, in accordance with the Plan.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 8 — SHAREHOLDERS’ EQUITY (DEFICIT): (cont.)

In addition, the company agreed to issue warrants to certain consultants, see note 9C.

Equity warrants to Former Parent Company

Issuance date	In connection with	No. of warrants issued	Exercise price	No. of warrants exercisable
2022	Share sale transaction	111,261	(See Note 9B)	—

NOTE 9 — COMMITMENTS AND CONTINGENCIES:

A.     Israel Innovation Authority:

The Company receives royalty-bearing grants from the Israel Innovation Authority (“the IIA”), for approved research and development projects. The programs include grants for: wages, materials, subcontractors and miscellaneous. The Company is required to pay royalties at the rate of 3%-3.5% on sales of the products developed with the funds provided by the IIA, up to an amount equal to 100% of the IIA research and development grant received, linked to the dollar including accrued interest at the LIBOR rate.

As of December 31, 2019, IIA program was completed. The total amount of the IIA grant received was $748 thousand.

As of December 31, 2022, the maximum obligation with respect to the grants received from the IIA, contingent upon entitled future sales, is $777 thousand, while the LIBOR accrued interest of the total IIA grants is approximately $29 thousand. The Company has obligations regarding know-how, technology or products, transfer of information, rights and production rights which derive from the research and development, in whole or part, of the Company’s products, without the IIA Research Committee approval.

In September 2021, the Bank of Israel, which determines annual interest rates, published a directive which stated that annual interest at a variable rate linked to the LIBOR rate for loans in U.S. dollars will be replaced by the Secured Overnight Financing Rate, or the SOFR, in June 2023.

B.     Former Parent Company

On January 28, 2022 the Former Parent Company announced it had entered into a binding agreement with a consortium of investors led by Nasdaq listed Medigus Ltd and facilitated by Israeli venture capital firm L.I.A. Pure Capital Ltd (“Pure Capital”), for the sale of 100% of the share capital of the Company for a total consideration of AUD 6 million in cash (the “Acquisition”), and all outstanding liabilities between the Company and the Former Parent Company were converted into equity immediately prior to the closing of the Acquisition.

On February 2, 2022 (the “Issue Date”), the Company issued to the Former Parent Company a warrant to purchase 111,261 Ordinary Shares. The exercise price of such warrant is (A) if a Trigger Event (defined below) occurs, the price per Company Ordinary Shares in the IPO, or, (B) if a Trigger Event has not occurred, US $2.7797 per each Company Ordinary Shares, reflecting a pre-money valuation of US $10,000,000 on a fully diluted as-converted basis as of the Issue Date. Further, (A) if an IPO of the Company occurs before the fifth anniversary of the Issue Date, then the warrant shall expire after the lapse of 90 days from the earlier of (“Trigger Event”): (i) the fifth anniversary of the Issue Date; or (ii) the price per each Company Ordinary Shares has increased by at least 50% compared to the listing price per Company Ordinary Shares as part of the IPO (to be determined based upon one-calendar-month Volume Weighted Average Price).

(B) if no IPO of the Company occurs before the lapse of the fifth anniversary of the Issue Date, then the warrant shall expire after the lapse of 12 months from the fifth anniversary of the Issue Date.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 9 — COMMITMENTS AND CONTINGENCIES: (cont.)

C.     Consultants agreements:

1)      Consultant agreement with Medigus –

See Note 10 regarding consultant agreement starting from the closing of the initial public offering.

2)      On February 17, 2022, the Company entered into a consulting services agreement with an advisor. Under the agreement, advisor is inter alia entitled to a service fee, pursuant to which:

1.      Subject to completion of the Offering, the advisor will be entitled to warrants, with each whole warrant exercisable to purchase one Ordinary Share of the Company, at the amount of 1.0% (on a fully diluted basis, including over-allotment, if any) of the Company’s Ordinary Shares, after listing on a public stock exchange, at an exercise price per Ordinary Share equivalent to a share price derived from a company value of $10 million (Pre Offering), per warrant via cashless exercise, for a period of five years from the date of their allotment;

2.      Subject to completion of the Offering, the advisor will be entitled to warrants, with each whole warrant exercisable to purchase one Ordinary Share of the Company, at the amount of 1.0% (on a fully diluted basis, including over-allotment, if any) of the Company’s Ordinary Shares, after listing on a public stock exchange, at an exercise price per Ordinary Share equivalent to the price per share of the Offering, per warrant via cashless exercise, for a period of five years from the date of their allotment.

3.      The warrants granted to advisor will fully vest immediately as of the date of completion of the Offering, and the warrants will be exercisable at any time and from time to time, in whole or in part (for a period of five years as aforesaid).

4.      The number of warrants and the exercise price will be adjusted proportionally in order to preserve the number of Ordinary Share and the exercise price to which the advisor is entitled for the warrants, in any case of change in the Company’s issued share capital due to any share dividend, split, consolidation or exchange or change in the capital structure of the Company (except in the case of issuance of shares to third-parties against consideration for cash).

5.      The fair value of the warrants is de-minimis and therefore share based compensation expenses have not recorded.

3)      On March 1, 2022 the Company entered into a consulting services agreement with two consultants, pursuant to which, subject to the completion of a capital raise of at least $5 million, Consultants will be entitled to 179,510 warrants to each one of them, with each whole warrant exercisable for one Ordinary Share. Each whole warrant is exercisable to purchase one Ordinary Share of the Company, which may be paid also via cashless exercise at any time after the six-month anniversary of the grant date. The warrants will be fully vested upon grant and the warrants will be exercisable at any time and from time to time, in whole or in part for a period of five years from the date of their grant. Considering the de-minimis exercise price, the fair values of the warrants were determined, taking into consideration the following assumptions: Company’s Ordinary Share price of $2.32 (considering the implied share price of $2.32 of the January 2022 share purchase agreement (see Note 9B) and the likelihood of a successful IPO at the expected target price back then) at $194 thousand to be expended over their expected life of 13 months.

Total share-based compensation expenses for the ten months period ended December 31, 2022 is $91,377 which $39,091 was capitalizes within Deferred prospective initial public offering cost and $52,286 recognized within the Statement of Comprehensive Loss for the year ended December 31, 2022.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 9 — COMMITMENTS AND CONTINGENCIES: (cont.)

D.     Agreement with underwriter –

On February 8, 2022, the Company signed a letter of engagement with Aegis Capital Corp. (“Aegis”), pursuant to which Aegis will act as an underwriter on a “firm commitment” basis in connection with the Company’s prospective (“Offering”).

The underwriting compensation includes the following:

The underwriting discount will be 8.0% for the Offering and a non-accountable expense allowance equal to 1.0% of the Offering. In addition, Company will pay all expenses relating to the Offering, including a payment of $100,000 for fees and expenses that include “road show”, diligence, and reasonable legal fees and disbursements for Aegis’s counsel.

As additional compensation for Aegis’ services, the Company will issue to Aegis or its designees at the closing of the Offering (the “Closing”) warrants (the “Underwriter’s Warrants”) to purchase that number of Ordinary Share equal to 5.0% of the aggregate number of Ordinary Share sold in the Offering (excluding the over-allotment option). The Underwriter’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing six months from the Closing, at a price per share equal to 125.0% of the public offering price per Ordinary Share of the securities sold in the Offering and the Underwriter’s Warrants will be exercisable on a cash basis, provided that if a registration statement registering the Ordinary Share underlying the Underwriter’s Warrants is not effective, the Underwriter’s Warrants may be exercised on a cashless basis. The Underwriter’s Warrants will provide for registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for Ordinary Share dividends and splits and recapitalizations) consistent with Rule 5110 of the Financial Industry Regulatory Authority (FINRA), and further, the number of Ordinary Share underlying the Underwriter’s Warrants will be reduced if necessary to comply with FINRA rules or regulations.

NOTE 10 — LOAN FROM PARENT COMPANY:

In August 2022, the Company received a $250,000 loan from Medigus bearing an interest rate of 8% per annum, to be repaid at the earlier of (i) August 4, 2024, (ii) the date the Company close an equity financing round, which would include IPO, (iii) the date on which the Company will receive a bank financing or (iv) the occurrence of certain events of default. On October 30, 2022, the company terminated the Medigus Loan and repaid the balance of $250,000 plus the accrued interest ($4,876), in accordance with the loan agreement. On October 30, 2022, the Company entered the Credit Facility Agreement with Medigus to borrow from time to time amounts from Medigus for the purposes of financing the ongoing activities and the payment of certain expenses in connection with the IPO. Pursuant to the Credit Facility Agreement, as of October 30, 2022, Medigus made available to the Company a credit facility with an aggregate initial amount of up to $625,000. As of December 31, 2022, the Company received $500,000 from Medigus. As of March 23, 2023 the Company received $625,000 from Medigus.

The Credit Facility bears no interest, and the outstanding credit shall be due and payable on the earlier of (i) one year from the date of the Credit Facility Agreement (The Company may extend such time by up to six months), (ii) the closing of the Company’s IPO or (iii) the occurrence of certain events of default. If the outstanding credit is repaid in connection with the closing of the Company’s IPO, the Company will be obligated to make a one-time payment of an additional $40,000 to Medigus.

Additionally, on October 30, 2022, the Company entered into a consulting agreement with Medigus, pursuant to which Medigus shall serve as its independent consultant for a monthly fee of $10,000, effective upon the closing of the Company’s IPO and terminating on the three-year anniversary of the closing of the Company’s IPO. The Company may terminate the consulting agreement any time after the closing of this offering upon providing three months advance notice.

PARAZERO TECHNOLOGIES LTD.
NOTES TO FINANCIAL STATEMENTS
(US dollars)

NOTE 11 — INCOME TAXES:

A.     The Company is taxed under the Israeli law.

B.      Income of an Israeli company is subject to corporate tax. The corporate tax rate in Israel is 23%.

C.     Tax assessments — In accordance with the Israeli Income Tax Ordinance, tax assessments of the Company through tax year 2017 are considered final.

D.     Carryforward tax losses of the Company as of December 31, 2022, amounted to approximately $12 million; however, a full valuation allowance of $2.76 million was recorded against the potential future tax benefits. There are no significant deferred tax iteams.

1,950,000 Ordinary Shares

ParaZero Technologies Ltd.

____________________________________

PRELIMINARY PROSPECTUS

          , 2023

____________________________________

Sole Book-Running Manager

Aegis Capital Corp.

Until and including             , 2023, 25 days after the date of this prospectus, all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 23, 2023

ParaZero Technologies Ltd. 4,102,418 Ordinary Shares

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus of up to 4,102,418 Ordinary Shares, par value NIS 0.02, or the Ordinary Shares, as follows (i) 3,597,442 Ordinary Shares currently held by the Selling Shareholders, and (ii) up to 504,976 Ordinary Shares to be issued to the Selling Shareholders upon the conversion of the SAFEs, as described in the Public Offering Prospectus.

The Selling Shareholders are identified in the table commencing on page Alt-4. No Ordinary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the Selling Shareholders (see “Use of Proceeds”). The Selling Shareholder are offering their securities in order to create a public trading market for our equity securities in the United States. Unlike an initial public offering, any sale by the Selling Shareholders of the Ordinary Shares is not being underwritten by any investment bank. The Selling Shareholders may sell all or a portion of the Ordinary Shares from time to time in market transactions through any market on which our Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale (see “Plan of Distribution”). No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on The Nasdaq Capital Market.

We have applied to list our Ordinary Shares on The Nasdaq Capital Market under the symbol “PRZO.” It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer,” as defined under the U.S. federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” in the Public Offering Prospectus for additional information.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 13 of the Public Offering Prospectus.

Neither the Securities and Exchange Commission (or the SEC), nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

THE OFFERING

Ordinary Shares being offered	4,102,418 Ordinary Shares.
Ordinary Shares outstanding after this offering	6,052,418 Ordinary Shares, assuming the issuance by us of 1,950,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.
Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Selling Shareholders being registered in the registration statement of which this prospectus is a part.
Nasdaq Capital Market symbol	PRZO.
Risk Factors

An investment in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 13 of the Public Offering Prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Alt-2

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

Alt-3

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of 4,102,418 Ordinary Shares by the Selling Shareholders, as follows (i) 3,597,442 Ordinary Shares currently held by the Selling Shareholders, and (ii) up to 504,976 Ordinary Shares to be issued to the Selling Shareholders upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of and as described in the Public Offering Prospectus. The actual conversion price of the SAFEs will be based on the actual offering price in our initial public offering. We have assumed a conversion price of $4.00 only for the purposes of registering the maximum amount of Ordinary Shares hereunder. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus.” The Ordinary Shares issued to the Selling Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Selling Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Selling Shareholders who are offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by each such Selling Shareholder, the maximum number of Ordinary Shares that may be offered for resale by this prospectus and the number of Ordinary Shares each such Selling Shareholder will own after the offering, assuming each such Selling Shareholder sells the maximum number of Ordinary Shares to be sold by it pursuant to this prospectus. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
Medigus Ltd.(2)	1,625,406	39.62%		1,625,406	—
Avdinco Ltd.(3)	298,954	7.29%		298,954	—
Tamarid Ltd.(4)	299,257	7.29%		299,257	—
Capitalink Ltd.(5)	193,715	4.72%		193,715	—
Attribute Ltd.(6)	103,705	2.53%		103,705	—
Yoresh Capital Ltd.(7)	103,655	2.53%		103,655	—
Boaz Shetzer(8)	39,901	*	%	39,901	—
Roy Borochov(9)	39,901	*	%	39,901	—
Shiran Shmuel Kaufman(10)	7,982	*	%	7,982	—
Yaron David(11)	7,979	*	%	7,979	—
Omer Selinger(12)	11,970	*	%	11,970	—
Zeev Zimbler(13)	15,956	*	%	15,956	—
Lagziel Hai Company(14)	7,979	*	%	7,979	—
Roni Menashe(15)	39,901	*	%	39,901	—
Rachel Menashe(16)	39,887	*	%	39,887	—
Amitay Weiss(17)	79,866	1.95%		79,866	—
Eli Zamir(18)	36,537	*	%	36,537	—
Ron Peled(19)	36,537	*	%	36,537	—
Invest-Pro – Shukai Hon Ltd.(20)	7,525	*	%	7,525	—
Liron Carmel(21)	31,916	*	%	31,916	—
Ariel Dor A.D Investments Ltd.(22)	79,813	1.95%		79,813	—
Dror Atzmon(23)	191,331	4.66%		191,331	—
Yoram Baumann(24)	119,691	2.92%		119,691	—
Shomroni Josseph(25)	79,875	1.95%		79,875	—

Alt-4

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering
Adi Zoluf Shani(26)	30,736	*	%	30,736	—
Ezriel Menachem Levi(27)	61,859	1.51%		61,859	—
Moshe Revach(28)	41,268	1.01%		41,268	—
Tomer Singer(29)	73,073	1.78%		73,073	—
Tomer Levi(30)	74,041	1.80%		74,041	—
L.I.A. Pure Capital Ltd..(31)	23,769	*	%	23,769	—
Zion Shalom Falach(32)	26,693	*	%	26,693	—
Yuval Ida(33)	46,974	1.15%		46,974	—
Buffalo Investments Ltd.(34)	87,396	2.13%		87,396	—
Amir Uziel Economic Consultant Ltd.(35)	35,458	*	%	35,458	—
Tsachi Zalica(36)	23,707	*	%	23,707	—
Shaul Porath(37)	10,473	*	%	10,473	—
Yosef Shema(38)	11,251	*	%	11,251	—
Margalit (Rami) Shalov(39)	10,320	*	%	10,320	—
Rani Michaeli(40)	10,190	*	%	10,190	—
Meir Heller(41)	15,301	*	%	15,301	—
Yossef Afinger(42)	20,673	*	%	20,673	—

____________

*        Indicates beneficial ownership of less than 1% of the total Ordinary Shares outstanding.

(1)      Based on 4,102,418 Ordinary Shares issued and outstanding immediately prior to the offering and not including any Ordinary Shares issued pursuant to the Company’s initial public offering. The conversion of the SAFE shares has been calculated at an assumed conversion price of $5.00 per Ordinary Share, which is assumed initial offering price set forth on the cover page of the Public Offering Prospectus. The actual conversion price of the SAFEs will be based on the actual offering price in the initial public offering. We have assumed a conversion price of $4.00 only for the purposes of registering the maximum amount of Ordinary Shares hereunder. The Public Offering Prospectus has been calculated according to the midpoint of the price range set form on the cover page of the Public Offering Prospectus.

(2)      Consists of (i) 1,451,567 Ordinary Shares and (ii) 173,839 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Medigus Ltd. is Omer Industrial Park No. 7A, P.O. Box 3030, 8496500, Israel. Medigus is a publicly traded company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(3)      Consists of (i) 274,024 Ordinary Shares and (ii) 24,930 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Avdinco Ltd., or Avdinco, is 2 Kaufman Street, Tel Aviv, 6801294, Israel. Avdinco is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(4)      Consists of (i) 274,024 Ordinary Shares and (ii) 25,233 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Tamarid Ltd., or Tamarid, is 2 Kaufman Street, Tel Aviv, 6801294, Israel. Tamarid is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(5)      Consists of (i) 177,239 Ordinary Shares and (ii) 16,476 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Capitalink Ltd., or Capitalink, is 33 Zeev Jabotinsky St, Ramat Ran, Israel. Capitalink is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(6)      Consists of (i) 94,994 Ordinary Shares and (ii) 8,711 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Attribute Ltd., or Attribute, is 20 Raoul Wallenberg St, Tel Aviv, Israel. Attribute is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

Alt-5

(7)      Consists of (i) 94,994 Ordinary Shares and (ii) 8,661 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Yoresh Capital is 5 Yitskhak Rabin St, Kiryat Ono, Israel. Yoresh Capital is a private company wholly owned by Mr. Eli Yoresh, the chairman of the board of directors of Medigus. To the best of our knowledge, Mr. Yoresh has sole voting and sole investment power with respect to the shares.

(8)      Consists of (i) 36,537 Ordinary Shares and (ii) 3,364 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(9)      Consists of (i) 36,537 Ordinary Shares and (ii) 3,364 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(10)    Consists of (i) 7,309 Ordinary Shares and (ii) 673 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(11)    Consists of (i) 7,309 Ordinary Shares and (ii) 670 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(12)    Consists of (i) 10,961 Ordinary Shares and (ii) 1,009 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(13)    Consists of (i) 14,616 Ordinary Shares and (ii) 1,340 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(14)    Consists of (i) 7,309 Ordinary Shares and (ii) 670 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Lagziel Hai Company, or Lagziel, is 17 Harbaha St, Tel-Aviv, Israel. Lagziel is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(15)    Consists of (i) 36,537 Ordinary Shares and (ii) 3,364 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(16)    Consists of (i) 36,537 Ordinary Shares and (ii) 3,350 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(17)    Consists of (i) 73,073 Ordinary Shares and (ii) 6,793 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(18)    Consists of 36,537 Ordinary Shares.

(19)    Consists of 36,537 Ordinary Shares.

(20)    Consists of 7,525 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Invest-Pro — Shukai Hon Ltd., or Invest-Pro, is 14 Smadar St, Savion, Israel. Invest-Pro is a private company. To the best of our knowledge, no person has sole voting and sole investment power with respect to the shares.

(21)    Consists of (i) 29,230 Ordinary Shares and (ii) 2,686 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(22)    Consists of (i) 73,073 Ordinary Shares and (ii) 6,740 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Ariel Dor A.D Investments Ltd., or A.D. Investments, is 7 Tar’ad St, Ramat Gan, Israel. A.D. Investments is a private company. To the best of our knowledge, Mr. Ariel Dor has sole voting and sole investment power with respect to the shares.

(23)    Consists of (i) 175,376 Ordinary Shares and (ii) 15,955 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(24)    Consists of (i) 109,610 Ordinary Shares and (ii) 10,081 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(25)    Consists of 79,875 Ordinary Shares.

Alt-6

(26)    Consists of (i) 22,423 Ordinary Shares and (ii) 8,313 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(27)    Consists of (i) 44,843 Ordinary Shares and (ii) 17,016 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(28)    Consists of 41,268 Ordinary Shares.

(29)    Consists of 73,073 Ordinary Shares.

(30)    Consists of (i) 53,813 Ordinary Shares and (ii) 20,228 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(31)    Consists of (i) 14,958 Ordinary Shares and (ii) 8,811 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of L.I.A. Pure Capital Ltd., or Pure, is 20 Raoul Wallenberg St, Tel-Aviv, Israel. To the best of our knowledge, Kfir Zilberman has sole voting and sole investment power with respect to the shares.

(32)    Consists of 26,693 Ordinary Shares.

(33)    Consists of (i) 26,691 Ordinary Shares and (ii) 20,283 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(34)    Consists of 87,396 Ordinary Shares. The address of Buffalo Investments Ltd., or Buffalo, is Avigdor, Israel 8380000. To the best of our knowledge, Nir Reinhold has sole voting and sole investment power with respect to the shares.

(35)    Consists of (i) 32,479 Ordinary Shares and (ii) 2,979 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus. The address of Amir Uziel Economic Consultant Ltd., or AUEC, is 5 Shira St., Rishon LeZion, Israel. AUEC is a private company. To the best of our knowledge, Amir Uziel has sole voting and sole investment power with respect to the shares.

(36)   Consists of 23,707 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Unit, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(37)   Consists of 10,473 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Unit, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(38)   Consists of 11,251 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(39)   Consists of 10,320 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(40)   Consists of 10,190 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(41)   Consists of 15,301 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

(42)   Consists of 20,673 Ordinary Shares issuable upon the conversion of the SAFEs, based on an assumed public offering price of $4.00 per Ordinary Share, which is the low end of the price range set forth on the cover page of the Public Offering Prospectus.

Alt-7

PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling its Ordinary Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell their Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and, in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

Alt-8

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by the Selling Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Alt-9

LEGAL MATTERS

The validity of the issuance of our Ordinary Shares offered in this prospectus and certain other matters of Israeli law will be passed upon for us by Gornitzky & Co.

Alt-10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors, Officers and Employees.

Indemnification

The Israeli Companies Law, 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

•        a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

•        reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

Pursuant to the Securities Law, an Israeli Company may also indemnify an office holder for expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

We will enter into indemnification agreements with all of our directors and with all members of our senior management immediately prior to the closing of this offering and subject to the listing of our securities on the Nasdaq Capital Market. Each such indemnification agreement will provide each office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care.

Subject to the aforesaid limitations, under the indemnification agreements, we intend to exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 7.  Recent Sales of Unregistered Securities.

The following sets forth information as to all securities we have sold since January 1, 2019, which were not registered under the Securities Act. All information herein gives effect to the issuance of (i) 4,178,206 bonus shares to the holders of our Ordinary Shares on a basis of 2.5 bonus shares for each Ordinary Share outstanding (equivalent to a 3.5-for-1 forward share split) that took place on May 23, 2022; (ii) a 1-for-2 reverse stock split of our Ordinary Shares effected on June 26, 2022, pursuant to which holders of our Ordinary Shares received one Ordinary Share for every two Ordinary Shares held, and the customary adjustments to our outstanding options and warrants; and (iii) 672,691 bonus shares to the holders of our Ordinary Shares on a basis of 0.23 bonus shares for each Ordinary Share outstanding (equivalent to a 1.23-for-1 forward share split) that took place on October 2, 2022.

On January 28, 2022, we issued to Delta Drone International Ltd., pursuant to the Loan Conversion Agreement, 2,632,277 Ordinary Shares in exchange for the conversion of the Company’s then-outstanding debt to Delta Drone International Ltd. of approximately $6.6 million.

In February, March and May 2022, we entered into certain equity investment agreements, which we refer to as Simple Agreements for Future Equity, or SAFEs, for aggregate proceeds of up to $2,500,000. We have received approximately $1,514,928 under the SAFEs. Upon completion of this offering, the SAFEs will be automatically converted into a number of Ordinary Shares equal to the purchase amount divided by the per Ordinary Share price in this offering discounted by 25%. The right to receive shares upon conversion of the SAFEs shall also include the right to receive warrants similar to those granted to the investors in this offering. However, in no event shall warrants issued upon the conversion of the SAFEs be tradable warrants nor carry any registration rights.

On February 2, 2022, in connection with the Medigus Acquisition, the Company issued to Delta Drone International Limited a warrant to purchase 111,261 Ordinary Shares, or the Delta Drone Warrant. The exercise price of the Delta Drone Warrant will be equal to the price per share in this offering. If we complete an initial public offering prior to February 2, 2027 (which is the fifth anniversary of the issue date), then the Delta Drone Warrant will expire 90 days after the earlier of (i) February 2, 2027 and (ii) such time that the Ordinary Shares have a one calendar month value weighted average price (VWAP) per Ordinary Share on the Nasdaq that is at least 50% greater than the per share price in this offering. In the event that we do not complete an initial public offering, then the exercise price of the Delta Drone Warrant will be $2.7797. In addition, if we do not complete an initial public offering by February 2, 2027, then the Delta Drone Warrant will expire on February 2, 2028.

No underwriters were employed in connection with the securities issuances set forth in this Item.

We believe that the offers, sales and issuances of the securities described in the preceding paragraphs were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder (including Regulation D and Rule 506), in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2) or (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States.

Item 8.  Exhibits and Financial Statement Schedules.

(a)    Exhibits.    See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules.    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9.  Undertakings.

(a)    The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5.      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

1.      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1*	Form of Underwriting Agreement.
3.1*	Amended and Restated Articles of Association of the Registrant, as currently in effect.
3.2*	Amended and Restated Articles of Association of the Registrant to be in effect upon the consummation of this offering.
4.1*	Form of Underwriter’s Warrant.
5.1**	Opinion of Gornitzky & Co., Israeli counsel to the Registrant, as to the validity of the Ordinary Shares.
5.2**	Opinion of Greenberg Traurig, P.A., U.S. counsel to the Registrant.
10.1*	Form of Indemnification Agreement.
10.2*	ParaZero Technologies Ltd. Global Share Incentive Plan (2022).
10.3*	Share Purchase Agreement, dated January 28, 2022, by and among the Registrant, Delta Drone International Ltd., L.I.A Pure Capital Ltd. and other entities listed therein.
10.4*	Form of Simple Agreement for Future Equity.
10.5*	Loan Conversion Agreement, dated January 28, 2022, by and between the Registrant and Delta Drone International Ltd.
10.6*	Supply Agreement, dated February 2, 2022, by and between the Registrant and Delta Drone International Ltd.
10.7*	Loan Agreement, dated August 4, 2022, by and between the Registrant and Medigus Ltd.
10.8*	Unsecured Credit Facility Agreement, dated October 30, 2022, by and between Registrant and Medigus Ltd.
10.9*	Consulting Agreement, dated October 30, 2022, by and between Registrant and Medigus Ltd.
23.1**	Consent of Ziv Haft, Certified Public Accountants, Isr., BDO Member Firm, an independent registered public accounting firm.
23.2**	Consent of Gornitzky & Co. (included in Exhibit 5.1).
23.3**	Consent of Greenberg Traurig, P.A (included in Exhibit 5.2).
24.1*	Power of Attorney (included in signature pages of Registration Statement).
99.1*	Consent of Yigal Shtief as External Director Nominee.
99.2*	Consent of Naama Falach Avrahamy as External Director Nominee.
107**	Filing Fee Table.

____________

*        Previously filed.

**      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kiryat Ono, Israel on this 23rd day of March, 2023.

PARAZERO TECHNOLOGIES LTD.

By:	/s/ Boaz Shetzer
Boaz Shetzer, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Boaz Shetzer	Chief Executive Officer	March 23, 2023
Boaz Shetzer	(Principal Executive Officer)
/s/ Moshe Hukaylo	Chief Financial Officer	March 23, 2023
Moshe Hukaylo	(Principal Financial and Accounting Officer)
*	Chairman of the Board of Directors, Director	March 23, 2023
Roy Borochov
*	Director	March 23, 2023
Moshe Revach
*	Director	March 23, 2023
Amitay Weiss
*	Director	March 23, 2023
Tali Dinar
*By:	/s/ Boaz Shetzer
Boaz Shetzer Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ParaZero Technologies Ltd., has signed this Registration Statement on this 23rd day of March, 2023.

Puglisi & Associates Authorized U.S. Representative
/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director